As filed with the Securities and Exchange Commission on March 20, 2003
                                                    Registration No. 333-130981

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

                                 Amendment No. 1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Safeguard Security Holdings, Inc.
------------------------------------------------------------------------------
              (Exact name of small business issuer in its charter)

       Nevada                              7381                  90-0248089
-------------------------------   ------------------            --------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

         9601 Katy Freeway, Suite 280, Houston, TX 77024 (713) 463-5559
-------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

 W. Brown Glenn, Jr., 5956 Sherry Lane, Ste 1620, Dallas, TX 75225 (214)365-3099
-------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                            Robert A. Forrester, Esq.
                             1215 Executive Dr. West
                                    Suite 102
                              Richardson, TX 75081
                                 (972) 437-9898
                              (972) 480-8406 (FAX)

Approximate date of proposed sale to public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement fort the same offering. /__/

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /__/

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /__/

                         CALCULATION OF REGISTRATION FEE

  Title of each                 Amount to be            Proposed                Proposed              Amount of
Class of securities             Registered(1)       maximum offering             maximum          registration fee
To be registered                                     Price per share       aggregate offering
                                                                                price (1)
Common Stock,
   $0.001 par value (2)(5)         3,500,000                $2.25               $ 5,400,000              $  635.59

Common Stock,
   $0.001 par value (3)(4)(5)      1,900,000                $3.00               $ 5,700,000                 670.89
                                   ---------                                    -----------              ---------

Total                              5,400,000                                    $13,575,000              $1,306.48


(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (g) of the Securities Act of 1933.

(2) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) under the Securities Act of 1933, as amended. Based upon the closing price on December 28, 2005, of $1.80 per share as indicated in the Pink Sheets.

(3) In accordance with Rule 457(g), the registration fee for these shares is calculated based upon a price which represents the highest of: (i) the price at which the warrants may be exercised; (ii) the offering price of securities of the same class included in this registration statement; or
     (iii) the price of securities of the same class, as determined pursuant to Rule 457(c).

(4) Represents shares of our common stock issuable upon the exercise of outstanding five-year warrants. The exercise price of the warrants is $3.00. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(5) The shares of our common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus upon conversion of outstanding callable secured convertible notes. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold to prevent dilution resulting from stock splits, stock dividends or similar transactions. The number of shares of our common stock registered hereunder represents a good faith estimate by us of the number of shares of our common stock issuable upon the conversion of the callable secured convertible notes. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares that we believe will be issuable upon conversion of the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price result in our having insufficient shares, we will not rely upon Rule 416, but will file new registration statement to cover the resale of such additional shares should that become necessary.

The Registrant hereby amends this registration statement on such date of dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall be come effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this Preliminary Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This Preliminary Prospectus is not an offer to sell, nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

                   Subject to Completion, Dated March 17, 2006

PROSPECTUS

                        Safeguard Security Holdings, Inc.
                        5,400,000 Shares of Common Stock

This prospectus relates to the sale of up to 5,400,000 shares of Safeguard Security Holdings, Inc. common stock underlying the callable secured convertible notes in a principal amount of $3,500,000 and up to 1,900,000 shares issuable upon the exercise of common stock purchase warrants. The callable secured convertible notes are convertible at a conversion price equal to the lesser of $2.00 or 65% of the average of the three lowest intraday trading price for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock that they are offering. We will pay the expenses of registering these shares.

We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We may, however, receive proceeds from the exercise of warrants, if exercised. The proceeds from this exercise of warrants, if any, will be used for working capital. All costs of this registration will be borne by us.

Our common stock is quoted in the Pink Sheets under the symbol SSYH.PK. On March 15, 2006, the last reported sale for our common stock was $2.20 per share. In connection with this offering we plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 and thereafter become quoted on the Over-the-Counter Bulletin Board. There can be no assurance that we will become so quoted.

   Investing in the common stock involves substantial risks that are described in the "Risk Factors" section beginning on page 8 of this prospectus.

     Neither the Securities and Exchange Commission nor any State Securities
          Commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



                 The date of this prospectus is March 17, 2006.

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Safeguard Security Holdings, Inc., or shares of common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business financial condition, results of operation and prospects may be changed since that date.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This offer is not an offer to sell securities in any circumstances in which such an offer is unlawful.

                                TABLE OF CONTENTS

                                                                           Page
Prospectus Summary............................................................3
Risk Factors.................................................................10
Use of Proceeds..............................................................19
Market for our Shares........................................................20
Dividend Policy..............................................................20
Management's Discussion and Analysis of Financial Condition
     And Results of Operation................................................21
Business.....................................................................25
Litigation...................................................................31
Management...................................................................22
Executive Compensation.......................................................35
Security Ownership of Certain Beneficial Owners and Management...............39
Certain Relationships and Related Transactions...............................41
Selling Security Holders.....................................................42
Description of Securities....................................................42
Plan of Distribution.........................................................45
Indemnification and Limitation of Liability..................................47
Experts......................................................................47
Legal Matters................................................................48
Where You Can Find Additional Information....................................48
Index to Financial Statements...............................................F-1

                                     SUMMARY

We were formed in 1983 but did not attempt to have operations until 1997. From 1997 until the late fall of 2004, we attempted to acquire several operating businesses, none of which were successful. In the fall of 2004, we acquired Superior Protection, Inc. ("Superior"), a contract security staffing service principally providing security to Federal installations in Florida and Texas. These operations have expanded to providing contract security staffing services to local and state governments in Hawaii. Superior was formed in 1999. We acquired SYSTEMSgroup, Inc. ("SYSTEMSgroup") in July 2005. SYSTEMSgroup, formed in 2002, initially provided security systems design, installation and maintenance services. On January 1, 2005, TXU, Inc., a regulated utility providing electricity throughout Texas, outsourced its entire in-house security apparatus to SYSTEMSgroup. In November 2005 we acquired Ferguson International, Inc., ("Ferguson") a small provider of security staffing services to private and governmental agencies in the Tulsa, Oklahoma area, and in February 2006 we acquired Citadel Security L.P. ("Citadel"), a small provider of security staffing services to private industry in Texas and Arkansas.

Superior, as a licensed watch officer and patrol agency, presently provides contract security staffing services mostly to various departments of the United States government. We contract to provide protection to people and property and to prevent incursion and the theft or vandalism of property. We provide officers and other personnel who, depending on particular requirements of the customer, are uniformed or plain clothed, armed or unarmed, and who patrol on foot, in marked automobiles or stand on duty on the premises at stationary posts such as reception areas or video monitors. In addition to more traditional tasks associated with access control and theft prevention, officers respond to emergency situations and report to appropriate authorities for fire, natural disasters, work accidents and medical crisis. Superior is responsible for security, screening, hiring, training, scheduling and supervision of security officers.

SYSTEMSgroup provides comprehensive planning, engineering and design services that are customized to meet the requirements of clients for physical site protection. SYSTEMSgroup offers a wide range of physical and electronic security services, including security systems planning and design, architectural security consulting, systems specification and installation, project management, post-installation systems management and maintenance as well as contract security staffing services. In the future we anticipate further integration of contract security staffing services with our security planning, engineering and design services in the belief that, by integrating systems with the personnel trained on those systems, we can provide a more effective level of security with little or no increase in overall cost to the customer.

Ferguson principally provides patrol services to apartment and governmental agencies in the Tulsa, Oklahoma region; Citadel provides contract staffing services principally to a steel processor, electric utility and two roofing companies.

Since acquiring Superior, our core strategy has been to increase margins by abandoning lower margin legacy contracts and reducing our dependence on government contracts by concentrating our growth, going forward, on corporate and industrial customers. We believe that since September 11, 2001, there has been an increased emphasis on security in the United States and this is occurring in a rapidly evolving environment involving sophisticated digital and networking technologies. This requires, in our management's judgment, a higher level of security officer training both in traditional services provided by security officers as well as sophisticated digital systems. These systems also require additional personnel such as software, video and network engineers. With increased training of personnel capable of effectively utilizing these systems, we believe we can offer a more intelligent security solution than those companies focusing, almost exclusively, on one solution or the other. We believe that our approach will result in more stable revenues through staffing the security function while also permitting the continuing review, updating, and contract maintenance of equipment and software as client's needs evolve and technology becomes more effective and cost efficient. We try to achieve an overall blended gross margin of 20% company wide.

In January 2006 we entered into a letter of intent to acquire two security consulting services whose principals advise substantial business enterprises on security strategies, systems and contract staffing services.

We are headquartered at 9601 Katy Freeway, Suite 280, Houston, TX 77024, and our telephone number at that address is (713) 463-5559. In the spring of 2006, we will move our headquarters to 4801 Spring Valley, Dallas, TX 75244.

                                  THE OFFERING

Common Stock Offered Up to an aggregate of 5,400,000 shares of our common stock, par value $0.001 per share. Shares are being offered by four accredited investors that have purchased or have committed to purchase an aggregate of $3,500,000 in principal of callable secured convertible notes and 950,000 warrants to purchase our common stock at an exercise price of $3.00 per share.
                                        (1)

Common Stock Outstanding                8,818,550 shares

Shares Reserved for Issuance            As of March 15, 2006, we had issued and
                                        outstanding 325,834 shares of preferred
                                        stock which are convertible into
                                        3,258,340 shares of common stock. In
                                        addition we have reserved 3,699,384
                                        shares pursuant to outstanding warrants
                                        that have exercise prices ranging from
                                        $0.40 to $3.00. These warrants exclude
                                        the warrants owned or to be owned by the Selling Security Holders, a warrant to purchase up to 1,000,000 shares of common stock granted to the principal of SYSTEMSgroup at an exercise price of $2.00 with the number of shares to be granted pursuant to the warrant based upon revenue generated by SYSTEMSgroup during calendar 2006 and a warrant to purchase 125,000 shares of common stock granted to the principal of Ferguson
                                        International at an exercise price of
                                        $2.00 with the number of shares to be
                                        granted pursuant to the warrant based
                                        upon revenue generated by Ferguson
                                        International during calendar 2006.

Use of Proceeds                         The proceeds from the sale of the common
                                        stock issued upon conversion of the
                                        callable secured convertible notes will
                                        not be received by us. In certain
                                        circumstances the exercise of the
                                        warrants granted to the Selling Security
                                        Holders could result in cash proceeds to us in which case we will use the proceeds for general working capital.

Risk Factors                            An investment in our common stock
                                        involves a high degree of risk and could result in a loss of your entire investment.

Dividend Policy                         We do not intend to pay dividends on our
                                        common stock

Proposed OTC Bulletin Board Symbol      SSYH

(1) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations, anti-dilution and price protection adjustments.

                       SUMMARY CONSOLIDATED FINANCIAL DATA

Our summary consolidated financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," beginning on page 19, and the consolidated financial statements of Safeguard Security Holdings, Inc. and the related notes thereto as well as the combined financial statements of The Systems Group, Inc. and Systems Group Government Services, Inc. and the related notes thereto included elsewhere in this prospectus.

The following tables present Safeguard's summary historical financial data of Superior for the years ended June 30, 2004 and 2005 and for the six months ended December 31, 2004 and 2005. The historical summary consolidated financial statement data for the years ended June 30, 2004 and 2005 have been derived from our consolidated financial statements, which have been audited, respectively, by

                                      4
Lopez, Blevins, Bork & Associates, LLP and Killman, Murrell & Company PC, independent auditors. The historical summary consolidated balance sheet data as of December 31, 2005 and summary consolidated statement of operations data for the six months ended December 31, 2004 and 2005 have been derived from our unaudited financials statements and, in the opinion of management, include all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of financial position and results of operations as of the dates and for the periods indicated.

In July 2005 we acquired SYSTEMSgroup. The tables following Safeguard's summary historical financial data reflect combined financial statements of The Systems Group, Inc. and Systems Group Government Services, Inc. for the years ended December 31, 2003 and 2004 and for the six months ended June 30, 2005. The historical summary of combined financial statement data has been derived from the combined financial statements of those entities, which have been audited by Montgomery Coscia Greilich LLP.

Also set forth is our summary pro forma balance sheet at June 30, 2005, for Safeguard Security Holdings, Inc. and The Systems Group, Inc. and Systems Group Government Services, Inc., the entities comprising SYSTEMSgroup prior to their acquisition by us.

                        SAFEGUARD SECURITY HOLDINGS, INC.


                                   YEARS ENDED JUNE 30                    SIX MONTHS ENDED DECEMBER 31
                             -------------------------------              ----------------------------

                                  2005             2004                       2005             2004

STATEMENT OF
   INCOME DATA:

Revenues                      $ 23,491,213      $ 23,164,768              $  5,271,813     $   6,218,963
                               -----------      ------------              ------------     -------------

Salaries                        19,720,314        21,111,040                 4,158,539         5,836,816
Other cost of revenues           2,558,769         1,798,640                   189,383           684,368
                               -----------       -----------               -----------       -----------

     Total cost of revenue      22,279,083        22,909,680                 4,347,922         6,521,184
                               -----------       -----------               -----------       -----------
         % of revenues              94.8%             98.9%                     82.5%            104.9%

Selling, general and
   administrative expenses       5,306,004         2,048,925                 1,631,124           592,912
         % of revenues              22.6%              8.8%                     30.9%              9.5%

Other (expense)                   (653,726)         (593,275)               (1,584,648)         (310,204)
         % of revenues               2.8%              2.6%                     29.3%              5.0%

Net loss                        (4,747,600)       (2,387,112)               (2,242,881)       (1,205,337)

Preferred stock dividends,
   beneficial conversion and
   warrant issuance             (8,694,395)                -                   (77,709)                -
                               -----------       -----------               -----------       -----------

     Net loss available
       to common
       shareholders           $(13,441,995)     $ (2,387,112)             $ (2,320,590)    $  (1,205,337)
                                ==========        ==========                ==========        ==========

Basic and diluted loss
   per common share           $    (1.72)       $     (0.31)              $     (0.26)     $      (0.15)
                                =========          ========                  =========         ========

Weighted average number
   of common shares
   outstanding basic
   and diluted                   7,816,000         7,816,000                 8,966,000         7,816,000

BALANCE SHEET DATA
   AT PERIOD END:

Cash                          $    102,849      $          -              $  1,791,623
Current assets                   3,148,993         4,100,521                 4,765,470
Total assets                     3,325,377         5,580,110                 8,170,316
Long term obligations              839,806         6,837,553                 2,005,732
Total liabilities               11,896,482        12,763,178                14,432,042
Stockholder's deficit           (8,571,105)       (7,183,068)               (6,252,726)



                                    SYSTEMSGROUP, INC.                         PRO FORMA COMBINED

                                       YEARS ENDED                                 YEAR ENDED
                                       DECEMBER 31                                JUNE 30, 2005
                             -------------------------------             -------------------------------

                                  2004             2003

STATEMENT OF
   INCOME DATA:

Revenues                   $   1,946,771    $      611,558                        $  27,259,976
Cost of goods sold             1,768,325           456,111                           25,524,523
                             -----------       -----------                           ----------

     Gross profit                178,446           155,447                            1,735,453
         % of revenues             9.2%             25.4%                                 6.3%

Selling, general and
   administrative expenses       805,289           509,950                            6,403,318
         % of revenues            41.7%             83.4%                                23.4%

Other revenue (expense)              547              (400)                            (740,467)
         % of revenues             0.0%             (0.0)%                               (2.7)%

Net loss                        (626,296)         (354,903)                          (5,408,332)

BALANCE SHEET DATA
   AT PERIOD END:

Cash                       $         323    $        5,428                        $     239,490
Current assets                   188,815           186,201                            3,816,876
Total assets                     382,071           292,117                            7,202,309
Long term obligations             91,064            42,539                              911,205
Total liabilities              1,497,060           790,810                           13,903,414
Stockholder's deficit         (1,114,989)         (498,693)                          (6,701,105)

            TERMS OF CALLABLE SECURED CONVERTIBLE NOTES AND WARRANTS

We entered into a securities purchase agreement with four accredited investors on September 30, 2005, for the sale of (i) $3,500,000 in callable secured convertible notes and (ii) warrants to purchase 950,000 shares of our common stock. The securities purchase agreement required the purchase of and aggregate of $3,500,000 of the callable secured convertible notes and warrants occurring in three traunches as follows:

     o   $1,500,000 on September 30, 2005;

     o $1,000,000 within two days after filing this registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and

     o $1,000,000 within two days of the effectiveness of this registration statement.

Each closing under the securities purchase agreement is subject to the following conditions:

     o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

     o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self- regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

     o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

We also agreed that we will not, without the prior written consent of a majority-in-interest of the investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 30, 2005 and ending on the later of (A) 270 days from September 30, 2005, and (B) 180 days from the date the registration statement is declared effective.

In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 30, 2005, and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $2.00 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit to the number of shares into which the callable secured convertible notes may be converted.

As of March 15, 2006, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days, as reported by Reuters, was $1.15 and, therefore, the conversion price for the callable secured convertible notes was $0.7475. Based upon this conversion price, the $3,500,000 callable secured convertible notes, excluding interest, were convertible into 4,682,275 shares of our common stock. As of March 15, 2006, none of the callable secured convertible notes have been converted.

The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided; (i) there is no event of default by us; (ii) we have a sufficient number of authorized shares of common stock reserved for issuance upon conversion; and (iii) our stock is trading at or below $2.00 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes. Notwithstanding the fact that we may elect to prepay all or a portion of the callable secured convertible notes, the holders may convert all or any portion of the callable secured convertible notes set for prepayment at any time prior to the date set for their prepayment.

In addition, in the event that the average daily price of our common stock for each day of a given month is below $2.06, we may prepay a one thirty sixth of the principal amount of the callable secured convertible notes plus interest of twelve percent.

The warrants are exercisable until five years from the date of issuance at a purchase price of $3.00 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 45 days of the September 30, 2005 closing date and the effectiveness of the registration is to be within 180 days of such closing date. However, the selling shareholders have agreed that we can have extra time to file the registration statement beyond the 45 days. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not filed or effective within the required time. The penalty may be paid in cash or stock, at our option.

See the "Risk Factors" and "Selling Stockholders" sections for a complete description of the callable secured convertible notes and warrants.

                                  RISK FACTORS

You should carefully consider the risks described below before buying shares of our common stock in this offering. The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may impair our business operations. If any of the adverse events described in this risk factors section actually occur, our business, results of operations and financial condition could be materially adversely affected, the trading price of our common stock could decline and you might lose all or part of your investment. We have had operating losses to date and cannot assure that we will be profitable in the foreseeable future.

We have a Federal Tax Lien securing, as of December 31, 2005, approximately $6,200,000 owed to the Internal Revenue Service.

Superior did not remit payment for federal withholding and federal FICA taxes withheld from employees' payroll checks on a timely basis for the years ended 2001, 2002, 2003 and 2004. Superior also failed to remit the employer match on the FICA taxes on a timely basis. The Internal Revenue Service has filed a Federal Tax Lien against Superior to secure payment of this obligation. The total liability, including accrued penalties and interest at September 30, 2005 was approximately $6,200,000. During October 2004, the Company entered into a revised installment agreement with the Department of the Treasury-Internal Revenue Service to repay the settlement in monthly installments of $50,000 plus interest with the remaining amounts due in a lump sum payment in May 2006.

As part of the agreement to purchase Superior by the Company, a principal of Superior agreed to transfer 2,000,000 of our shares into a trust, one purpose of which was to liquidate the obligation to the Internal Revenue Service. That trust stipulates that 2,000,000 shares can be sold prior to May 1, 2006, if the sale price is greater than $4.00 per share. After May 1, 2006, the stock can be sold for any price determined acceptable by the Trustee. See "Certain Relationships and Related Transactions."

There can be no assurance that any of the shares held in trust can be sold or that the trust or Company will generate sufficient revenues to pay the obligation to the Internal Revenue Service. Our failure to generate sufficient earnings or capital to discharge this obligation or the failure of the trustee to sell the shares by May 1, 2006, could have a material adverse effect on the Company and require the liquidation of Superior.

A bank has a security interest in all of the stock and assets of Superior.

In October 2004 Superior entered into an agreed judgment with Washington Mutual Bank, F.A. relating to the default on repayment of an obligation by Superior to that bank. The judgment is in the amount of $2,543,851.07 plus post judgment interest at 10% per annum. Beginning on October 1, 2004, Superior began making payments of $75,000 per month which will be increased to $100,000 per month beginning April 1, 2006. At December 31, 2005, there remained an outstanding balance under the agreement of $1,511,454.

The bank will not execute on or record any abstract of the agreed judgment unless there has been an event of default under the agreement. As of March 15, 2006, we were under technical default because, following the reorganization of Superior through its merger into a subsidiary of Safeguard, Safeguard's shares were not delivered to the bank as pledged securities as required by the pledge agreement as required, and certain shares of Safeguard owned by a former principal of Superior were delivered to a trust to satisfy this obligation rather than being delivered to the bank. See "Certain Relationships and Related Transactions."

We have a negative working capital.

We have a negative working capital position and a substantial amount of debt which could adversely affect our financial health and prevent us from making principal and interest payments on our debt. Our substantial debt could have important consequences to you. For example, it could:

     . make it more difficult for us to satisfy our obligations with respect our debt;

     .   increase our vulnerability to general adverse economic conditions;

     . limit our ability to obtain additional financing for future working capital, mergers and other general corporate purposes;

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

     . require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing the availability of our cash flow for operations and other purposes;

     . limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     .   make us more vulnerable to increases in interest rates;

     . place us at a competitive disadvantage compared to our competitors that have less debt; and

     . have a material adverse effect on us if we fail to comply with the covenants in the indenture relating to the notes or in the instruments governing our other debt.

We may not be able to generate a sufficient amount of cash flow to meet our debt service obligations. Our ability to make scheduled payments or to refinance our obligations with respect to our debt will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to certain financial, business, and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay scheduled expansion, sell material assets or operations, obtain additional capital or restructure our debt.

We cannot assure you that our operating performance, cash flow and capital resources will be sufficient for payment of our debt in the future. In the event that we are required to dispose of material assets or operations or restructure our debt to meet our debt service and other obligations, we cannot assure you that the terms of any such transaction would be satisfactory to us or if or how soon any such transaction could be completed.

If we fail to obtain additional financing, we may be unable to refinance our existing debt, expand our current operations or acquire new businesses, which could result in a failure to grow or result in defaults in our obligations under our new credit agreement or the notes. In order to refinance indebtedness, expand existing operations and acquire additional businesses, we will require substantial amounts of capital. There can be no assurance that financing, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to us. If we are unable to obtain such financing, we will be unable to acquire additional businesses.

The Federal government is our largest customer.

For the fiscal year ended June 30, 2005, 97.8% of our revenues were derived from contracts with the Federal government. Our contracts, even those contracting for services over several years, are subject to annual appropriations by Congress, and reduced spending on security, particularly in any area or agency for which we provide contract security staffing services, could have a materially adverse effect on our revenues, income and general financial health.

In addition, our contracts with the Federal government, as all such contracts do, have features that differ from agreements between private parties such as:

     o   termination of existing contracts for convenience;

     o   reduction in the scope or modification of, contracts or subcontracts;
         and

     o cancellation of multi-year contracts and related orders if funds for contract performance for any subsequent year become unavailable.

We must comply with and are affected by laws and regulations relating to the formation, administration and performance of Federal government contracts, which affect how we do business with our customers and may impose added costs on our business. Among the most significant regulations are:

     o the Federal Acquisition Regulations and other U.S. General Services Administration ("GSA") and agency regulations supplemental to the Federal Acquisition Regulations, which comprehensively regulate the formation, administration and performance of government contracts;

     o the Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;
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

     o the Cost Accounting Standards and Cost Principles, which impose accounting requirements that govern our right to reimbursement under certain cost-based government contracts; and

     o laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

Moreover, we are subject to industrial security regulations of the Department of Defense and other Federal agencies that are designed to safeguard against foreigners' access to classified information. If we were to come under foreign ownership, control or influence, then our Federal government customers could terminate or decide not to renew our contracts, and it could impair our ability to obtain new contracts. If we do not comply with the procurement laws and regulations discussed above, then we may be fined, we may not be reimbursed for costs incurred by us in servicing our contracts, our contracts may be terminated and we may be unable to obtain new contracts, any of which would cause our revenues to decline.

We have a short operating history, intend on pursuing acquisitions, and are adapting our business model in a rapidly evolving market which makes it difficult to evaluate our future prospects and may increase the risk of failure or poor performance.

Our oldest operation, Superior, was formed in 1999 and our other major operating entity, SYSTEMSgroup, was formed in 2003. Superior has had one principal customer, the Federal government, and SYSTEMSgroup began its first contract for security officer service in January 2005 after its prior operations consisted solely of designing, engineering and installing digital security systems. Superior is pursuing contracts with non-governmental entities by providing better trained and certified personnel at higher margins than traditional contract security staffing services as well as integrating that better trained and certified personnel into SYSTEMSgroup's strategy. SYSTEMSgroup's strategy is also changing by hiring and upgrading personnel to be capable of operating new technologies, tightly integrating those technologies with personnel, and marketing those strategies to commercial users and clients of Superior. We may not be able to address these strategies successfully or without costly difficulties which could materially harm our business and operating results.

We also intend to develop and expand our business through selective acquisitions of security system integrators, guard companies and other complementary businesses. We may not be able to identify, acquire or profitably manage additional companies or assets or successfully integrate such additional companies or assets without substantial costs, delays or other problems. In addition, companies we may acquire may not be profitable at the time of their acquisition or may not achieve levels of profitability that would justify our investment. Acquisitions may involve a number of special risks, including

     o   adverse short-term effects on our reported operating results,

     o   diversion of management's attention,

     o   dependence on retaining, hiring and training key personnel,

     o   risks associated with unanticipated problems or legal liabilities; and

     o amortization of acquired intangible assets, some or all of which could harm our results of operations.

     o implementation or remediation of controls, procedures and policies appropriate for a larger public company at companies that prior to the acquisition lacked these controls, procedures and policies.

If we are unable to recruit, retain and manage security officers, then our business will suffer because we will not be able to service our contracts or get new contracts.

Our business involves the delivery of contract guard services and is labor-intensive. As of February 28, 2006, we employed 356 security officers. Our future performance depends in large part upon our ability to recruit, train and retain security staff. Qualified staff is in demand, particularly after the terrorist activity which occurred on September 11, 2001, and there is significant competition for these individuals from other security firms, government agencies and other similar enterprises. As a result, we may not be able to recruit and retain sufficient numbers of these individuals in the future. Turnover of contract security staff is significant. The loss of the services of, or the failure to recruit, a significant number of skilled security staff would materially and adversely affect our business, financial condition and results of operations, including our ability to secure and complete service contracts. Furthermore, if we do not successfully manage our existing contract security staff, then they may not be able to achieve the anticipated billing rates, engagement quality, level of overtime and other performance measures that are important to our business.

With the increasing use of software, video and networking technologies in the security industry, our performance will become more dependent on the talents and efforts of highly skilled individuals. Our future success depends on our ability to identify, hire, develop, motivate and retain these highly skilled personnel for all areas of our organization. Competition in our industry and other industries for employees with these kinds of qualifications is intense. To the extent we are able to recruit and train such individuals, we anticipate that certain of our competitors will particularly target these employees for hiring. As we grow, our hiring process may prevent us from hiring the personnel we need in a timely manner and we may find our recruiting efforts more challenging. If we do not succeed in attracting excellent technologically capable personnel or retaining or motivating existing personnel, we may be unable to grow effectively.

We have to keep up with rapid technological change to remain competitive in our rapidly evolving industry.

Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our services to evolving industry standards and to improve the performance and reliability of our services. Our failure to adapt to such changes would harm our business. New technologies could adversely affect us. In addition, the widespread adoption of new Internet, networking or telecommunications technologies or other technological changes could require substantial expenditures to modify or adapt our services or infrastructure.

Since we plan to grow through acquisitions, investors in this offering are unable to currently ascertain the merits or risks of the target business' operations.

We plan to grow through acquisitions, and investors in this offering have no current basis to evaluate the possible merits or risks of the target businesses' operations. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock of which 400,000 shares of preferred stock have been designated as Series A Preferred Stock. Based upon an aggregate of 22,876,274 shares issued and outstanding or reserved for issuance, there will be 27,123,726 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and conversion of our preferred stock and the secured convertible notes). With the anticipated issuance and conversion of all of our issued and outstanding shares of preferred stock, we will not have the ability to issue additional shares of preferred stock. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock to complete a business combination. The issuance of additional shares of our common stock,

     o may significantly reduce the equity interest of investors in this offering;

     o could cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

     o   may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

     o default and foreclosure on our assets if our operating cash flow, after a business combination, was insufficient to pay our debt obligations;

     o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

     o our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

     o our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

The contract security staffing services we provide may subject us to liability for damages not covered by insurance, which could be substantial.

We provide contract security staffing services at various client locations with both armed and unarmed security officers. In providing these services, our employees may inflict physical or emotional harm on individuals, or the public may be otherwise injured by events occurring on client premises, including events that are not under the immediate control of our security staff. Individuals may bring personal injury lawsuits against us seeking substantial damages based on negligence or other theories of liability in our provision of security services, including with respect to injuries not directly caused by, or within the control of, our security staff. Under principles of common law, we can generally be held liable for wrongful acts or omissions to act of our agents or employees during the course and within the scope of their agency or employment with us. In some cases, our security staff contracts also provide for our indemnification of our clients for events occurring on client premises. In addition, some states have adopted statutes that make us responsible for the conduct of our agents and employees. While we maintain an insurance program that provides coverage for certain liability risks, including personal injury, death and property damage, the laws of many states limit or prohibit insurance coverage for punitive damages arising from willful or grossly negligent conduct. Consequently, our insurance may not be adequate to cover all potential claims or damages. If a plaintiff brings a successful claim against us in excess of our insurance coverage, we could incur substantial liabilities and our financial condition could be materially and adversely affected.

We also maintain insurance coverage that we believe is appropriate for our liability risks. We have never had a judgment issued against us in connection with acts or omissions of our employees. Nonetheless, claims or lawsuits brought against us could allege substantial damages that, if awarded and ultimately paid, could increase our expenses and adversely affect our operating results.

We may be unable to obtain liability insurance at a reasonable cost, which would increase our exposure to catastrophic claims.

Insurance premiums have increased substantially since the terrorist attacks on September 11, 2001. If certain coverages are unavailable at premiums deemed reasonable by management, our exposure for catastrophic claims would be increased.

Our status as a GSA Federal Supply Schedule Contractor may be withdrawn, which would make us ineligible to obtain certain Federal government contracts and would result in a significant decrease in our revenues.

The GSA secures the buildings, products, services, technology and other workplace essentials which Federal agencies need to operate. GSA Federal Supply Schedule contracts are contract vehicles under which Federal government agencies may purchase professional services or products. Federal government agencies may choose to award contracts only to GSA Federal Supply Schedule contractors to reduce the number of qualified bidders and to expedite the bidding process. Superior has been approved by the GSA as a GSA Federal Supply Schedule contractor and, therefore, is able to bid on Federal government contracts awarded using the GSA Federal Supply Schedule. The GSA imposes a 0.75% Industrial Funding Fee that must be included in our proposed prices and paid to GSA on a quarterly basis upon award of a contract. For the fiscal year ended June 30, 2005, approximately $22.8 million have been procured under the GSA Federal Supply Schedule. During the fiscal year ended June 30, 2005, the revenues on our contracts procured under the GSA Federal Supply Schedule totaled approximately 97.8% of our consolidated revenues for such period. Our status as

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

a GSA Federal Supply Schedule contractor may be withdrawn if we do not comply with the complex procurement laws and regulations applicable to us. We continually review and monitor our compliance with these laws and regulations as well as modifications to the GSA Federal Supply Schedule affecting our business. We believe that we are currently in material compliance with these laws, regulations and modifications; however, if we are not in compliance and our status as a GSA Federal Supply Schedule contractor is withdrawn, then we may not be able to obtain new contracts with Federal government agencies or renew our existing contracts which have been procured under the GSA Federal Supply Schedule. If we are unable to obtain new Federal government contracts or renew our existing contracts, then our revenues will decline significantly.

All of our contracts are subject to audits and cost adjustments by the Federal government that could result in decreased revenues and the imposition on us of civil or criminal penalties or administrative remedies.

In fiscal 2005, we generated 97.8% of our revenue from Federal government contracts, each of which is subject to audit by the Federal government. In these audits, the Federal government audits and reviews our performance, pricing practices, cost structure and compliance with applicable laws, regulations and standards. Like most government contractors, our direct and indirect contract costs are audited and reviewed on a continual basis. Many of the audits for costs incurred or work performed in recent years remain ongoing or have not yet commenced. In addition, non-audit reviews by the government may still be conducted on all our government contracts. An audit of our work, including an audit of work performed by companies we may acquire, could result in a substantial adjustment to our revenue because any costs found to be improperly allocated to a specific contract will not be reimbursed and revenue we have already recognized may need to be refunded.

Our participation in the competitive bidding process, from which we derive significant revenue, presents a number of risks.

During the fiscal year ended June 30, 2005, we derived the majority of our revenue from Federal government contracts that were awarded through a competitive bidding process. Most of the business that we expect to seek from the Federal government in the foreseeable future likely will be awarded through competitive bidding. Competitive bidding presents a number of risks, including the:

     o need to bid on programs in advance of finalizing the services to be provided, which may result in unforeseen difficulties and cost overruns;

     o substantial cost and managerial time and effort that we spend to prepare bids and proposals for contracts that may not be awarded to us;

     o need to estimate accurately the resources and cost structure that will be required to service any contract we are awarded; and

     o expense and delay that may arise if our competitors protest or challenge contract awards made to us pursuant to competitive bidding, which could result in the resubmission of bids on modified specifications or in termination, reduction or modification of the awarded contract.

If we are unable to win particular contracts that are awarded through the competitive bidding process, we may not be able to operate in the market for services that are provided under those contracts for a number of years. If we are unable to win consistently new contract awards over any extended period, then we will not be able to grow our business, and our business, financial condition and results of operations will be materially and adversely affected.

It may be difficult for us to achieve and maintain profitability because our Federal government contracts have low profit margins.

All of our existing Federal government contracts have low profit margins because the competitive bidding process pursuant to which such contracts are awarded forces bidders for such contracts to compete primarily on price. Generally, larger contracts have even lower profit margins because they attract a greater number of bidders which, in turn, increases the price-based competition. If we underestimate our costs in performing the services under any of our contracts, especially our larger contracts, then our profit margin on such contract would be further reduced, which will make it more difficult for us to achieve and maintain profitability.

If we are unable to obtain and maintain security clearances for our employees, then we will not be able to satisfy existing contracts with the Federal government or obtain new contracts.

Many of our Federal government contracts require our employees to maintain various levels of security clearances, and we are required to maintain certain facility security clearances complying with Federal government requirements. Obtaining and maintaining security clearances for employees involve a lengthy process, and it is difficult to identify, recruit and retain employees who already hold security clearances. If our employees are unable to obtain or retain security clearances or if our employees who hold security clearances terminate employment with us, then the customer whose work requires cleared employees could terminate the contract or decide not to renew it upon its expiration. In addition, we expect that many of the contracts on which we will bid will require us to demonstrate our ability to obtain facility security clearances and perform work with employees who hold specified types of security clearances. To the extent we are not able to obtain facility security clearances or engage employees with the required security clearances for a particular contract, we may not be able to satisfy our existing contracts, bid on or win new contracts or effectively re-compete on expiring contracts or follow-on task orders. To the extent we are unable to do any of the foregoing, our existing contracts may be terminated, we will not be able to grow our business and our revenues may decline.

If we lose our executive officers or key personnel or are unable to attract and retain our senior operation employees, our operations could be materially and adversely affected.

Our success is dependent, to a significant extent, upon the continuing efforts, abilities and business generation capabilities of our senior management team and key employees. We have various programs in place to motivate, reward and retain our management team, including bonus and stock option plans. However, the loss or unavailability of any of our executive officers and key employees could harm our ability to properly service existing clients or operate new businesses. Our success and plans for future growth will also depend on our ability to hire and retain senior operation employees in all areas of our business.

Because we have a highly concentrated customer base, the loss of any of our customers could have a significant effect on our revenues.

We have a total of eleven customers and 19 contracts for contract security staffing services on which the majority of our revenues depend. Furthermore, we derive 97.8% of our consolidated revenue in fiscal 2005 from contracts with the Federal government. If any of our current customers determines not to renew or terminate its contract, then our revenues may significantly decline. See "Business -- Contracts and Significant Customers."

Our standard customer contract is a one-year contract that can be terminated by either us or our customer on 30 days' notice at any time. We serve some of our customers under oral contracts or under month-to-month extensions of written contracts. If we are not able to retain our existing security service contracts or obtain additional security service contracts, our results of operations and financial condition will be adversely affected.

Our industry is intensely competitive. If we cannot successfully compete with new or existing security service providers, our results of operations and financial condition will be adversely affected.

The contract security staffing services industry is intensely competitive. We directly compete with companies that are national and international in scope and have significantly greater personnel, financial, technical and marketing resources than we do, generate greater revenues than we do and have greater name recognition than we do. The recent trend toward consolidation in our industry will likely lead to increased competition from these companies. We also compete with smaller local and regional companies that may have better knowledge of the local conditions in their region, be better known locally and be better able to gain customers in their region. There are relatively low barriers to entry into the contract security staffing services industry, and we have faced and expect to continue to face additional competition from new entrants into the contract security staffing services industry. In addition, some of our competitors may be willing to provide services at lower prices or accept a lower profit margin or expend more capital in order to obtain or retain business. If we cannot successfully compete with new or existing security service providers, our results of operations and financial condition will be adversely affected.

Our costs may increase and we may not be able to pass the increase on to our customers in a timely fashion which would reduce our liquidity and cash flow.

Our largest expense is wages. The majority of our contracts provide for payments of either fixed fees or fees that increase by only small amounts during their terms. Competitive pressures also prevent us from raising our fees when contracts are renewed. Even in situations where we can raise our fees, the time at which we are able to raise and subsequently collect such additional fees will most likely lag behind the time we are forced to increase wages and salaries. If, due to inflation or other causes, we must increase the wages and salaries of our employees at rates faster than we can increase the fees charged under such contracts, then our liquidity and cash flow would be reduced.

We are subject to government regulation, and our failure or inability to comply with these regulations could materially restrict our operations and subject us to substantial penalties.

We are subject to a significant number of city, county and state occupational licensing laws that apply to security services. Most states have laws requiring qualification, training and registration of security officers, regulating the use of identification cards, badges and uniforms and imposing minimum bond surety or insurance standards. While we believe that we are currently in material compliance with all such laws, we may not be able to maintain such compliance. Furthermore, governmental entities may amend or change such laws in a manner which is detrimental to us. Any liability we may have from our failure to comply with these laws may materially and adversely affect our business by restricting our operations and subjecting us to substantial penalties. In addition, our current and future operations may be subject to additional regulation as a result of, among other factors, new statutes and regulations and changes in the manner in which existing statutes and regulations are or may be interpreted.

Economic downturns or recessions may dampen the demand for our services, which will reduce our revenues.

During economic declines, some decisions to implement security programs and install systems may be deferred or cancelled. In other cases, customers may increase their purchases of security systems because they fear more inventory shrinkage and theft will occur due to increasing economic need. We are not able accurately to predict to what extent an economic slowdown will decrease the demand for our services. If demand for our services decreases, then our revenues will decline.

Stock traded in over the counter markets are particularly susceptible to extreme price and volume fluctuations, and the price of our stock may decline even if our business is doing well.

The stock markets, and in particular over the counter markets, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. The market price of our common stock may also fluctuate as a result of variations in our quarterly operating results. We cannot predict the extent to which investor interest in our stock will lead to the development of an active trading market or how liquid that market might become. If the trading volume of our common stock is low, the fluctuations in the overall stock market could be exaggerated in our stock price. In addition, due to the nature of our business, the market price of our common stock may fall in response to a number of factors, some of which are beyond our control, including, but not limited to:

     o   announcements of competitive developments by us or others;

     o changes in estimates of our financial performance or changes in recommendations by securities analysts;

     o our failure to meet financial analysts' performance expectations or guidance we provide;

     o   acquisitions or strategic alliances by us or our competitors;

     o   our historical and anticipated operating results;

     o   quarterly fluctuations in our financial and operating results;

     o changes in market valuations of other companies that operate in our business markets or in our industry;

     o   lack of adequate trading liquidity as a public company; and

     o   general market and economic conditions.

Accordingly, market fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common stock and you may not be able to sell your shares without incurring a loss.

We may issue preferred shares in the future with preferences over our common stock.

We have 600,000 authorized but unissued shares of preferred stock which may have such designations, rights and preferences as our Board of Directors may determine from time to time. Accordingly, if this proposal is approved by our stockholders, our Board of Directors will be empowered, without stockholder approval (but subject to applicable government regulatory restrictions), to issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Those shares may be issued on such terms and for such consideration as our Board then deems reasonable and such stock shall then rank equally in all aspects of the series and on the preferences and conditions so provided, regardless of when issued. In the event of such issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of our company.

Potential Anti-Takeover Effect of Provisions of Nevada Law

We are subject to Nevada's anti-takeover law, commonly known as the Business Combinations Act. This law provides that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a corporation cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder. The law defines the term "business combination" to encompass a wide variety of transactions with or caused by an interested stockholder, including mergers, asset sales and other transactions in which the interested stockholder receives or could receive a benefit on other than a pro rata basis with other stockholders. This provision has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock. The Business Combinations Act is not applicable to a stockholder if our board approves of the transaction by which such stockholder became an interested stockholder.

In addition, we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada directly or through an affiliated corporation. Currently, we are not such a corporation. The law focuses on the acquisition of a "controlling interest," which means the direct or indirect ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise in excess of one fifth, one third or one half of the voting power of the corporation in the election of directors. The effect of the control share law is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation at an annual or special meeting of the stockholders. Nevada's control share law may have the effect of discouraging takeovers of us.

Our existing stockholders, including our officers and directors, control a substantial interest in us and, thus, may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 48% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, executive officers or directors has indicated to us that he or it intends to purchase units in the offering. Any shares of common stock acquired by existing stockholders in the aftermarket will be considered as part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and redemption rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to shares acquired in the aftermarket any way they so choose, although it is management's intention to vote in favor of any business combination that our officers, directors and advisors present to the stockholders. We cannot assure you that our existing stockholders will not have considerable influence upon such a vote.

Because of management's agreement with the representative of the underwriters to make open market purchases of the warrants during the 45 days after separate trading of the common stock and warrants begins, our existing stockholders may obtain an even larger ownership block of our common stock upon exercise of the warrants which could permit them to effectively influence the outcome of all matters requiring approval by our stockholders at such time, including the election of directors and approval of significant corporate transactions, following the consummation of our initial business combination.

Our ability to successfully effect a business combination and to be successful afterward will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate. It is also possible that one or more of our current officers and directors will resign upon the consummation of a business combination.

Compliance with the new corporate governance requirements to which we will be subject as a public company will cause us to incur significant costs, and the failure to comply with such requirements will expose us to investigations and sanctions by regulatory authorities.

We face new corporate governance requirements under the Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley"), as well as new rules and regulations subsequently adopted by the SEC, the Public Company Accounting Oversight Board and private entities on which securities are traded. These laws, rules and regulations continue to evolve and may become increasingly stringent in the future. Although we believe we have adequate internal control procedures in place, we are in the process of evaluating our internal controls systems in order (i) to allow management to report on, and our independent auditors to attest to, our internal controls, as required by these laws, rules and regulations, (ii) to provide reasonable assurance that our public disclosure will be accurate and complete, and (iii) to help ensure that we will be able to comply with the other provisions of Section 404 of Sarbanes-Oxley. We cannot be certain as to the timing of the completion of our evaluation, testing and remediation actions or the impact of the same on our operations. Furthermore there is no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or otherwise achieve adequate compliance with such requirements, then we might be subject to sanctions or investigation by regulatory authorities, such as the SEC or private entities on which securities are traded. Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. In addition, we expect that these laws, rules and regulations will increase our legal and financial compliance costs and make certain corporate governance activities more difficult, time-consuming and costly. We also expect that these new requirements will make it more difficult and expensive for us to obtain director and officer liability insurance.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders, except we will receive the sale price of any common stock we sell to AJW Offshre Ltd., AJW Qualified Partners, AJW Partners, LLC, or New Millennium Capital Partners II, LLC or their registered assigns upon the exercise of warrants held by them. However, each, or their registered assigns, will be entitled to exercise such warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In such event, we will not receive any proceeds from the exercise of the warrants. In addition, we have received gross proceeds of $1,500,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $1,000,000 on filing of this registration statement. The proceeds received from the sale of the callable secured convertible notes will be used for payment of general corporate and operating purposes, sales and marketing efforts and payment of consulting and legal fees.

                              MARKET FOR OUR SHARES

Our common stock is quoted on the Pink Sheets under the symbol, "SSYH.PK". Our shares of common stock were originally quoted on the OTC Bulletin Board in May 1998 and began being quoted in the Pink Sheets in November 1999. In February 2005 our trading symbol was changed SSYH to reflect our acquisition of Superior and name change to Safeguard Security Holdings, Inc. The following table contains information about the range of high and low bid prices for our common stock for each quarterly period indicated for the last two fiscal years and the first quarter of fiscal 2006, based upon reports of transactions on the Pink Sheets.


                                                Bid                                      Ask
                                     -------------------------           ----------------------------
       Fiscal 2004                      High               Low                High              Low
       -----------

       First Quarter                    0.055              0.007               0.07             0.03
       First Quarter
         (after split - 1 for 100)      0.36               0.25               14.00             7.00
       Second Quarter                   6.00               0.35                7.50             7.00
       Second Quarter
         (after split - 10 for 1)       0.30               0.13                1.01             0.25
       Third Quarter                    0.38               0.13                0.41             0.19
       Fourth Quarter                   0.19               0.10                0.27             0.15

                                                Bid                                      Ask
                                     -------------------------           ----------------------------
       Fiscal 2005                      High               Low                High              Low

       First Quarter                    0.16               0.005               0.18             0.0099
       Second Quarter                   0.11               0.065               0.13             0.08
       Second Quarter
         (after split - 1 for 23.5)     0.2.25             0.75
       Third Quarter                    2.30               1.35                3.00             1.75
       Fourth Quarter                   1.96               1.10                2.05             1.60

                                                Bid                                      Ask
                                     -------------------------           ----------------------------
       Fiscal 2006                      High               Low                High              Low

       First Quarter                    2.30               1.30                2.50             1.50
       Second Quarter                   2.50               1.80                2.30             1.30


The source of these high and low prices was Pink Sheets LLC. These quotations reflect inter-dealer prices, without retail mark-up, markdown or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places. The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On March 15, 2006, the closing bid price of our common stock as reported by the Pink Sheets LLC was $2.20 per share.

Holders

As of March 15, 2006, there were approximately 200 stockholders of record of our common stock.

                                 DIVIDEND POLICY

Holders of common stock are entitled to receive dividends as may be declared by our board of directors and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The board of directors has sole discretion to determine: (i) whether to declare a dividend; (ii) the dividend rate, if any, on the shares of any class of series of our capital stock, and if so, from which date or dates; and (iii) the relative rights of priority of payment of dividends, if any, between the various classes and series of our capital stock. We have not paid any dividends and do not have any current plans to pay any dividends.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus, including under the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," that are based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, benefits resulting from the offering, the effects of future regulation and the effects of competition.

Forward-looking statements include all statements that are not historical facts. Words such as "believes," "expects," "anticipates," "intends," "seeks," "could," "will," "predicts," "potential," "continue," "may," "plans," "estimates" and similar expressions, or the negative of these and similar expressions, are intended to identify such forward-looking statements. In addition, examples of forward-looking statements in this prospectus include statements regarding:

     o   our plans to enhance our existing services and add additional services;
     o our expectations of expanding our customer base and securing a high rate of renewals from existing customers;
     o   our plans for expansion;
     o our ability to maintain the turnover rate of our contract security officers;
     o   our ability to compete effectively in our industry;
     o our expectations regarding the likelihood of introduction of new regulations that would adversely affect our business; and
     o our estimates of our capital requirements and needs for additional financing.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, in addition to those discussed in the section entitled "Risk Factors" beginning on page 8 and elsewhere in this prospectus, could cause our results to differ materially from those expressed in forward-looking statements. These factors include our competitive environment, economic and other conditions in the markets in which we operate and governmental regulations.

All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in this prospectus. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of these statements in light of new information or future events.

Fiscal year 2005 compared to fiscal year 2004

Our operations for fiscal 2005 and 2004 consisted solely of those of Superior.

We incurred a net loss to Common Stock of $13,441,995 in fiscal 2005 compared to a net loss to Common Stock of $2,387,112 in fiscal 2004. Of the net loss to Common Stock in fiscal 2005, almost $8,700,000 related to non-cash charges involved in preferred stock dividends and the valuation expense related to the issuance of warrants and options. Accordingly, our net loss for fiscal 2005 was $4,747,600 compared to the net loss of $2,387,112 in fiscal 2004.

Our gross profit increased $957,042 in fiscal 2005 - to $1,212,130 in fiscal 2005 compared to $255,088 in fiscal 2004. Revenues in fiscal 2005 increased $326,445 from fiscal 2004 - to $23,491,213 in fiscal 2005 compared to $23,164,768 in fiscal 2004 - and our cost of revenue decreased $630,597 in fiscal 2005 from fiscal 2004 - to $22,279,083 from $22,909,680. Our direct expense for salaries decreased $1,390,726 in fiscal 2005 from that of fiscal 2004 but this decline in our salaries, wages and employee costs was offset significantly by an increase of $760,129 in our other cost of revenues. The decrease in our salaries, wages and employee costs is attributable to our determination not to renew lower margin government business, and the increase in our other cost of revenues is attributable principally to a write off of prepaid training, although increased insurance costs and travel expense as well as correction of an understated GSA fee of approximately $75,000 also contributed to the increase in other cost of revenues.

Selling, general and administrative expenses also increased significantly in fiscal 2005 from fiscal 2004, to $5,306,004 in fiscal 2005 from $2,048,925 in fiscal 2004, an increase of $3,257,079. Of that increase, $1,276,372 related to the charge off of a receivable from a former stockholder of Superior. See "Certain Relationships and Related Transactions." Our other operating costs increased almost $2,000,000. The largest part of this increase, approximately $825,000, related to the issuance of warrants for consulting services, a non-cash expense. We also accrued almost $370,000 in banking fees and penalties as well as some accruals relating to litigation.

Six months ended December 31, 2005, compared to six months ended December 31,
2004

We incurred a net loss of $4,021,347 and an operating loss of $1,642,666 in the six month period of fiscal 2006 ending December 31, 2005, compared to a net loss of $1,256,547 and an operating loss of $1,021,143 in the comparable period of fiscal 2005. For the fiscal 2006 period, we incurred $307,999 consulting expense related to the issuance of warrants which increased our operating loss by that amount; and we incurred $1,474,000 interest expense and $572,000 debt discount in connection with the issuance of notes and warrants to which this prospectus relates. The total, $2,067,348, increased our net loss by that amount and was a non-cash charge. The financial statements for fiscal 2006 include SYSTEMSgroup's and Superior's operations and the financial statements for the fiscal 2005 do not because SYSTEMSgroup was not acquired until July 2005, or fiscal 2006.

Our gross profit for the fiscal 2006 period was $1,727,758 compared to $552,589 in the earlier comparable period. Superior's revenues declined approximately 36% in the fiscal 2006 period from the comparable earlier period, but its gross margin was approximately 13% in the later period compared to approximately 4% in the earlier period. The gross margin for Superior increased because we determined to seek business in Superior that had larger gross profit margins and did not renew contracts with lower gross margins. As a result we did not renew several contracts whose margin we deemed inadequate, thus resulting in Superior's drop in revenues but improved gross margins. The process of Superior shedding business with inadequate margins was substantially complete by the end of the first fiscal quarter of 2006.

In addition to the consulting expense of $307,999 discussed above, selling, general and administrative expenses increased approximately $1,490,000 in the first six months of fiscal 2006 compared to the earlier period. This increase is principally due to the addition of selling, general and administrative expenses of SYSTEMSgroup, approximately $1,062,000, with acquisition costs driving most of the balance of the increase of which approximately $133,000 of the increase reflecting a one time expense relating to consulting fees incurred in connection with the acquisition of SYSTEMSgroup.

Pro forma operational comparison

We acquired SYSTEMSgroup in July 2005 or at the beginning of our fiscal 2006, and the above discussion excludes SYSTEMSgroup's operations prior to our fiscal 2006.

SYSTEMSgroup provides contract security staffing services as well as security planning, engineering, design and systems integration services. SYSTEMSgroup first began providing contract security staffing services in January 2005 and, consequently, it had no revenues from contract security staffing services in the first six months of our fiscal 2005. Revenues from security planning, engineering and design systems integration services during that period were approximately $550,000, which would have increased our revenues approximately 4%. SYSTEMSgroup's cost of revenues, however, were approximately $690,000 with a resulting decrease in gross profit of about 25%. SYSTEMSgroup's Selling, general and administrative expenses would have added in excess of $500,000 for the six month period and thereby increased our overhead by more than a third.

SYSTEMSgroup began contract security staffing services, and for the full fiscal year SYSTEMSgroup's loss declined approximately $70,000 to approximately $581,000 from the six month loss of approximately $652,000. With its annual revenues added to ours, our revenues would have increased approximately 16% and our gross profit margin to approximately 6.3% from approximately 5.2% with Selling, general and administrative expenses remaining in both cases approximately 23%.

Plan of Operation

Our sources of liquidity are operations and investment. Our operations have not, to date, generated a sufficient amount of cash to cover our operational requirements, and investments, in addition to being used for acquisitions, have covered some of our operational shortfall.

Of our $4,021,347 loss in the first six months of fiscal 2006, $2,678,407 reflect non-cash charges, leaving a $1,342,940 cash loss. Much of this amount was funded as a result of the contraction of Superior's business in we did not renew contracts with low profit margins. In fiscal 2005 investors purchased $2,713,399 in preferred stock of which $1,977,499 was a cash investment. In the first quarter of fiscal 2005, investors purchased convertible debt netting $1,430,000 to us and subsequent to the end of the first six month period of fiscal 2006, investors purchased an additional $1,000,000 in convertible debt.

We have two obligations of Superior's to service - a settlement with Washington Mutual and an obligation with the Internal Revenue Service. Presently, the monthly cash service on these two obligations is $125,000 per month but will increase to $150,000 per month in April 2006. The entire obligation to the Internal Revenue Service, approximately $6,200,000 at September 30, 2005, is presently required to be paid in full in May 2006. We have created a trust that is intended to liquidate these obligations through the sale of stock, but there can be no assurance that such a sale will, if it occurs at all, generate amounts to discharge either of the obligations. In addition, all of the stock of a former principal of Superior's is pledged to secure the obligation to Washington Mutual. See "Certain Relationships and Related Transactions."

Over the next twelve months, we anticipate expanding our operations organically and through acquisitions. We anticipate our organic growth to come principally from SYSTEMSgroup's security planning, engineering, design and systems integration services and those activities' integration with contract security staffing services. We also will continue to seek higher margin business and will decrease our involvement with either Federal or State contracts unless those contracts provide what we believe to be sufficient margins and we have confidence in the government's timely discharge of its obligations. We will examine opportunities to purchase existing contract security staffing services, looking principally at the existing margins and the quality of managers such potential acquisitions offer.

Because our operations continue requiring cash, we will need to rely on investments in us to fund these cash needs. In addition we will incur increased operational expenses as we try to expand our business, frequently in advance of revenues being sufficient to fund the expansion, particularly by SYSTEMSgroup and its need to hire technical people in advance of revenues being generated by new customers. Further, acquisitions, both their consummation and operations, could also place additional demands upon our cash resources that are not currently being met by our operations.

While we have 2,000,000 shares of our common stock held to make certain that Superior's obligation to the Internal Revenue Service is discharged, there can be no assurance that those shares will be sufficiently liquid at an adequate price to meet the present requirement to pay the balance of that debt at the end of May. Failure to satisfactorily meet that obligation would have a materially adverse effect on us, jeopardizing the ability of Superior to continue to operate.

Significant accounting policies

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (`FASB") issued SFAS No. 154 "Accounting Changes and Error Corrections: ("SFAS No. 154"), which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impracticable to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a "restatement". SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. We do not believe the adoption of SFAS No. 154 will have a material impact on our financial statements.

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized as an operating expense in the income statement. The cost is recognized over the requisite service period based on fair valued measured on grant dates, and the new standard may be adopted using either the modified prospective transition method of the modified retrospective transition method. In April 2005, the SEC approved a change in the effective date of SFAS No. 123R for public companies to be effective in the annual, rather than interim, periods beginning after June 14, 2005. SFAS No. 123R is effective for the Company beginning July 1, 2005. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB No. 107") "Share-Based Payment", which expressed views of the SEC regarding the interaction between SFAS No. 123R and certain SEC rules and regulations. SAB No. 107 also provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. We have evaluated the requirements of SAB No. 107 in connection with our adoption of SFAS No. 123R and expect that these new pronouncements will have a material impact on our results of operations for future employee stock options granted. The adoption of SFAS No. 123R effective July 1, 2005 will cause the Company to recognize $486,159 and $134,380 in compensation expense for fiscal year ending June 30, 2006 and 2007, respectively for options which were issued in fiscal year ended June 30, 2005.

                                    BUSINESS

General

We were incorporated under the laws of the State of Louisiana on November 25, 1983, under the name of Diversified Funds, Inc. We did not engage in an active trade or business until July 1997 when we began to seek to acquire or merge with an operating entity. In April 1999, we acquired all of the stock of Food Safety Systems, Inc. and voluntarily became a company reporting under Section 12 of the Securities Exchange Act, as amended (the "Exchange Act").

This venture and others we subsequently pursued did not meet our expectations and were abandoned, including acquisitions of Masterslink.com and IQUE Intellectual Properties, Inc., acquisitions that occurred in January 2002 and January 2003, respectively. Prior to attempting another acquisition, we would usually rescind stock previously issued or effect a reverse stock split or both. One of the reorganizations involved us becoming domiciled in Nevada, an event which occurred in October 2001. In November 2003, with fewer than three hundred shareholders of record and less than $10,000,000 in assets, we voluntarily terminated our registration under the Exchange Act. At that time, we were traded on the Pink Sheets, our name was IQUE Intellectual Properties, Inc., and we had 6,611,882 shares of Common Stock issued and outstanding.

In November 2003, we issued an additional 2,141,429 shares and in December 2003 effected a ten for one forward split resulting in 89,533,110 shares issued and outstanding.

In the Fall of 2004, we entered into an agreement to acquire all of the issued and outstanding equity interests of Superior Protection, Inc., a Houston, Texas based provider of contract security staffing services ("Superior"). In connection with that agreement, principals of IQUE Intellectual Properties, Inc. agreed to effect a one for 23.5 reverse stock split and to cancel almost all of the stock issued to the principals of the company, approximately 65,000,000 shares. Following these transactions, we had 945,157 shares issued and outstanding.

We acquired all of the issued and outstanding equity of Superior for 6,570,843 shares of Common Stock. Subsequently, the number of shares was reduced to 5,447,118. Pegasus Funds Preferred Partners also committed to investing up $4,000,000, in cash or services, for which it or its designees would receive 400,000 shares of Preferred Stock and warrants to purchase 3,500,000 shares of common stock. As of December 31, 2005, Pegasus Funds Preferred Partners and designees had invested approximately $2,150,000 cash plus acquired certain indebtedness of the company and exchanged it for preferred stock. Pegasus Funds Preferred Partners or its designees have received 243,334 shares of Preferred Stock.

In July 2005, we agreed to purchase SYSTEMSgroup, Inc., a provider of security planning, engineering, design, and systems integration services, contract security staffing services, and security officer training based in Dallas, Texas ("SYSTEMSgroup"). That acquisition closed in October 2005, and in connection with that acquisition, we issued 1,100,000 shares of Common Stock, $500,000 cash, and a Note for $500,000 which mature two years from the date of acquisition. In addition, the largest stockholder received a warrant to purchase up to 1,000,000 shares of common with the number of shares being determined by the aggregate revenues of SYSTEMSgroup in calendar year 2006. See "Management - Contract Summary Table."

In September 2005, we entered into an agreement with an institutional investor whereby they agreed to invest, through their various funds, an aggregate of $3,500,000 in the form of convertible redeemable secured notes with $1,500,000 being invested at closing, $1,000,000 upon the filing of this registration statement and $1,000,000 upon this registration statement being declared effective by the Securities and Exchange Commission. In connection with that agreement, we also issued warrants to purchase 950,000 shares of our Common Stock. The convertible redeemable secured notes are convertible at various rates depending on the price of our stock at the time of conversion or exercise. The warrants have an exercise price of $3.00 and expire September 30, 2010.

In November 2005 and February 2006 we purchased Ferguson International, Inc. for 250,000 shares of our common stock, $50,000 cash and a warrant to acquire up to 125,000 shares of our common stock for $2.00 per share. The number of shares that can be purchased is based upon the revenues Ferguson generates in calendar year 2006. In February 2006 we purchased several contracts relating to contract security staffing services from Citadel Security, L.P, contracts that are performed in Texas and Arkansas.

At March 15, 2006, our operations consisted of Superior, SYSTEMSgroup, Ferguson and the contract security staffing services acquired from Citadel. Superior provides contract security staffing services and substantially all of those services were provided to various agencies of the Federal government. SYSTEMSgroup provides security system planning, engineering, and design services as well as contract security staffing services. SYSTEMgroup's largest customer is TXU Corporation which operates a variety of energy businesses in North America, primarily in Texas. Ferguson provides contract security personnel, principally providing patrol services, to commercial and government entities in Oklahoma, and the contracts acquired from Citadel relate to contract staffing services provided to industries in Texas and Arkansas.

Superior Protection, Inc.

Superior, as a licensed watch officer and patrol agency, presently provides contract security staffing services almost exclusively to various departments of the United States government. We contract to provide protection to people and property and to prevent incursion and the theft or vandalism of property. We provide officers and other personnel who, depending on particular requirements of the customer, are uniformed or plain clothed, armed or unarmed, and who patrol on foot, in marked automobiles or stand on duty on the premises at stationary posts such as reception areas or video monitors. In addition to more traditional tasks associated with access control and theft prevention, officers respond to emergency situations and report to appropriate authorities for fire, natural disasters, work accidents and medical crisis. Superior is responsible for security, screening, hiring, training, scheduling and supervision of security officers.

Superior was formed in November 1999 after its founders had previously acquired an entity principally contracting with the United States Government. Superior expanded its business such that it principally provided contract security staffing services protecting Federal installations, principally Federal government buildings in Florida and Texas. Prior to September 11, 2001, Superior contracted to provide these services through GSA contracts. With the enactment of various homeland security laws, Superior began contracting these services through Homeland Federal Protection Services.

We believe that hiring and training quality personnel are the central components of our contract security staffing service business. All of our applicants provide a detailed application and undergo a thorough background investigation. Superior has begun a program to require each of its officers and managers to be certified by the certification process instituted by the International Foundation for Protection Officers ("IFPO"). For security officers, there are three certifications: the Entry Level Protection Officer, the Basic Level Protection Officer and the Certified Protection Officer. For supervisors, there are two certifications: the Security Supervision and Management Program and the Certified in Security Supervision and Management Program. When fully implemented, all new hires will be required to complete the three security officer certifications within one year of employment, and Superior's clients will be able to ascertain online the level of certifications attained by those assigned to its facilities as well as training records.

In addition, Superior will utilize Silver Star Protective Services, a division of SYSTEMSgroup, to provide training to security officers that are required by Federal and state clients. Such training includes firearm training, crowd control, and subduing individuals in a hostile environment. Our training will be mandatory, and we will not provide security personnel who have not completing IFPO's certification.

In providing contract security staffing services to our clients, we develop a manual of procedures that are used throughout the company. When a client contracts with us, we develop specific guides that must be addressed which are unique to the client or facility. These procedures result in developing check lists, procedures and reports which provide a continuing level of quality of service crafted to meet the individual requirements of the client. In implementing these processes, Superior emphasizes observation and reporting with a sense of urgency.

While Superior's current client base is mostly governmental, we are planning to emphasize commercial clients in the future. Services to governmental entities tend to compete solely on cost. While cost is an important factor, Superior

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

believes that providing higher quality personnel who are thoroughly and consistently trained will provide greater margins when contracted with private enterprises.

SYSTEMSgroup

SYSTEMSgroup provides comprehensive systems integration and contract security staffing services that are customized to meet the requirements of clients for physical site protection. SYSTEMSgroup offers a wide range of physical and electronic security services, including, security systems planning and design, architectural security consulting, systems specification and installation, project management, post-installation systems management and maintenance as well as security personnel services. In the future we anticipate further integration of the contract security staffing services with our security planning, engineering and design services in the belief that, by integrating systems with the personnel, trained on those systems, we can provide a more effective level of security with little or no increase in overall cost to the customer.

SYSTEMSgroup was formed in 2002. Its initial emphasis was on security planning, engineering and design services, particularly information technologies and digital video networks as they pertain to security systems integration. In 2004, TXU, Inc., a regulated utility with operations predominantly in Texas, awarded SYSTEMSgroup a contract to outsource TXU's entire in-house security apparatus. Effective January 1, 2005, SYSTEMSgroup hired TXU's existing security officers and assumed the role of providing contract security staffing services to TXU. This contract runs through 2007 with TXU having three one year renewal options.

With this contract, SYSTEMSgroup began providing contract security staffing services, security planning engineering and design services and security services maintaining installed security hardware and software.

With security systems becoming increasingly sophisticated, involving digital networks, SYSTEMSgroup believes that a more technologically competent staff will be required to provide contract security staffing services. Firms that design and install these types of security systems without providing for the trained personnel familiar with the systems, run the risk of providing expensive systems that would be marginally or ineptly operated. Firms that provide contract security staffing services without providing related security systems, utilize personnel inefficiently and without adequate, thorough security coverage. By establishing as our core competency the integration of security systems and contract security staffing services, we provide broad solutions to firms where security is a necessity but not a core competency. We believe that we will be able to reduce the overall cost of security to our clients while actually improving the security infrastructure.

Ferguson International and Citadel contracts

Ferguson International, Inc was formed in May 2002 to provide a security patrol service in the Tulsa area; currently Ferguson is the largest patrol service in the state of Oklahoma. Ferguson also provides state of the art patrol service with all patrol cars equipped with lap top computers, radios and all other equipment needed to provide a variety of patrol services. Currently it services more than 60 clients ranging from large corporations to small companies and city government. The contracts acquired from Citadel relate to contract security staffing services provided to industry in Arkansas and Texas.

Competition

We believe the security industry is highly fragmented with many government and private enterprises discharging their own security requirements internally. In addition, our management believes that there are more than 12,000 firms provide contract security staffing services. These small firms must have adequate capital to be able to pay personnel prior to the firm being paid. With firms having those financial resources, competition, in management's opinion, is often based upon price, and a firm with smaller overhead is able to supplant an existing firm, often hiring at the same wage level the existing people servicing the client.

There are several larger firms, all having financial and other resources substantially greater than ours, providing a variety of security services to larger enterprises. Securitas Group, based in Stockholm, Sweden, entered the United States market in 1999 with the acquisition of Pickerton's, Inc. and through 2001 had acquired several other United States based contract security staffing companies including Burns International. Securicor PLC, a UK company, is similar to Securitas having acquired Wackenhut. Brands such as Burns,

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

Wackenhut, Pinkerton, among others such as Allied/Barton and Guardsmark, are all well known for providing contract security staffing services. They also provide a variety of systems and technologies for the security industry and bring financial and human resources to clients that we cannot match.

Other firms larger than us emphasize systems and the technological aspects of security. ADT, which is owned by Tyco International, provides security services to residences, a market segment we do not presently plan to enter, also has substantially larger financial resources than those possessed by us and competes with us in providing integrated technology and security services to a variety of enterprises. Others, such as Kroll, Inc., which was acquired by Marsh & McClellan Companies, Inc., in 2004, also emphasize technology in its security operations. All of these enterprises bring substantially greater financial resources to their business than we possess. First Service, Corp., a Canadian based entity with substantial operations in the United States, also emphasizes the integration of security systems and contract security staffing services.

Our management believes the security industry is being consolidated. The acquisitions of Burns, Pinkerton, Wackenhut, and Kroll exemplify this consolidation. Further, large enterprises such as General Electric and Tyco are investing substantial sums and making acquisitions in security related products and services. Such investment and activity could add substantial financial, technical and personnel resources that would increase the rigor of competition in an already competitive industry.

The size of larger companies, particularly financial resources, will enable them to compete effectively against us. We do not believe that we will be able to compete effectively where cost is the sole factor in awarding contractual security officer services although we believe that we can compete effectively on a cost basis with those entities discharging their security needs internally. We believe that our ability to provide integrated security services at a favorable cost advantage will enable us to compete effectively with those larger enterprises.

Strategy

Our basic strategy has been to increase margins by abandoning lower margin legacy contracts and reducing our dependence on government contracts by concentrating our growth, going forward, on corporate and industrial customers through integration of electronic systems with highly trained security personnel. We believe that since September 11, 2001, there has been an increased emphasis upon security in the United States, which is occurring in an environment of rapid technological change marked by digital and networking technologies. This environment requires, in our management's judgment, heightened training of security officers, both in traditional services provided by security officers and in the need for them to be trained to operate increasingly sophisticated and evolving systems. These systems also require additional personnel such as software, video and network engineers. With increased training of personnel capable of effectively utilizing these systems, we believe we can distinguish ourselves from those companies providing solely contract security staffing services or systems integration services as well as those where these two functions are not tightly integrated. This strategy results in contractual recurring income through staffing the security function as well as permitting the continuing review, updating, and contract maintenance of equipment and software as client's needs evolve and technology becomes more effective and cost efficient. With this strategy we try to have an overall blended gross margins of 20% company wide.

Our management believes that approximately ten percent of a firm's security budget is expended on security technology and ninety percent on contract security staffing services. Our strategy is to increase the technology component to between 20% and 30% with the cost of staff comprising the balance. With this strategy, we believe that the overall cost to an end user of security services can be held at current levels or reduced while improving the quality of personnel and actual security coverage. By providing comprehensive, tailor made security service, the service becomes less of a commodity, and we are distinguished in the market by the quality and breadth of service provided.

Contract security staffing services often compete solely on cost, and a contract security staffing firm that has a lower cost of overhead is frequently able to supplant an existing contract security staffing service, even by hiring personnel currently working for a given customer, because the new contract security staffing service simply has a lower overhead and can consequently provide the service at a lower cost. By integrating security systems with contract security staffing services, we believe that we can often lower the cost of security services and be more attuned to a customer's evolving needs, providing more effective staffing with trained personnel. Our varied services distinguish us from a simple contract security staffing service making us less likely displaced on a simple cost basis. In addition, these varied, comprehensive services at lower cost provide us the opportunity to supplant existing security operations that are staffed internally rather than on an out-sourced basis.

By providing sophisticated technology with staff capable of supporting and working with that technology, we can provide clients the opportunity to outsource a business function that is not a customer's core competency, either from a security technology viewpoint or personnel viewpoint. Nonetheless, both the staffing function and the security technology function are our core competencies.

Contracts and Significant Customers

A common theme and focus by SYSTEMSgroup and Superior is recurring contractual revenue. As of March 15, 2006, SYSTEMSgroup had one agreement for contract security staffing services which was with TXU. Superior, as of the same date, had 30 contracts of which twelve related to contract security staffing services at Federal installations, six with state and local governments, and twelve with a variety of commercial enterprises and facilities. On February 28, 2006, of the 213 employees of Superior directly staffing these contracts, 108, or 50%, were assigned to the Federal contracts, 53, or 25%, were assigned to the state and local government contracts, and 52, or 25%, were assigned to the commercial enterprises. The Federal government accounted for approximately 61% of Superior's October revenues, with state and local governments accounting for 22% of Superior's October revenues and commercial entities comprising 17% of Superior's October revenues.

Presently, much of our revenue is concentrated. For the year ended June 30, 2005, on a pro forma basis, the Federal government accounted for approximately 86% of our revenues and TXU accounted for approximately 9% of our revenues.

The TXU security outsourcing contract, executed in November 2004, was for a term of three years plus three one-year renewable options. SYSTEMSgroup began providing services under the contract in January 2005. Services provided consist of a converged suite of security solutions involving systems technology and personnel, enabling the client to reduce and simplify security expenditures by bundling all services under a single source provider. Bundled services include threat analysis, staffing analysis, systems procurement, technology management, investigation services, command center operations and full security operations management.

Of the ten contracts with the Federal government, two are on a month to month basis, four are up for renewal by April 30, 2006, and three more are up for renewal by the end of September 2006. The tenth's term extends through September 2008. Two of the five contracts with state and local governments have extended terms, one having a primary term ending in 2007 and another in 2011. Nine of the eleven private contracts have a month to month term, and the other two have terms ending in the summer of 2006.

Employees

Providing contract security staffing services is labor intensive and is affected by the availability of qualified personnel and the cost of labor. At February 28, 2006, Superior employed 225 full and part-time employees, 213 of which were security personnel providing physical security services and the remaining 12 were corporate office personnel. At February 28, 2006, SYSTEMSgroup employed 170 full and part-time employees of which 16 were technicians and 11 were administrative and sales personnel. We have not experienced any material difficulties in employing sufficient numbers of suitable security personnel. The relationship between our senior management team and technical staff is strong and we have not experienced any difficulty in attracting technical personnel. A small percentage of our employees are covered by collective bargaining agreements. Relations with our employees have been generally satisfactory.

In addition to its full time staff, SYSTEMSgroup contracts with and retains the services of a third party professional engineering firm specializing in the electronic security field.

We believe that the quality of our guards is essential to our ability to offer effective and reliable service, and we believe diligence in their selection and training produces the level of performance required to maintain customer satisfaction and internal growth. Our policy requires that all selected applicants for a guard position with us undergo a detailed pre-employment interview and a background investigation covering such areas as employment, education, military service, medical history and, subject to applicable state laws, a criminal record check. Personnel are selected based upon physical fitness, maturity, experience, personality, stability and reliability. We treat all employees and applicants for employment without unlawful discrimination as to race, creed, color, national origin, sex, age, disability, marital status or sexual orientation in all employment-related decisions. However, all Federal guard service contracts require that guards be a minimum of 21 years of age.

Our comprehensive training programs for our guards include pre-assignment training, on-the-job assignment training and refresher training. Pre-assignment training explains the duties and powers of a guard, report preparation, emergency procedures, ethics and professionalism, grounds for discharge, general orders, uniforms and personal appearance, and basic post responsibilities. It also includes jurisdiction and legal responsibilities, use of force, arrest authority and procedures, search and seizure procedures, crime scene protection, rules of evidence, hostage situations, bomb threats and incidents, workplace violence, sabotage and espionage, terrorism/anti-terrorism, and weapons of mass destruction. We maintain a full service training academy and have licensed training instructors on staff. On-the-job assignment training covers specific duties as required by the post and job orders. Ongoing refresher training is given on an annual basis as the need arises as determined by the local area supervisor and manager, or quality control personnel.

As of February 28, 2006, we had two collective bargaining agreements involving about 70 of our employees. Our relationships with our employees has generally been satisfactory, and we have not experienced any work stoppage as a result of labor disputes.

On February 28, 2006, we employed 14 administrative and executive personnel.

Government Regulation

The Company is subject to city, county and state firearm and occupational licensing laws that apply to security guards and private investigators. In addition, many states have laws requiring training and registration of security guards, regulating the use of badges and uniforms, prescribing the use of identification cards or badges, and imposing minimum bond, surety or insurance standards. The Company may be subjected to penalties or fines as the result of licensing irregularities or the misconduct of one of its guards from time to time in the ordinary course of its business. Management believes the Company is in material compliance with all applicable laws and regulations.

Insurance

We maintain all appropriate forms of insurance, including comprehensive general liability, performance and crime bonding, professional liability and automobile coverage. Special coverage is sometimes added in response to unique customer requirements. We also maintain compliance with all state workers' compensation laws. A certificate of insurance, which meets individual contract specifications, is made available to every customer.

Generally, our Federal government contracts do not require that we obtain a performance bond; however, one of our current contracts does require a performance bond in the amount equal to 20% of the current year's contract price of $3.0 million or $600,000. The fee to obtain this bond is 1% of the bond amount. The bond does not cover losses incurred by our failure to perform due to acts of terrorism.

Properties

We currently lease six facilities; one in Houston, Texas, three in Dallas, Texas, one in Tulsa Oklahoma, and one in Norcross, Georgia. We will be vacating two of the Dallas offices by the end of fiscal 2006. The following table summarizes the size, term and monthly rent of these facilities

     Location                 Area (Sq Ft)                  Term                  Monthly Rent

Dallas, TX (1)                     300                 month to month              $ 2,037
Dallas, TX (1)                    1600                 month to month                2,425
Dallas, TX                         225                 Expires 10-31-08              1,200
Norcross, GA                      3500                 Expires 6-30-07               3,500
Houston, TX                       2506                 month to month                3,416
Tulsa, OK.                         700                 month-to-month              $   550

(1)  These properties will be vacated in the next six months

We believe our leased facilities are adequate to meet our needs and that additional facilities are available to us to meet our expansion needs for the foreseeable future on commercially reasonable terms. We have leased our office locations at market rates prevailing at the time the leases for such facilities were executed.

Litigation

Based on currently known facts, we believe there are no claims or litigation pending against us the disposition of which would materially affect our financial position or future operating results, although we cannot be certain as to the ultimate outcome of any such claim or litigation. In addition, exposure to litigation is inherent in our ongoing business and may harm our business in the future. Because our business is labor intensive, we become involved in disputes relating to employment issues, and we do not believe that any of these actions will have a material adverse effect on our business.

Superior has an agreed final judgment in favor of Washington Mutual Bank, F.A. in the amount of $2,543,851.07 with interest at the rate of 10% per annum that was granted in August 2004 by the District Court of Harris County, Texas, 333rd Judicial District. Coupled with the judgment was a settlement agreement filed with the court in October 2004 to the effect that the judgment by Washington Mutual Bank, F. A. would not be abstracted pursuant to a plan with the bank to retire the judgment. A former principal of Superior entered into a trust agreement that holds 2,000,000 shares, part of which may be used to pay any outstanding amounts on this obligation. See "Certain Relationships and Related Transactions."

                                   MANAGEMENT

Executive Officers and Directors

Set forth below is information concerning our executive officers and directors as of March 15, 2006:

Name                      Age       Position

Dennis Orsi               55        Chairman of the Board

W. Brown Glenn, Jr.       52        Director, Chief Executive Officer

R. Michael Lagow          48        Director, President - SYSTEMSgroup, Inc.

Robert A. Doguim          45        Director, President - Safeguard Security
                                              Holdings, Inc.

Joel D. Sipes             69        Director

Victor Perez              53        Director - Audit Committee Chairman

Larry J. Ferguson         39        President - Ferguson International, Inc.

Richard P. McLaughlin     51        Chief Financial Officer and Secretary

Gary T. Siegel            59        Chief Administrative Officer

Mr. Dennis R. Orsi, J.D. CPA was named as a director in December 2004 and is currently President of Sunshine Greeting Cards, a greeting card manufacturer controlled by Mr. Orsi and his family and has been either its Chief Operating Officer or President since 1999. Before joining Sunshine, he spent several years as a merger and acquisition finance executive for Pulte Corp., national home builder. He has also served as Senior Vice President and Treasurer of Ensign Bank, a $2 billion New York Savings bank and spent more than ten years in the New York Corporate Finance Departments of Kidder Peabody and Nippon Credit Bank's U.S. Investment and Merchant Banking subsidiary Eastbridge Capital and Asset Management as Senior Vice President and co-head of Corporate Finance. He received his J.D. at St. John's University and his B.S. in Finance at Syracuse University.

W. Brown Glenn, Jr. is Managing Director of Pegasus Funds, LLC, a private equity fund based in Dallas, Texas, which he and others formed in March 2004. In December 2004 and subsequent to the merger of Superior Protection Inc. and Safeguard, Mr. Glenn became a Director and Chief Executive Officer of Safeguard. From August 2002 through March 2004, Mr. Glenn served on the Board of Directors of Diversified Corporate Resources, Inc., a nationwide human resources and employment services company, becoming its President in March 2004. He also served as Chairman of the Audit Committee while he was a director, prior to becoming that company's President. From October 2000 through August 2002, Mr. Glenn was Senior Vice President of Allegiance Capital Partners, a regional Investment Banking firm.

R. Michael Lagow joined us in October 2005 when we acquired his company SYSTEMSgroup, Inc., an entity which he formed in August 2002 and was its founder and majority owner. Prior to forming SYSTEMSgroup, Mr. Lagow was Executive Vice President of Stratesec, Inc., a provider of comprehensive technology based security solutions to large and medium sized commercial and government facilities. Mr. Lagow joined Stratesec in August 1993. He has over thirty years of experience in the security controls industry with primary experience in large scale integrated security solutions. During his term, some of Stratesec's most significant systems included New York City's World Trade Center, TVA Nuclear Power Facilities (Watts Bar, Sequoyah, and Browns Ferry), Nokia and Amtrak. Mr. Lagow founded Stratesec's Dallas, Texas Headquarters and built one of the largest divisions in the company's history employing some of the security industry's most prominent talent.

Robert A. Doguim was appointed as a Director and joined Safeguard Security Holdings as President in April 2005 after spending twenty years as a special agent with the Federal Bureau of Investigation. During his tenure with the FBI, he was involved with the coordination of international and domestic investigations, and intelligence gathering. His most recent assignment was Media Director and Congressional Affairs Representative in Houston, Texas where he was the primary community liaison and prepared inter-agency protocols and briefs relating to homeland security, community safety and intelligence. His activities

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

included conducting terrorism and sabotage risk assessments for the City of Houston, the Super Bowl, Baseball's All Star Game and other major civic events. Mr. Doguim graduated from Ball State University with a B.S. in Criminal Justice and Corrections and a minor in Political Science and Spanish.

Admiral Joel D. Sipes retired from the United States Coast Guard in 1993 and was named as a director in December 2004. While serving in the United States Coast Guard, Admiral Sipes was director of the Coast Guard's Marine Safety, Security and Environmental Protection Program and served as commander of the First Coast Guard District, Boston, where he managed all Coast Guard activities in the Northeast United States. Since his retirement, Admiral Sipes has consulted on maritime safety and port security operations both nationally and internationally.

Victor M. Perez is Chief Financial Officer of Allis Chalmers Energy, Inc. a position he began in August 2004. Mr. Perez was named a director in February-2004. From July 2003 through July 2004, Mr. Perez was a private consultant with respect to corporate and international finance. From February 1995 to June 2003, Mr. Perez was Vice President and Chief Financial Officer of Trico Marine Services, Inc., a marine transportation company serving the offshore energy industry. Trico Marine Services, Inc. filed a petition under the Federal bankruptcy laws in December 2004. Mr. Perez was Vice President of Corporate Finance with Offshore Pipelines, Inc., an oilfield marine construction company, from October 1990 to January 1995 when that company merged with a subsidiary of McDermott International. Mr. Perez also has 15 years experience in international energy banking.

Larry J. Ferguson joined us upon our acquisition of Ferguson International, Inc. in November 2005. Mr. Ferguson became President and Chief Executive Officer of Ferguson International, Inc. when it was formed in May 2002. From March 2001 until May 2002 when he formed Ferguson International, Inc. Mr. Ferguson was not engaged in any business venture. In January 1987 Mr. Ferguson formed SDI Security Inc. of which he was President and Chief Executive Officer. SDI Security Inc. provided private patrol services principally in the Tulsa, Oklahoma area. In March 2001 SDI Security filed for protection under the United States Bankruptcy Act and Mr. Ferguson personally filed for protection under the same act in June 2002.

Richard McLaughlin, CPA, was named our Chief Financial Officer and Secretary in April 2005. From September 2000 to March 2003, Mr. McLaughlin was Vice President
- Finance for River Oaks Imaging and Diagnostics, Inc. the largest imaging and diagnostic center in the Houston, Texas metroplex. From March 2003 until he joined Safeguard in April 2005, Mr. McLaughlin was a financial consultant, in the fields of public reporting and Sarbanes-Oxley Act Section 404 compliance. Mr. McLaughlin received his MS in Accounting from Rice University.

Gary T. Siegel was named our Chief Administration Officer in November 2005. From 2000 until January 2004, Mr. Siegel was Senior Vice President of Human Resources and Administration for Pegasus Solutions, Inc., a large provider of transaction and electronic commerce solutions to the hospitality industry. From January 2004 until he joined us in November 2005, Mr. Siegel was a consultant on human resource issues. He has more than 25 years of human resource and management experience in consumer products and technology companies. Previous employers include Hewlett Packard, Quaker State Corporation, Hogan Systems, Sandoz, Ltd, Hitachi Semiconductor of America, and Harris Corporation.

Other significant employees and consultants

John F. Heard, 57, formed Superior Protection in November 1999, and he was its President and Chief Executive Officer until August 2005. He now serves as a consultant to us.

Kenneth Hollingsworth, 50, joined us in October 2005 as Chief Operating Officer of SGI Protective Services, a division of SYSTEMSgroup. From November 1998 until he joined SYSTEMSgroup, he was a commercial real estate property manager for Cushman & Wakefield of Texas, a large owner and manager of commercial real estate.

Anne C. Dessureau, 45, joined SYSTEMSgroup in September 2005 as Manager of Operations. From October 2004 until September 2005 when she joined us, Ms. Dessureau was not engaged in any business venture. In October 1995 she formed and was the owner and President of Integrated Access Systems, LLC, an enterprise engaged in the design, engineering and installation of security systems.

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

Integrated Access Systems, LLC was bought in July 2001 by WMA, Inc. where Ms. Dessureau served as Vice President of Operations until October 2004.

Jerry L. McGlasson, 64, is Senior Manager of Silver Star Protective Services, where he is responsible for the overall management of our contract with TXU, a duty he assumed in January 2005 when he joined the Company. From February 2002 until January 2005 he was manager of protective services for TXU Corp, and from May 2000 through January 2002 he was Director of the Texas Commission on Private Security, the Texas agency responsible for regulating private security.

Reginald Jones, 40, joined Superior in October 2002 as Director of Operations. From February 2000 until he joined Superior in October 2002, he was employed by the security firm Huntleigh USA where he was the general manager for airport security at Bush Intercontinental Airport, Houston, Texas.

Lee Pitts, 52, was named a supervisor of Silver Star Protective Services, a division of SYSTEMSgroup, in January 2005. From March 2002 until he joined us, he was a supervisor at TXU Protective Services, the internal security service of TXU, Inc. Mr. Pitts retired from the North Richland Hills, Texas police department in 2000 and from the date of his retirement until he joined TXU Protective Services in March 2002, Mr. Pitts was not actively engaged in any business venture.

Board of Directors

Each of our directors is elected annually. Our next scheduled annual meeting of stockholders is anticipated for the fourth quarter of calendar 2006. All directors are elected by the holders of our common stock as provided in provisions of our certificate of incorporation and our bylaws. Each of the individuals will remain as a director until resignation or until the stockholders elect each's replacement as provided in our certificate of incorporation and our bylaws. Our executive officers are appointed by the Board of Directors and serve until each's successor has been duly elected and qualified. There are no family relationships among any of our executive officers and directors.

Committees of Directors

Various securities regulations and the listing requirements of stock exchanges and Nasdaq require us to form an Audit Committee consisting of at least three independent directors, all of whom are financially literate and one of whom has accounting or related financial management expertise.

Our Audit Committee consists of Mr. Perez, Mr. Orsi and Mr. Sipes, each an independent director within the meaning of the Nasdaq National Market listing rules. Mr. Perez is Chairman of the Audit Committee. The primary responsibilities of the Audit Committee are to:

     o recommend annually the independent public accountants for appointment by the board as auditors for us and our subsidiaries;

     o   review the scope of the audit to be made by the accountants;

     o   review the audit reports submitted by the accountants;

     o review the annual program for the internal audit of records and procedures;

     o review with management our financial controls and accounting and reporting policies;

     o   review audit reports submitted by the internal auditing staff; and

     o conduct such other reviews as the Audit Committee deems appropriate and make reports and recommendations to the board within the scope of its functions.

In addition, we adopted an Audit Committee charter that complies with the Nasdaq National Market listing requirements.

We also have a Compensation Committee, comprised of the same individuals, each independent or outside directors under the rules of the Nasdaq National Market listing requirements and the Internal Revenue Code. The Compensation Committee will have the authority to approve salaries and bonuses and other compensation matters for our executive officers, to approve employee health and benefit plans and to administer our 2004 Amended and Restated Non-Qualified Employee Stock

Option Plan. Pursuant to our bylaws, our Board of Directors may from time to time establish other committees to facilitate the management of our business and operations.

Director Compensation

Members of our Board of Directors who are our employees or employees of any of our subsidiaries do not receive cash compensation for service on the Board of Directors or any of its committees. All other directors will receive a retainer of $ 20,000 per year plus an annual bonus of $ 5,000 for the Board Chairman and Audit Committee Chairman to compensate them for the additional duties and responsibilities associated with those activities. Each independent Director is compensated for reasonable out-of-pocket expenses associated with board meetings. In addition, at the time of this offering, each director who is not one of our employees or an employee of one our subsidiaries has received options to purchase 25,000 shares of our common stock at an exercise price equal to our initial public offering price and thereafter, an annual grant of options to purchase 25,000 shares of our common stock at an exercise price equal to the market value of our common stock at the time of grant.

Compensation Committee and Compensation Committee Interlocks and Insider Participation

We are not aware of any interlocking relationship existing between our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor are we aware of any such interlocking relationship existing in the past. None of the Compensation Committee members has served as an officer or employee of us or any of our subsidiaries. None of the current directors who will be members of our Compensation Committee or their respective affiliates has made any recent purchases of our capital stock.

                             EXECUTIVE COMPENSATION

The following table contains the compensation awarded or paid or earned or accrued for services rendered to us, in all capacities during the fiscal year ended June 30, 2005, by our Chief Executive Officer and the five most highly compensated executive officers whose total salary and bonus exceeded $100,000 in fiscal 2005. As provided in the rules of the Securities and Exchange Commission, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to all our salaried employees and perquisites and other personal benefits which do not exceed the lesser of $50,000 or 10% of the officers' total salary and bonus disclosed in this table. We refer to these officers as our named executive officers in other parts of this prospectus.

                           SUMMARY COMPENSATION TABLE

      Name and                                          Annual Compensation               ecurities
Principal Position               Fiscal Year           Salary          Bonus          Underlying Options

Sammy Fleschler                     2005           $    25,000(1)          -                     -
Interim Chief Executive Officer     2004                     -             -                     -

W. Brown Glenn, Jr.                 2005                     -             -                     -

Robert A. Doguim                    2005                28,158             -               300,000
President

Richard McLaughlin                  2005                20,000             -               100,000

Chief Financial Officer

(1) Reflects 2,500 shares of Preferred Stock issued to Mr. Fleschler.

In December 2004, Mr. Glenn was named our Chief Executive Officer and Mr. Heard became a consultant to the Company. Mr. Glenn, Managing Director of Pegasus Funds, LLC, serves without compensation paid by the Company or by Pegasus Funds, LLC. See "Certain Relationships and Related Transactions.".

Each of our other named executive officers, Mr. Lagow, Mr. Doguim, Mr. McLaughlin and Mr. Siegel, have each executed an employment contract with us. Each employment contract provides that the employee may terminate the agreement with 90 days written notice, and we may terminate the agreement if we determine that the termination is in the best interest of the Company. However, generally, unless the termination is for cause, as defined, we are obligated to pay the executive twelve months of the executive's base salary plus a pro rata portion

                                       35
of any bonus to which the executive would be entitled. In the event of a change in control, as defined, and the executive is terminated without cause, as defined, we are obligated to pay 18 months base salary with such payment due upon termination with all unvested stock options become vested immediately. Any termination without cause, as defined, permits the executive to exercise any stock option within twelve months of the termination. Each executive has also agreed not to compete with us within a radius of 60 miles of the executive's present office for a period of one year following termination of the agreement, provided, however, we must be current in our termination payments if contractually obligated to do so.

Each contract permits the executive to participate in our standard employee benefits. Each executive has also been granted stock options pursuant to our 2004 Nonqualified Stock Option Plan. See "Stock Option Plan". The following table sets forth each executive's base annual salary, the beginning and ending month of the term of each's contract, and the number of shares granted to the named executive pursuant to our 2004 Nonqualified Stock Option Plan.

                             CONTRACT SUMMARY TABLE

                                                                                              Securities
      Name and                                 Beginning Month       Ending Month             Underlying
Principal Position               Base Salary         of Contract        of Contract           Options(#)
----------------------------------------------------------------------------------------------------------

R. Michael Lagow
President, SYSTEMSgroup           $150,000          July 2005          July 2008                   -(1)

Robert A. Doguim
President - Safeguard             $150,000          February 2005      February 2005           300,000

Larry Ferguson
President - Ferguson              $ 66,000          November 2005      November 2008               -(2)

Richard P. McLaughlin
Chief Financial Officer           $120,000          April 2005         April 2009              100,000

Gary T. Siegel                    $100,000          November 2005      November 2008           100,000


       (1) Upon the acquisition of SYSTEMSgroup, Mr. Lagow and his wife received 1,001,000 shares of our common stock plus a warrant to purchase up to 1,000,000 shares of stock at an exercise price of $2.00. The number of shares, exercisable under the warrant will be determined by the aggregate amount of revenues from SYSTEMSgroup in calendar year 2006. Mr. Lagow will be entitled to purchase all of the shares set forth in the warrant if SYSTEMSgroup's revenues equal or exceed $16,000,000. To the extent that the revenues for calendar year 2006 are less than $16,000,000, the number of shares that can be purchased will be equal to the percentage of actual revenues and target revenues, $16,000,000, with the percentage multiplied by itself and, in any event, not to exceed 100%. For example, if SYSTEMSgroup's revenues are 90% of $16,000,000 in calendar 2006, or $14,400,000, then the number of number of shares that can be purchased pursuant to the warrant will be equal to 81% of the 1,000,000, or 810,000 shares. If revenues are 80% of $16,000,000 in calendar 2006, or $12,800,000, then the number shares that can be purchased pursuant to the Warrant will be equal to 64% of the 1,000,000, or 640,000 shares of common stock. The warrant expires July 15, 2010. In addition, we executed a note in the amount of $500,000 in connection with the acquisition of SYSTEMSgroup. The principal amount will decrease by twice the percentage revenues of SYSTEMSgroup in calendar year 2006 are less than $8,000,000.

       (2) Upon the acquisition of Ferguson International, Inc., Mr. Ferguson received 250,000 shares of our common stock plus a warrant to purchase up to 125,000 shares of stock at an exercise price of $2.00. The number of shares, exercisable under the warrant will be determined by the aggregate amount of revenues from Ferguson in calendar year 2006. Mr. Ferguson will be entitled to purchase all of the shares set forth in the warrant if Ferguson International's revenues equal or exceed $2,250,000. To the extent that the revenues for calendar year 2006 are less than $2,250,000, the number of warrants exercisable will be equal to the percentage of actual revenues and target revenues, $2,250,000, with the percentage multiplied by itself and, in any event, not to exceed 100%. For example, if Ferguson International's revenues are 90% of $2,250,000 in calendar 2006, or $2,047,500, then the number of number of shares that can be purchased pursuant to the warrant will be equal to 81% of the 125,000, or 101,250 shares. If revenues are 80% of $2,250,000 in calendar 2006, or $1,800,000, then the number shares that can be purchased pursuant to the warrant will be equal to 64% of the 125,000, or 80,000 shares of common stock. The warrant expires November 8, 2010.

Mr. Lagow is entitled to receive a bonus if the "Annual Contribution Margin Percentage" exceeds 15% for the SYSTEMSgroup subsidiary. The amount of the bonus is equal to one-half of said excess. "Annual Contribution Margin" means that with respect to Superior and SYSTEMSgroup, the annual combined gross margin, as determined in the annual audit, less direct sales, general and administrative expense and direct working capital required to finance such entities.

Mr. Ferguson is entitled to receive a bonus if the "Annual Contribution Margin Percentage" exceeds 14% for the Ferguson International subsidiary. The amount of the bonus is equal to one-half of said excess. "Annual Contribution Margin" means that with respect to Superior and Ferguson International, the annual combined gross margin, as determined in the annual audit, less direct sales, general and administrative expense and direct working capital required to finance such entities.

Mr. Doguim will be entitled to receive a bonus of $30,000 if our pretax profit exceeds $3,030,000 for the calendar year 2005, but in any event will be $15,000 for that calendar year.

Mr. McLaughlin's salary will be adjusted based on revenue growth, whereas for every $25 million increase in annual run-rate revenues (above the baseline when he joined the company), the Executive's annual salary will increase by $25,000, effective as of the first pay period of the quarter immediately following the quarter in which the revenue increase was realized by the Company.

Mr. Siegel's salary will be adjusted based on revenue growth, whereas for every $25 million increase in annual run-rate revenues (above the baseline when he joined the company), the Executive's annual salary will increase by $20,000, effective as of the first pay period of the quarter immediately following the quarter in which the revenue increase was realized by the Company.

Director Compensation

Each director is reimbursed for his out of pocket expenses incurred in attending meetings of our Board of Directors. Each director has also been granted options to purchase 25,000 shares of our stock pursuant to our 2004 Nonqualified Stock Option Plan. Mr. Perez's option has an exercise price of $2.00 per share and all of his shares may be exercised at any time after February 7, 2006. Mr. Orsi's and Mr. Sipes's options have an exercise price of $1.95 per share and may be exercised at any time after December 31, 2005. All of said options expire December 9, 2011 and have a cashless exercise feature.

Stock Option Plan

In December 2004 we adopted our 2004 Nonqualified Stock Option Plan (the "2004 Plan") which was subsequently amended. The 2004 Plan, as amended, limits the number of shares that may be issued under the 2004 Plan to 1,200,000. There is no limit on the number of options one individual may be granted. The number of shares authorized under the 2004 Plan and options granted thereunder will be adjusted to account for stock splits, stock dividends, recapitalizations and similar events. The 2004 Plan is administered by the Compensation Committee or in lieu thereof by the Board of Directors. The 2004 Plan is designed to enable us to attract, retain and motivate or directors, executives and employees.

Grants of options under the 2004 Plan are limited to key employees of the Company and subsidiaries and directors of the Company. Consultants are not eligible to receive stock option grants under the 2004 Plan. Payment for shares purchased under the 2004 Plan may be in cash or stock of the Company or a combination, thus permitting a "Net Issuance Option." The 2004 Plan does not permit the granting of incentive stock options as defined under Section 422 of the Internal Revenue Code nor does it permit incentive bonuses or incentive stock grants.

Subject to the express provisions of the 2004 Plan, the Compensation Committee, or in lieu thereof, the Board of Directors, has broad authority to administer and interpret the 2004 Plan, including the discretion, in each case not inconsistent with the 2004 Plan, to determine the exercise price and vesting schedule of options, the events causing an option to expire, the number of shares subject to any option and other terms and conditions. The Board of Directors may amend or alter the 2004 Plan except that approval from outside stockholders is required for certain amendments, including amendments that materially increase the number of shares available under the 2004 Plan or alter eligibility requirements.

Option Tables

The following table contains information concerning options granted under the 2004 Plan since its adoption in December 2004:

                                Number of      Percent of Total        Weighted
                               Securities     Options Granted To        Average
                               Underlying       Employees Since        Per Share        Expiration
         Name              Options Granted       December 2004      Exercise Price         Dates
----------------------     ---------------------------------------  --------------    -------------

W. Brown Glenn, Jr.                 -                  -                   -           n.a.
R. Michael Lagow                    -                  -                   -           n.a.
Robert A. Doguim(1)              300,000             46.2%               $1.87         December 9, 2011
Larry J. Ferguson                   -                  -                   -           n.a.
Richard P. McLaughlin(2)         100,000             15.4%               $1.40         December 9, 2011
Gary T. Siegel(3)                100,000             15.4%               $2.20         November 7, 2010


         (1) Mr. Doguim's options were granted on February 16, 2005, and 50% of the options become vested on February 10, 2006 and the balance on February 10, 2007.

         (2) Mr. McLaughlin's options were granted as of April, 2005 and 50% of the options become vested on December 9, 2005 and the balance on December 9, 2006.

         (3) Mr. Siegel's options were granted on November 7, 2005 and 50% of the options become vested on November 7, 2006 and 50% become vested on November 7, 2007.

None of the options that have been granted under the 2004 Plan have been exercised. The following table sets forth certain information regarding the value at February 28, 2006, of the options indicated in the above table:


                                    Number of
                                   Securities            Value of
                                   Underlying          Unexercised
                                 Options Granted       In-the-Money
         Name                  Since Dec. 2004         Options
----------------------         ---------------       --------------
W. Brown Glenn, Jr.                 -                     -
R. Michael Lagow                    -                     -
Robert A. Doguim                 300,000                  -
Larry J. Ferguson                   -                     -
Richard P. McLaughlin            100,000                15,000

                            CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership as of March 15, 2006, of the Common stock by (a) each person known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each Director of the Company, (c) each Executive Officer, and (d) Directors and Executive Officers of the Company as a group. Unless otherwise noted, each beneficial owner named below has sole investment and voting power with respect to the Common Stock as beneficially owned by him/her:

Name and Address of Beneficial Owner             Number of Shares Owned(1)                 Percent Owned

Dennis Orsi (2)                                             25,000                            0.17%
605 Isaac Frye Hwy
Wilton, NH 03086

W. Brown Glenn, Jr. (3)                                  5,699,683                           39.69%
5956 Sherry Lane
Suite 1620
Dallas, TX 75225

R. Michael Lagow                                         1,001,000                            6.97%
320 Westway Place
Suite 546
Arlington, TX. 75234

Robert A. Doguim (4)                                       150,000                            1.04%
9601 Katy Freeway
Suite 280
Houston, TX 77024

Joel D. Sipes (2)                                           25,000                            0.17%
15011 Penn Hills Lane
Houston, TX 77062

Victor Perez (2)                                            25,000                            0.17%
5075 Westheimer
Suite 890
Houston, TX 77056

Larry J. Ferguson                                          250,000                            1.74%
5045 S. 78th E Ave.
Tulsa, OK 74145

Richard P. McLaughlin (4)                                   50,000                            0.35%
9601 Katy Freeway
Suite 280
Houston, TX 77077

Gary T. Siegel (4)                                            -                                -
9601 Katy Freeway
Suite 280
Houston, TX 77024

All directors and Executive Officers
   as a group (eight people)                             7,225,683                           50.32%

John F. Heard (6)                                        2,700,000                           18.80%
9601 Katy Freeway
Suite 280
Houston, TX 77024

                                       39


Pegasus Funds, LLC(3)                                    5,699,683                           38.69%
5956 Sherry Lane
Suite 1620
Dallas, TX 75225

Royall & Fleschler (5)                                   1,857,500                           12.94%
1331 Lamar St,
Suite 1375
Houston, TX 77002

Robert A. Shuey (3)(6)                                   7,699,683                           53.62%
5956 Sherry Lane
Suite 1620
Dallas, TX 75225


(1) Based on an aggregate of 14,483,115 shares. On March 15, 2006, there were 8,942,275 shares of common stock issued and outstanding. To this number are added 275,000 options held by directors and executive officers that as of March 15, 2006 are exercisable or will be exercisable within sixty days of this prospectus becoming effective. Pegasus Funds Preferred Partners, LP, of which Mr. Glenn is a Managing Director of its general partner, owns 243,334 shares of our Preferred Stock which are convertible into 2,433,340 shares of our common stock. In addition, Pegasus Funds Preferred Partners, LP holds warrants granting it the right to acquire 2,275,000 shares of our common stock, all of which are exercisable as of March 15, 2006. Royall & Fleschler, or affiliates thereof, upon information and belief, own 40,000 shares of our Preferred Stock, convertible into 400,000 shares of our Common Stock. Similarly, Royall & Fleschler, or affiliates thereof, upon information and belief, holds warrants granting it the right to acquire 157,500 shares of our Common Stock, all of which are exercisable as of March 15, 2006.

(2) Reflects options to acquire 25,000 shares held by each outside director. Mr. Orsi's and Mr. Sipes's options may be exercised December 31, 2005, and Perez's options may be exercised February 7, 2006.

(3) Mr. Glenn is Managing Director of Pegasus Funds, LLC, the general partner of Pegasus Funds Preferred Partners LP. Pegasus Funds Preferred Partners LP owns 991,343 shares of our Common Stock directly. It also owns warrants to purchase 2,275,000 shares of our Common Stock, all of which are now immediately exercisable, as well as 243,334. shares of our Preferred Stock which are immediately convertible into 2,433,340 shares of Common Stock. Excluded are additional 74,166 shares of Preferred Stock that Pegasus Funds Preferred Partners LP may acquire but has not, as of March 15, 2006, elected to purchase. See "Certain Relationships and Related Transactions".

(4) Mr. Doguim, Mr. McLaughlin and Mr. Siegel have options to acquire, respectively, the following number of shares: 300,000; 100,000 and 100,000 shares. Mr. Siegel's shares are excluded since none of them may be purchased prior to October 31, 2006. Included in the table are options for 150,000 of the 300,000 shares held by Mr. Doguim because 150,000 may be purchased on February 10, 2006. Similarly, options for 50,000 shares of the 100,000 held by Mr. McLaughlin may be exercised on December 9, 2005 and those 50,000 shares are included in the table.

(5) Royall & Fleschler own 50,000 shares of our Common Stock. Two trusts controlled by affiliates of Royall & Fleschler each own 625,000 shares of our Common Stock. In addition, two affiliated trusts each own 10,000 shares of our Preferred Stock, and an affiliated SEP and Royall & Fleschler own 10,000 and 10,500, respectively, shares of our Preferred Stock. These shares of Preferred Stock, which total 40,000 shares, are immediately convertible into 400,000 shares of our Common Stock. In addition, an affiliated trust and a SEP are the holders of warrants to purchase an aggregate of 140,000 shares of our Common Stock, all of which are immediately exercisable. Royall & Fleschler also owns similar warrants to purchase 17,500 shares of our Common Stock. Upon information and belief, all of these trusts and SEP's are affiliated with Royall & Fleschler and are included herein, the aggregate exceeding five percent of our deemed outstanding shares indicated in footnote (1) above.

(6) Mr. Shuey is the Trustee of a trust that holds 2,000,000 shares of our Common Stock beneficially owned by Mr. Heard. Mr. Shuey has dispositive and voting power under the trust, and these shares are included under both Mr. Shuey's and Mr. Heard's entries in the above table. Mr. Shuey is also a principal of Pegasus Funds LLC whose shares are deemed beneficially owned by Mr. Shuey. See Note 3 to this table and "Certain Relationships and Related Transactions".

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

A key provision of the Superior acquisition involved the establishment of the Jack Heard Trust. Mr. Heard, the founder and principal shareholder of Superior Protection Inc. has transferred 2.0 million shares of his stock in Safeguard to a Trust, administered by a third-party Trustee, Mr. Robert Shuey. The Trust was established to satisfy certain penalties and interest associated with Superior's existing IRS liability as well as certain advances to the Founder by Superior. Presently we owe the Internal Revenue Service approximately $6,200,000, and Mr. Heard is personally obligated to us in the amount of $1,307,152. If on or prior to May 31, 2006, the Trustee is able to sell all or part of the shares for more than $4.00 per share, the shares may be sold at such price. After that date, the Trustee may sell the shares in his discretion but, in any event, on or before January 31, 2007. If the net $4.00 price is achieved, the Trust will first pay the IRS $1,000,000 on behalf of Jack Heard, $1,800,000 to the Company for the repayment of Loans from the Company to Jack Heard. The remainder will be paid to the IRS to reduce the outstanding taxes owed jointly and severally by the company and Mr. Heard. Finally, the Company has agreed to use the cash from the repayment of the Shareholder loan to further reduce the IRS debt and any remaining cash will be used for the repayment of an outstanding loan with Washington Mutual which on November 23, 2005, was in the principal amount of $1,376,565.

Pegasus Funds LLC ("Pegasus") is a Dallas Texas-based private equity firm founded by Robert A. Shuey III and W. Brown Glenn Jr.. Pegasus Funds LLC is the general partner for Pegasus Funds Preferred Partners LP, ("PFPP") the limited partnership that made the original investment in Superior Protection. Inc. ("Superior"). The original agreement with Superior in May 2004, gave PFPP the right to invest up to $4 million in Superior through the purchase of up to 400,000 shares of convertible preferred stock. The agreement also involved the issuance to PFPP of common stock warrants representing 2,275,000 shares of common stock with exercise prices ranging from $0.40 to $3.00 per share. The preferred stock converts on a 10 for 1 basis or to a total of 4,000,000 shares of Common Stock. As of March 15, 2006, PFPP had acquired 243,334 shares of preferred stock which can convert to 2,433,340 shares of common stock. One of the key provisions of the original agreement required that Superior become publicly traded within a defined period of time. The principals of Pegasus structured a reverse merger in November of 2004, creating Safeguard Security Holdings, Inc., the public company. As part of that merger, PFPP received, in addition to its preferred shares and warrants, an additional 378,843 shares of Safeguard common stock. The partnership has since purchased 200,000 shares of common stock from Mr. Heard, the founder of Superior.

In addition to his employment agreement with us, Richard McLaughlin, our Chief Financial Officer, has entered into an indemnification agreement with us in which we are required to indemnify and advance expenses, as defined, to Mr. McLaughlin if he is, or is threatened to be made, a party to or participant in any threatened, pending, or completed legal proceeding, as defined, including any proceedings by or in the right of the Company. If the proceeding is by or in the right of the Company, the indemnification shall be made if he acted in good faith or if a court determines that indemnification may be made. If Mr. McLaughlin is partially successful, we are obligated to indemnify him in connection with each successfully resolved claim, issue or matter. We are obligated to advance all expenses within ten days after we receive a statement requesting such advance or advances, whether prior to or after final disposition of such proceeding. Mr. McLaughlin has the option to request that any indemnification be resolved by an independent counsel or a majority vote of the disinterested directors, as defined. The indemnification agreement requires that any person making a determination with respect to entitlement to indemnification, the person or persons or entity making such determination shall presume that Mr. McLaughlin is entitled to indemnification under said agreement and the Company has the burden of proof to overcome that presumption. The termination of any proceeding or of any claim, issue or matter of itself shall not affect the right of Mr. McLaughlin to indemnification or create a presumption that Mr. McLaughin did not act in good faith.

The securities purchase agreement with the four accredited investors on September 30, required that we put in place key man insurance on our Chief Executive Officer, W. Brown Glenn, Jr. which is now in force.

                            SELLING SECURITY HOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock being registered for resale as of March 15, 2006, by each of the holders of callable secured notes and ancillary warrants (assuming each of the holders elects to exercise the warrants to purchase shares of common stock for resale); the number of shares of common stock to be registered and offered by each selling security holder; and the percentage of each selling security holder after the sale of the common stock included in this prospectus.

                      TABLE OF BENEFICIALLY OFFERED SHARES

       Shares Beneficially            Shares Being                          Shares Beneficially Owned
  Owned Prior To Offering(1)(2)   Registered And Offered(3)                      After Offering (4)
          Shareholders           Number       Percent       Number Offered       Number      Percent
     ----------------------      ------       ---------     --------------       -------------------

AJW Offshore Ltd.                440,045      4.99%         1,414,800              0              *

AJW Qualified Partners           440,045      4.99%           918,000              0              *

AJW Partners, LLC                440,045      4.99%           329,400              0              *

New Millennium Capital
   Partners II, LLC              440,045      4.99%            37,800              0              *

Total                            440,045      4.99%         1,750,000              0              *


* less than 1%.

(1) Applicable percentage ownership is based on 8,818,550 shares of common stock outstanding on March 15, 2006.

(2) Represents shares underlying callable secured convertible notes and warrants, up to the maximum permitted ownership under the callable secured convertible notes and warrants of 4.99% of our outstanding common stock. The selling stockholders or affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Partners, LLC. AJW Offshore, Ltd. is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the securities owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the securities owned by New Millennium Capital Partners II, LLC. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers.

(3) Assumes issuance of the entire $3,500,000 in aggregate amount of the callable secured convertible notes and issuance of warrants to purchase 950,000 shares of common stock, and that all securities underlying the notes, at a conversion price of $2.00 per share and the warrants have been issued.

(4) Assumes that all securities registered will be sold and that all securities of common stock underlying the callable secured convertible notes and warrants will be issued.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock currently consists of 50,000,000 shares of Common stock, $.001 par value per share, of which 8,818,550 shares were issued and outstanding as of March 15, 2006, and 1,000,000 shares of Preferred Stock of which 400,000 shares of Preferred Stock has been designated as Series A Preferred Stock. As of March 15, 2006, there were 325,834 shares of Series A

Preferred Stock issued and outstanding. As of March 15, 2006, our common stock was held by approximately 200 shareholders of record and our preferred stock was held by twelve individuals or entities.

Common Stock

Voting Rights. The holders of our common stock have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as a single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Preferred Stock

We have 1,000,000 shares of Preferred Stock authorized and our board of directors has established one series of Preferred Stock which is designated Series A Preferred Stock and consists of 400,000 shares. Accordingly, the board of directors cannot, without the approval of the majority of our stockholders entitled to vote thereon, establish another series of preferred stock. As of March 15, 2006, there were 325,834 shares of Series A Preferred Stock issued and outstanding held by twelve individuals or entities and 74,166 shares reserved for issuance.

The terms of the Series A Preferred Stock include the following:

     o a cumulative dividend of $1.00 per share per year payable on a quarterly basis;

     o   each share is convertible into ten shares of Common Stock;

     o liquidation preference over our common stock equal to $10.00 per share. In the event of a liquidation, after holders of our common stock have received an amount equal to that distributed to holders of Series A Preferred Stock, common stock and Series A Preferred Stock receive distributions as though the Series A Preferred Stock had been converted;

     o redemption in whole or in part for $11.00 per share plus all declared or accumulated dividends;

     o Vote on an as converted basis with the common stock. If we fail to pay a dividend, holders of Series A Preferred Stock may elect the smallest number of directors which constitutes a majority of board of directors; and

     o retired or converted shares of Series A Preferred shall not be reissued but shall be retired and eliminated from the shares we are authorized to issue.

Warrants and Options

In addition to the warrants granted to the Selling Security Holders, we have issued options and warrants to individuals and entities granting the right to purchase up to 4,599,384 shares of our common stock at exercise prices ranging from $0.40 per share to $3.00 per share, and with expiration dates ranging from 2009 to 2011. The options and warrants all contain provisions that protect the holders against dilution by adjustment of the exercise price per share and the number of shares issuable upon exercise thereof upon the occurrence of certain events, including stock splits, stock dividends, mergers, and the sale of substantially all of our assets. We are not required to issue fractional shares of common stock, and in lieu thereof we will make a cash payment based upon the current market value of such fractional shares. A holder of these warrants will not possess any rights as a shareholder unless and until the holder exercises the warrants.

Convertible Notes and Warrants

We entered into a securities purchase agreement with four accredited investors on September 30, 2005, for the sale of (i) $3,500,000 in callable secured convertible notes and (ii) warrants to purchase 950,000 shares of our common stock. The securities purchase agreement required the purchase of an aggregate of $3,500,000 of the callable secured convertible notes and warrants to occur in three traunches as follows:

     o   $1,500,000 on September 30, 2005;

     o $1,000,000 within two days after filing this registration statement covering the number of shares of common stock underlying the callable secured convertible notes and the warrants; and

     o $1,000,000 within two days of the effectiveness of this registration statement.

Each closing under the securities purchase agreement is subject to the following conditions:

     o We must have delivered to the investors duly executed callable secured convertible notes and warrants;

     o No litigation, statute, regulation or order shall have been commenced, enacted or entered by or in any court, governmental authority or any self- regulatory organization that prohibits consummation of the transactions contemplated by the securities purchase agreement; and

     o No event shall have occurred that could reasonably be expected to have a material adverse effect on our business.

We also agreed that we will not, without the prior written consent of a majority-in-interest of the investors, negotiate or contract with any party to obtain additional equity financing (including debt financing with an equity component) that involves (i) the issuance of common stock at a discount to the market price of the common stock on the date of issuance (taking into account the value of any warrants or options to acquire common stock in connection therewith), (ii) the issuance of convertible securities that are convertible into an indeterminate number of shares of common stock, or (iii) the issuance of warrants during the lock-up period beginning September 30, 2005, and ending on the later of (A) 270 days from September 30, 2005, and (B) 180 days from the date the registration statement is declared effective.

In addition, we agreed not to conduct any equity financing (including debt financing with an equity component) during the period beginning September 30, 2005, and ending two years after the end of the above lock-up period unless we have first provided each investor an option to purchase its pro-rata share (based on the ratio of each investor's purchase under the Securities Purchase Agreement) of the securities being offered in any proposed equity financing. Each investor must be provided written notice describing any proposed equity financing at least 20 business days prior to the closing of such proposed equity financing and the option must be extended to each investor during the 15-day period following delivery of such notice.

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash. Any amount of principal or interest on the callable secured convertible notes that is not paid when due will bear interest at the rate of 15% per annum from the date due thereof until such amount is paid. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into our common stock at the selling stockholders' option, at the lower of (i) $2.00 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is not limit to the number of shares into which the callable secured convertible notes may be converted.

As of March 15, 2006, the average of the three lowest intraday trading prices of our common stock during the preceding 20 trading days, as reported by Reuters, was $1.15 and, therefore, the conversion price for the callable secured convertible notes was $0.7475. Based upon this conversion price, the $3,500,000 callable secured convertible notes, excluding interest, were convertible into 4,682,275 shares of our common stock. As of March 15, 2006, none of the callable secured convertible notes have been converted.

The callable secured convertible notes are secured by our assets, including our inventory, accounts receivable and intellectual property. Moreover, we have a call option under the terms of the notes. The call option provides us with the right to prepay all of the outstanding callable secured convertible notes at any time, provided; (i) there is no event of default by us; (ii) we have a sufficient number of authorized shares of common stock reserved for issuance upon conversion; and (iii) our stock is trading at or below $2.00 per share. An event of default includes the failure by us to pay the principal or interest on the callable secured convertible notes when due or to timely file a registration statement as required by us or obtain effectiveness with the Securities and Exchange Commission of the registration statement. Prepayment of the callable secured convertible notes is to be made in cash equal to either (i) 125% of the outstanding principal and accrued interest for prepayments occurring within 30 days following the issue date of the notes; (ii) 130% of the outstanding principal and accrued interest for prepayments occurring between 31 and 60 days following the issue date of the notes; and (iii) 145% of the outstanding principal and accrued interest for prepayments occurring after the 60th day following the issue date of the notes. Notwithstanding the fact that we may elect to prepay all or a portion of the callable secured convertible notes, the holders may convert all or any portion of the callable secured convertible notes set for prepayment at any time prior to the date set for their prepayment.

In addition, in the event that the average daily price of our common stock for each day of a given month is below $2.06, we may prepay a one thirty sixth of the principal amount of the callable secured convertible notes plus interest of twelve percent.

The warrants are exercisable until five years from the date of issuance at a purchase price of $2.00 per share. The investors may exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event the investors exercise the warrants on a cashless basis, then we will not receive any proceeds therefrom. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of the warrants or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement.

The selling stockholders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the selling stockholders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

We are required to register the shares of our common stock issuable upon the conversion of the callable secured convertible notes and the exercise of the warrants. The registration statement must be filed with the Securities and Exchange Commission within 45 days of the September 30, 2005 closing date and the effectiveness of the registration is to be within 180 days of such closing date. However, the selling shareholders have agreed that we can have extra time to file the registration statement beyond the 45 days. Penalties of 2% of the outstanding principal balance of the callable secured convertible notes plus accrued interest are to be applied for each month the registration is not filed or effective within the required time. The penalty may be paid in cash or stock, at our option.

See the "Risk Factors" and "Selling Stockholders" sections for a complete description of the callable secured convertible notes and warrants.

Certain Provisions of Articles of Incorporation. Our Articles of Incorporation provides for indemnification of our officers and directors against actions by the Company or its shareholders for breach of fiduciary duty, with certain exceptions.

Transfer Agent. Our transfer agent and registrar for our common stock is OTC Stock Transfer, Salt Lake City, Utah.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     o Ordinary brokerage transactions and transaction in which the broker-dealer solicits the purchaser;

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o Purchases by a broker-dealer as principal and resale by a broker-dealer for its account;

     o An exchange distribution in accordance with the rules of the applicable exchange;

     o   Privately-negotiated transactions;

     o Short sales that are not violations of laws and regulations of any state or the United States;

     o Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

     o   Through the writing of options on the shares;

     o   A combination of any such method of sales; and

     o   Any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase order or make any sale or sales if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledges, donees, transferees or other successors-in-interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or the customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their risk. It is possible that a selling stockholder will attempt to sell shares of common stock at block transaction to market makers or other purchasers at a price per share which may be below the then market price.

The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by any such brokers, dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933, as amended.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to the brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock.

Furthermore, under Regulation M, the persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sales, the selling stockholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations will affect the marketability of the shares.

We agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments to selling stockholders or their respective pledges, donees, transferees or other successors-in-interest, may be required to make in respect to such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we will be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

From time to time this prospectus will be supplemented and amended as required by the Securities Act of 1933, as amended. During any time when a supplement or amendment is so required, the Selling Security holders are to cease sales until the prospectus has been supplemented or amended. Pursuant to the registration rights granted to certain of the Selling Security holders, we have agreed to update and maintain the effectiveness of this prospectus. Certain of the Selling Security holders also may be entitled to sell their shares without the use of this prospectus, provided that they comply with the requirements of Rule 144 promulgated under the Securities Act.

                   INDEMNIFICATION AND LIMITATION OF LIABILITY

Our articles of incorporation eliminate the personal liability of our directors to the Company or our shareholders for monetary damage for any breach of duty as a director, provided that we do not (and we cannot) eliminate or limit the liability of a director for an act or omission which involves intentional misconduct, fraud or a knowing violation of law and unlawful corporate distributions.

Under our bylaws, we may indemnify any director or officer who was, is or is threatened to be made a party to any legal proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in our right) because such person is or was a director or officer, against liability incurred in such proceeding. Our bylaws do not require such indemnification for any liability incurred in a proceeding in which the director or officer is adjudged liable to us unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines on application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

In addition, our bylaws provide that (i) we may advance funds to pay or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because such person is a director or officer, if such director or officer satisfies the conditions contained in our bylaws, and (ii) we may indemnify and advance expenses to our employees or agents who are not also directors or officers to the same extent that we could to a director. Furthermore, we afford additional protection to our directors and executive officers pursuant to indemnification agreements we have entered into with such persons.

                                     EXPERTS

Our consolidated financial statements as of and for the year ended June 30, 2005, included in this prospectus have been audited by Killman, Murrell & Company. PC, the registered independent public accounting firm, as stated in their report appearing herein. Our consolidated financial statements as of and for the year ended June 30, 2004, included in this prospectus have been audited by Lopez, Blevins, Bork & Associates, LLP, the registered independent public accounting firm, as stated in their report appearing herein, and for the period from inception through June 30, 2004. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

The combined financial statements of The Systems Group, Inc. and Systems Group Government Services, Inc. as of and for the years ended December 31, 2004 and 2003 included in this prospectus have been audited by Montgomery Coscia Greilich

LLP, the registered independent accounting firm, as stated in their report herein. We have included consolidated financial statements in this prospectus in reliance on such report given upon their authority as experts in auditing and accounting.

                                  LEGAL MATTERS

The validity of the shares of common stock in this offering will be passed upon for us by Robert A. Forrester, Esq., Richardson, Texas.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission, or SEC, a registration statement on Form SB-2 (including the exhibits and schedules thereto) under the Securities Act of 1933 and the rules and regulations promulgated thereunder, for the registration of the common stock offered hereby. This prospectus is part of the registration statement. This prospectus does not contain all the information included in the registration statement because we have omitted certain parts of the registration statement as permitted by the SEC rules and regulations. For further information about us and our common stock, you should refer to the registration statement. Statements contained in this prospectus as to any contract, agreement or other document referred to are not necessarily complete. Where the contract or other document is an exhibit to the registration statement, each statement is qualified by the provisions of that exhibit.

You can inspect and copy the registration statement and the exhibits and schedules thereto at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 233 Broadway, New York, New York 10279, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may call the SEC at 1-800-732-0330 for further information about the operation of the public reference rooms. Copies of all or any portion of the registration statement can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the registration statement is publicly available through the SEC's site on the Internet's World Wide Web, located at http://www.sec.gov.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                                TABLE OF CONTENTS



                                                                           Page

Reports of Independent Registered Public Accounting Firm
   Killman, Murrell & Company, P.C.                                        F-2

   Lopez, Blevins, Bork & Associates, LLP                                  F-3

Consolidated Financial Statements

   Consolidated Balance Sheets as of June 30, 2004 and 2005
        and December 31, 2005   (Unaudited)                                F-4


   Consolidated Statements of Operations for the Years Ended
        June 30, 2004 and 2005 and the Three Months Ended
        December 31, 2004 and 2005 (Unaudited)                             F-6

   Consolidated Statements of Stockholders' Deficit for the
        Years Ended June 30, 2004 and 2005 and the Six Months
        Ended December 31, 2005 (Unaudited)                                F-7

   Consolidated Statements of Cash Flows for the Years Ended
        June 30, 2004 and 2005 and the Six Months Ended
        December 31, 2004 and 2005 (Unaudited)                             F-9

   Notes to Consolidated Financial Statements                              F-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Safeguard Security Holdings, Inc.
(Formerly IQUE Intellectual Properties, Inc.)


We have audited the accompanying consolidated balance sheet of Safeguard Security Holdings, Inc. as of June 30, 2005, and the related consolidated statements of operations, stockholders' deficit and cash flows for the year ended June 30, 2005. These consolidated financial statements are the responsibility of Safeguard Security Holdings, Inc.'s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Safeguard Security Holdings, Inc. as of June 30, 2005, and the consolidated results of its operations and its cash flows for the year then ended in conformity with United States generally accepted accounting principles.




/s/ Killman, Murrell & Company, P.C.
KILLMAN, MURRELL & COMPANY, P.C.
Houston, Texas
October 26, 2005, except for Note 10 which
                  date is November 18, 2005

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
    Safeguard Security Holdings, Inc.
     (Formerly Superior Protection, Inc.)
    Houston, Texas

We have audited the accompanying balance sheet of Safeguard Holdings, Inc. as of June 30, 2004 and the related statements of operations, stockholder's deficit, and cash flows for the year then ended. These financial statements are the responsibility of Safeguard Security Holdings, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Safeguard Security Holdings, Inc. as of June 30, 2004 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.



Lopez, Blevins, Bork & Associates, LLP
Houston, Texas

March 4, 2005

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                           CONSOLIDATED BALANCE SHEETS


                                     ASSETS

                                                                     June 30,                          December 31,
                                                       -------------------------------------
                                                             2004                  2005                      2005
                                                       ----------------       --------------           ----------------
                                                                                                         (Unaudited)
Current Assets
   Cash                                                 $             -       $      102,849            $       304,106
   Restricted cash                                              195,000              195,000                     95,000
   Accounts receivable
     Trade, net of allowance for doubtful
       accounts of $83,709, $66,405 and
       $51,100, respectively                                  3,634,330            2,783,496                  1,967,944
     Related party                                                    -                    -                    148,619
     Employees                                                        -               14,849                     29,593
   Inventories                                                        -                    -                      9,056
   Prepaid expenses                                             271,191               52,799                     25,716
                                                        ---------------       --------------            ---------------

             TOTAL CURRENT ASSETS                             4,100,521            3,148,993                  2,580,034

Furniture and Equipment, net                                    277,883              173,869                    430,877
Goodwill                                                              -                    -                  3,527,000
Other Assets                                                        175                2,515                     28,453
Loan Receivable, Shareholder                                  1,201,531                    -                          -
                                                        ---------------       --------------            ---------------

             TOTAL ASSETS                               $     5,580,110       $    3,325,377            $     6,566,364
                                                        ===============       ==============            ===============






















                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                           CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                       June 30,                         December 31,
                                                         -------------------------------------
                                                             2004                   2005                     2005
                                                         --------------         --------------          ---------------
                                                                                                        (Unaudited)
Current Liabilities
   Cash overdraft                                         $     167,316         $            -          $             -
   Current maturities of long-term debt                       1,190,915                926,397                1,568,571
   Accounts payable                                             513,357                813,409                1,292,566
   Accrued expenses                                           2,954,037              3,102,104                2,627,267
   Accrued settlement                                           600,000              6,037,930                6,191,129
   Advances from preferred shareholders                         500,000                      -                        -
   Preferred stock dividends payable                                  -                176,836                  332,253
                                                          -------------         --------------          ---------------

         TOTAL CURRENT LIABILITIES                            5,925,625             11,056,676               12,011,786

Long-Term Debt- Net of Current Maturities                     1,339,923                839,806                  600,978
Callable Secured Convertible Notes Payable                            -                      -                1,500,000
Accrued Settlement, Net of Current
   Maturities in 2004                                         5,497,630                      -                        -
                                                          -------------         --------------          ---------------

         TOTAL LIABILITIES                                   12,763,178             11,896,482               14,112,764
                                                          -------------         --------------          ---------------

Commitments and Contingencies                                         -                      -                        -

Stockholders' Deficit
   Preferred stock, no par value, 600,000
     shares authorized, none issued and
     and outstanding                                                  -                      -                        -
   Series A preferred stock, no par value,
     400,000 shares authorized, 310,834
     and 325,834 issued and outstanding,
     respectively (redeemable value
     $11.00 per share, aggregating
     $3,419,174 and
     $3,584,174, respectively)                                        -              2,713,399                2,863,399
   Common stock, $0.001 par value,
     50,000,000 shares authorized
     7,816,000, 7,816,000 and 9,266,000
     shares issued and outstanding, respectively                  7,816                  7,816                    9,266
   Paid-in-capital                                              505,922              9,846,481               14,896,500
   Accumulated deficit                                       (7,696,806)           (21,138,801)             (25,315,565)
                                                          --------------        ---------------         ----------------

       TOTAL STOCKHOLDERS' DEFICIT                           (7,183,068)            (8,571,105)              (7,546,400)
                                                          --------------        ---------------         ----------------
         TOTAL LIABILITIES AND
            STOCKHOLDERS' DEFICIT                         $   5,580,110         $    3,325,377          $     6,566,364
                                                          =============         ==============          ===============




                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                 Six Month Ended
                                                         Years Ended June 30,                       December 31,
                                                    --------------------------------       --------------------------------
                                                        2004              2005                 2004              2005
                                                    -------------    ---------------       -------------      -------------
                                                                                                      (Unaudited)
REVENUES
   Revenues                                         $  23,164,768    $    23,491,213       $  13,134,939      $   9,598,743

COST OF REVENUE
   Salaries, wages and employee costs                  21,111,040         19,720,314          11,399,211          7,358,656
   Other cost of revenues                               1,798,640          2,558,769           1,183,139            512,329
                                                    -------------    ---------------       -------------      -------------
       TOTAL COST OF REVENUE                           22,909,680         22,279,083          12,582,350          7,870,985
                                                    -------------    ---------------       -------------      -------------

       GROSS PROFIT                                       255,088          1,212,130             552,589          1,727,758
                                                    -------------    ---------------       -------------      -------------

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES
   Salaries, wages and employee related costs             903,318            897,408             401,297          1,441,771
   Other operating costs                                1,016,933          3,013,999           1,120,523          1,869,215
   Depreciation and amortization                          128,674            118,225              51,912             59,251
   Bad debt expense                                             -          1,276,372                   -                187
                                                    -------------    ---------------       -------------      -------------
       TOTAL SELLING, GENERAL AND
         ADMINISTRATIVE EXPENSES                        2,048,925          5,306,004           1,573,732          3,370,424
                                                    -------------    ---------------       -------------      -------------

OTHER INCOME (EXPENSE)
   Interest income                                          9,155             10,849                   -             38,436
   Other income                                             4,045              8,690                   -              9,192
   Interest expense                                      (606,475)          (673,265)           (235,404)        (2,426,309)
                                                    --------------   ----------------      --------------     --------------
       TOTAL OTHER INCOME (EXPENSE)                      (593,275)          (653,726)           (235,404)        (2,378,681)
                                                    --------------   ----------------      --------------     --------------

       LOSS BEFORE INCOME TAXES                        (2,387,112)        (4,747,600)         (1,256,547)        (4,021,347)

PROVISION FOR INCOME TAXES                                      -                  -                   -                  -
                                                    -------------    ---------------       -------------      -------------

NET LOSS                                               (2,387,112)        (4,747,600)         (1,256,547)        (4,021,347)

PREFERRED STOCK DIVIDENDS,
   BENEFICIAL CONVERSION AND
   WARRANT ISSUANCE                                             -         (8,694,395)                  -           (155,417)
                                                    -------------    ----------------      -------------      --------------

      NET LOSS AVAILABLE
       TO COMMON SHAREHOLDERS                       $  (2,387,112)   $   (13,441,995)      $  (1,256,547)     $  (4,176,764)
                                                    =============    ================      ==============     ==============

BASIC AND DILUTED LOSS PER
    COMMON SHARE                                    $      (0.31)    $        (1.72)       $      (0.16)      $      (0.47)
                                                    ==============   ==============        ==============     =============

WEIGHTED AVERAGE NUMBER OF
    COMMON SHARES OUTSTANDING
     BASIC AND DILUTED                                  7,816,000          7,816,000           7,816,000          8,901,715
                                                    =============    ===============       ==============     =============



                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                     YEARS ENDED JUNE 30, 2004 AND 2005 AND
                 SIX MONTHS ENDED DECEMBER 31, 2005 (UNAUDITED)

                                Common Stock              Preferred Stock            Paid-In-     Accumulated
                             Shares     Par Value        Shares         Value        Capital         Deficit           Total
                          ---------- -------------   -----------   -----------   -----------   --------------    -------------

Balance,
  June 30, 2003, As
    Previously Reported        1,500 $            2             -  $         -   $   513,736   $   (5,309,694)   $  (4,795,956)
  Recapitalization
   From Reverse Merger     7,814,500          7,814             -            -        (7,814)                -               -
                           --------- --------------  ------------  -----------   -----------   ---------------   -------------

Restated Balance,
    June 30, 2003          7,816,000          7,816             -                    505,922       (5,309,694)      (4,795,956)
Net Loss                           -              -             -            -             -       (2,387,112)      (2,387,112)
                           --------- --------------  ------------  -----------   -----------   ---------------   -------------

Balance,
  June 30, 2004            7,816,000          7,816             -            -       505,922       (7,696,806)      (7,183,068)
Issuance of
  Preferred Stock, Net
  of $369,940 of
  Offering Costs                   -              -       310,834    2,713,399             -                -        2,713,399
Beneficial Conversion
  Cost of Preferred Stock          -              -             -            -     3,108,340                -        3,108,340
Fair Value of Warrants
  Issued with Preferred
  Stock                            -              -             -            -     5,409,219                -        5,409,219
Warrants Issued for
  Services                         -              -             -            -       823,000                -          823,000
Net Loss                           -              -             -            -             -       (4,747,600)      (4,747,600)
Preferred Stock
  Dividends, Beneficial
  Conversion Cost
  And Warrant Issuance             -              -             -            -             -       (8,694,395)      (8,694,395)
                           --------- --------------  ------------  -----------   -----------   ---------------   -------------

Balance,
    June 30, 2005          7,816,000          7,816       310,834    2,713,399     9,846,481      (21,138,801)      (8,571,105)
Issuance of
  Preferred Stock                  -              -        15,000      150,000             -                -          150,000
Issuance of Common
  Stock for
    Acquisition            1,100,000          1,100             -            -     1,868,900                -        1,870,000
Common Stock
  Issued for Services        100,000            100             -            -       164,900                -          165,000
Warrants Issued
  For Services                     -              -             -            -       407,969                -          407,969


                                   (Continued)
                 The accompanying notes are an integral part of
                    these consolidated financial statements.
                                       F-7

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                     YEARS ENDED JUNE 30, 2004 AND 2005 AND
                 SIX MONTHS ENDED DECEMBER 31, 2005 (UNAUDITED)
                                   (CONTINUED)

                                Common Stock              Preferred Stock            Paid-In-     Accumulated
                             Shares     Par Value        Shares         Value        Capital         Deficit           Total
                          ------------ -------------   -----------   -----------   -----------   --------------    -------------

Callable Secured
  Convertible Notes
  Payable Warrants                -              -             -             -       572,000               -        572,000
Beneficial Conversion
  Feature of Callable
  Secured Convertible
  Notes Payable                   -              -             -             -     1,474,000               -      1,474,000
Issuance of Common
  Stock for
    Acquisition             250,000            250             -             -       562,250               -        562,500
Net Loss                                                                                          (4,021,347)    (4,021,347)
Preferred Stock
  Dividends                                                                                         (155,417)      (155,417)
                          ---------  -------------   -----------    ----------   -----------   -------------   -------------

Balance,
    December 31,
       2005
     (Unaudited)          9,266,000  $       9,266       325,834    $2,863,399   $14,896,500   $ (25,315,565)  $ (7,546,400)
                          =========  =============   ===========    ==========   ===========   =============   ============







































                 The accompanying notes are an integral part of
                    these consolidated financial statements.
                                       F-8

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                              Years Ended June 30,                Six Months Ended
                                                      -------------------------------
                                                                                                     December 31,
                                                                                            -------------------------------
                                                          2004               2005               2004              2005
                                                      -------------     -------------       ------------      -------------
                                                                                                     (Unaudited)
CASH FLOWS FROM
   OPERATING ACTIVITIES
   Net loss                                           $  (2,387,112)    $  (4,747,600)     $  (1,256,547)      $ (4,021,347)
   Adjustments to reconcile net loss to net
    cash provided (used) by operating activities
       Depreciation and amortization                        128,674           118,225             51,912             59,251
       Bad debt expense                                           -         1,276,372                  -                187
       Common stock issued for services                           -                 -                  -            165,000
       Gain on sale of assets                                     -            (7,337)                 -                  -
       Warrants issued for services                               -           823,000                  -            407,969
       Beneficial conversion of
          convertible notes payable                               -                 -                  -          1,474,000
       Debt discount interest                                     -                 -                  -            572,000
   Changes in operating assets and liabilities
       Prepaid expenses                                    (143,373)          305,972            131,677             45,854
       Accounts receivable                                 (393,105)          826,073           (276,474)         1,191,281
       Inventories                                                -                 -                  -               (329)
       Accrued settlement                                 1,809,452           (59,700)           180,219            153,199
       Cash overdrafts                                      167,316          (167,316)                 -                  -
       Accounts payable                                     456,216           325,052            148,485           (388,633)
       Accrued liabilities                                        -           158,967            202,079           (475,800)
       Deferred revenue                                           -                 -                  -            (31,112)
       Other asset                                          104,708            (2,340)            (2,710)            44,250
                                                      -------------     -------------      -------------       ------------

           NET CASH USED BY
             OPERATING ACTIVITIES                          (257,224)       (1,150,632)          (821,359)          (804,230)
                                                      -------------     -------------      -------------       ------------
CASH FLOWS FROM
   INVESTING ACTIVITIES
   Change in restricted cash                               (195,000)                -                  -            100,000
   Cash acquired in acquisition                                   -                 -                  -             86,583
   Purchase of furniture and equipment                      (95,993)          (42,533)            (2,515)          (103,094)
   Proceeds from sale of equipment                                -            35,659                  -                  -
                                                      -------------     -------------      -------------       ------------
           NET CASH (USED) PROVIDED
             BY INVESTING ACTIVITIES                       (290,993)           (6,874)            (2,515)            83,489
                                                      -------------     -------------      -------------       ------------

CASH FLOWS FROM
   FINANCING ACTIVITIES
   Increase in loan receivable, shareholder                (621,383)          (64,929)            (6,929)                 -
   Notes payable payments                                   100,677          (652,215)          (386,183)          (728,002)
   Proceeds from convertible note                                 -                 -                  -          1,500,000
   Proceeds from preferred stock sales                      500,000         1,977,499          1,424,500            150,000
                                                      -------------     -------------      -------------       ------------
           NET CASH PROVIDED (USED) BY
             FINANCING ACTIVITIES                           (20,706)        1,260,355          1,031,388            921,998
                                                      -------------     -------------      -------------       ------------

NET (DECREASE) INCREASE IN CASH                            (568,923)          102,849            207,514            201,257

CASH BALANCE,
   BEGINNING OF PERIOD                                      568,923                 -             27,684            102,849
                                                      -------------     -------------      -------------       ------------

CASH BALANCE,
   END OF PERIOD                                      $           -     $     102,849      $     235,198       $    304,106
                                                      =============     =============      =============       ============



                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (CONTINUED)


                                                              Years Ended June 30,               Six Months Ended
                                                      -------------------------------
                                                                                                     December 31,
                                                                                            -------------------------------
                                                          2004               2005               2004              2005
                                                      -------------     -------------       ------------      -------------
                                                                                                     (Unaudited)
NON- CASH INVESTING AND
       FINANCING ACTIVITIES
   Decrease in accounts receivable                    $           -     $      27,216       $          -      $          -
   Reduction in allowance for
       doubtful accounts                                          -           (27,216)                 -                 -
   Prepaid Insurance                                              -           (87,580)                 -                 -
   Increase in notes payable                                      -            87,580                  -                 -
   Preferred stock issuance                                       -           210,900                  -                 -
   Decrease in notes payable                                      -          (200,000)                 -                 -
   Accrued interest converted
       preferred stock                                            -           (10,900)                 -                 -
   Decrease in advances from
       preferred shareholders                                     -          (500,000)                 -                 -
   Preferred stock issuances                                      -           500,000                  -                 -
   Accounts payables                                              -           (25,000)                 -                 -
   Preferred stock issuances                                      -            25,000                  -                 -
   Preferred stock dividend payable                               -           176,836                  -           155,417
   Preferred stock dividend                                       -          (176,836)                 -          (155,417)
   Beneficial conversion cost of
       preferred stock                                            -        (3,108,340)                 -                 -
   Fair value of warrants issued with
       preferred stock                                            -        (5,409,219)                 -                 -
   Paid in capital                                                -         8,517,559                  -                 -
   Debt Discount                                                  -                 -                  -          (572,000)
   Paid-in-capital                                                -                 -                  -           572,000
   Beneficial conversion of debt, interest expense                -                 -                  -        (1,474,000)
   Paid-in-capital                                                -                 -                  -         1,474,000
   Acquisition of subsidiaries:
       Assets acquired                                            -                 -                  -        (4,325,767)
       Liabilities assumed                                        -                 -                  -         2,029,908
       Par value of stock issued                                  -                 -                  -             1,350
       Paid-In-Capital                                            -                 -                  -         2,294,509
                                                      ------------      -------------       ------------      ------------

   Supplemental cash flow disclosures                 $           -     $           -       $          -      $          -
                                                      =============     =============       ============      ============
   Cash Paid During the Year for:
       Interest                                       $     404,991     $     644,067       $    311,311      $    110,116
                                                      =============     =============       ============      ============



       Income Taxes                                   $           -     $           -       $          -      $          -
                                                      =============     =============       ============      ============


                 The accompanying notes are an integral part of
                    these consolidated financial statements.
                                      F-10

                        SAFEGUARD SECURITY HOLDINGS, INC
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS

Safeguard Security Holdings, Inc. (the "Company") was incorporated on November 25, 1983 under the laws of the State of Louisiana. In October 2001, the Company was reincorporated as a Nevada corporation. The Company's principal operations consist of providing security and guard services to state and federal governmental agencies throughout the United States of America. The services provided to the governmental agencies are under one year contracts which can be extended for additional annual periods based on the Company's performance and the agencies projected security requirements.

In July 2005 the Company acquired Systems Group, Inc. and Systems Group Government Services, Inc. (collectively "Systems Group") and thereby expanded its operations to include security systems planning, engineering, design and systems integration services. In November 2005 the Company acquired Ferguson International, Inc.

Principles of Consolidation

The consolidated financial statements include the accounts of Safeguard Security Holdings, Inc. and its wholly owned subsidiary Superior Protection, Inc. ("Superior"). All intercompany accounts and transactions have been eliminated in consolidation for the year ended June 30, 2005. The financial statements for the year ended June 30, 2004 and the six months ended December 31, 2004, represents only the activity of Superior Protection, Inc.

The December 31, 2005 consolidated financial statements include the accounts of Safeguard Security Holdings, Inc. and its wholly owned subsidiaries:
            Superior Protection, Inc.
            Systems Group, Inc.
            Systems Group Government Services, Inc.
            Ferguson International, Inc.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for financial information and with Article 3 and 3-A Regulation S-X.

On October 29, 2004, the Company (formerly IQUE INTELLECTUAL PROPERTIES, INC.) and Superior entered into "AGREEMENT AND PLAN OF REORGANIZATION" whereby the shareholders of Superior exchanged their stock ownership for shares of stock of the Company. The following summarizes the stock transactions of the Company as related to the reverse merger:









                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Basis of Presentation (Continued)
---------------------

     Common Shares Outstanding Prior
        to reverse merger                                           89,553,110

     Shares returned to Company by
        Controlling shareholders                                    67,000,000
                                                                    ----------
                                                                    22,553,110

     Reverse Split of 23.5 to 1                                            /23.5
                                                                    ------------
                                                                       959,707

     Less fractional shares not issued                                 (14,550)
                                                                    ------------
                                                                       945,157

     Common Shares issued to Superior's Shareholders                 7,670,843
                                                        ---------------------
                                                                     8,616,000
        Less Shares Returned to the Company by
          Superior Shareholders on November 18, 2005                  (800,000)
                                                        ---------------------

        Common Shares Outstanding after Merger                       7,816,000
                                                                    ===========


At October 29, 2004, the Company had no assets or liabilities and had no operations for the previous two years.

In the reverse merger transaction, Superior was considered to have acquired the Company. As a result, the historical cost basis of the assets and liabilities are carried over from Superior and Superior's historical operations are the operations presented in these financial statements.

The Company operates in one line of business which is providing security and guard services to state and federal governmental agencies.











                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Use of Estimates

Preparing the Company's financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents. As of June 30, 2005, cash balances include $195,000 which is restricted in connection with a letter of credit issued by a bank on behalf of Superior. Subsequent to June 30, 2005 the bank's restricted cash balance requirement was reduced by $100,000 to $95,000.

Allowance for Doubtful Accounts

Earnings are charged with a provision for doubtful accounts based on a current review of collectibility of accounts receivable. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. The following summarizes the activity in the allowance for doubtful accounts:

                                                 Years Ended June 30,              Six Months Ended
                                           ------------------------------------
                                               2004                 2005           December 31, 2005
                                           -------------       --------------      -----------------
     Balance Beginning of Period          $     (110,000)      $     (83,709)        $        (66,405)
     Provision                                         -          (1,276,372)                    (187)
     Charge Offs                                  26,291           1,293,676                   15,492
     Recoveries                                        -                   -                        -
                                          --------------        ------------           --------------

     Balance End of Period                $      (83,709)       $    (66,405)         $       (51,100)
                                          ==============        =============         ================


Inventories

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method. The Company's inventories balance consist of various parts and components to security systems.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations. Depreciation is computed by applying the straight-line method over the estimated useful lives which are generally eighteen months to five years.


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Concentrations of Credit Risk and Fair Value of Financial Instruments

Federal and State governmental agencies comprise substantially all of the Company's accounts receivable at June 30, 2005 and 2004 and revenue for the years then ended.

The Company maintains cash balances at financial institutions which at times, exceed federally insured amounts. The Company has not experienced any material losses in such accounts. Cash balances in excess of federally insured limits at June 30, 2005 and 2004 are $499,290 and $0,respectively.

The carrying amounts of cash and cash equivalents, current receivables, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these instruments. The carrying amounts of the Company's borrowings at June 30, 2005 and 2004, approximate their fair value.

Revenue Recognition
The Company recognizes revenue on service contracts ratably over applicable contract periods or as services are performed. Amounts billed and collected before the services are performed are included in deferred revenues.

Income Taxes

The Company recognizes the amount of taxes payable or refundable for the current year and recognizes deferred tax liabilities and assets for the expected future tax consequences of events and transactions that have been recognized in the Company's financial statements or tax returns. The Company currently has substantial net operating loss carryforwards. The Company has recorded a valuation allowance equal to the net deferred tax assets due to the uncertainty of the ultimate realization of the deferred tax assets.

Other Comprehensive Income

The Company has no items of other comprehensive income in any period presented. Therefore, net income as presented in the Company's Statement of Operations equals comprehensive income.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.




                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Contingencies (Continued)

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

Stock Based Compensation

The Company accounts for stock-based compensation to employees using the intrinsic value method prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Compensation cost, if any, is measured as the excess of the fair value of the Company's stock at the date of grant over the amount an employee must pay to acquire the stock. Statement of Financial Accounting Standards ("SFAS") 123, Accounting for Stock-Based Compensation, amended by SFAS 148, Accounting for Stock-Based Compensation - Transition and Disclosure, established accounting and disclosure requirements using a fair value based method of accounting for stock-based employee compensation; however, it allows an entity to continue to measure compensation for those plans using the intrinsic value method of accounting prescribed by APB Opinion No. 25. The Company has elected to continue to measure compensation under the APB Opinion No. 25, and has adopted the disclosure requirements of SFAS No. 123 and SFAS No. 148.




















                                   (Continued)
                                      F-15

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Stock Based Compensation (Continued)

If the fair value of the stock options granted to employees during a fiscal year had been recognized as compensation expense on a straight-line basis over the vesting period of the grants, stock-based compensation costs would have impacted our net loss and loss per common share for the:

                                                                                                Six Months Ended
                                                       Years Ended June 30,                         December 31,
                                                   ---------------------------------      ----------------------
                                                       2004               2005                2004               2005
                                                   --------------     --------------      --------------    ----------------
     Net loss available to common
       shareholders as reported                   $    (2,387,112)   $  (13,441,995)       $  (1,256,547)   $     (4,176,764)
     Deduct stock based compensation
       costs, under SFAS 123                                    -          (209,593)                   -            (305,903)
                                                  ---------------    ---------------       -------------    -----------------
     Pro forma net loss
       available to common shareholders           $    (2,387,112)   $  (13,651,588)       $  (1,256,547)   $     (4,482,667)
                                                  ================   ==============        ==============    ================

     Per share information:
        Basic and diluted as reported             $        (0.31)    $       (1.72)        $      (0.16)    $         (0.47)
        Basic and diluted pro forma               $        (0.31)    $       (1.75)        $      (0.16)    $         (0.50)


The fair value of the stock-based awards was estimated using the Black-Scholes model with the following weighted average assumptions:

                                                                                                Six Months Ended
                                                       Years Ended June 30,                         December 31,
                                                   ---------------------------------      ----------------------
                                                       2004               2005                2004               2005
                                                   --------------     --------------      --------------    ----------------
     Estimated fair value                          $            -    $         1.11        $        -       $          1.11
     Expected life (years)                                      -              3.4                  -                  3.4
     Risk free interest rate                                   -%              4.0%                 -%                 4.0%
     Volatility                                                -%            129.2%                 -%               129.2%
     Dividend yield                                            -%                 -%                -%                   -%


Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board (`FASB") issued SFAS No. 154 "Accounting Changes and Error Corrections" ("SFAS No. 154"), which replaces APB Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements", which requires that a voluntary change in accounting principle be applied retrospectively to all prior period financial statements presented, unless it is impractical to do so. SFAS No. 154 also provides that a change in method of depreciating or amortizing a long-lived non-financial asset be accounted for as a change in estimate effected by a change in accounting principle, and also provides that correction of errors in previously issued financial statements should be termed a "restatement". SFAS No. 154 is effective for fiscal years beginning after December 15, 2005. We do not believe the adoption of SFAS No. 154 will have a material impact on our financial statements.


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 1:  ORGANIZATION AND DESCRIPTION OF BUSINESS (Continued)

Recent Accounting Pronouncements (Continued)

In December 2004, the FASB issued SFAS No. 123R, "Share-Based Payment" ("SFAS No. 123R"). SFAS No. 123R requires all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized as an operating expense in the income statement. The cost is recognized over the requisite service period based on fair valued measured on grant dates, and the new standard may be adopted using either the modified prospective transition method or the modified retrospective transition method. In April 2005, the SEC approved a change in the effective date of SFAS No. 123R for public companies to be effective in the annual, rather than interim, periods beginning after June 14, 2005. SFAS No. 123R is effective for the Company beginning July 1, 2005. In March 2005, the SEC issued Staff Accounting Bulletin No. 107 ("SAB No. 107") "Share-Based Payment", which expressed views of the SEC regarding the interaction between SFAS No. 123R and certain SEC rules and regulations. SAB No. 107 also provides the SEC's views regarding the valuation of share-based payment arrangements for public companies. We have evaluated the requirements of SAB No. 107 in connection with our adoption of SFAS No. 123R and expect that these new pronouncements will have a material impact on our results of operations for future employee stock options granted. The adoption of SFAS No. 123R effective July 1, 2005 will cause the Company to recognize $486,159 and $134,380 in compensation expense for the fiscal years ending June 30, 2006 and 2007, respectively, for options which were issued in the fiscal year ended June 30, 2005.

Reclassification of 2004 Financial Statements

Certain reclassifications in the June 30, 2004 balance sheet have been made to be consistent with the current presentation.

NOTE 2:  RELATED PARTY TRANSACTIONS

As of June 30, 2004, Superior had a loan receivable from a stockholder of $1,201,531 and subsequent to June 30, 2004, advanced an additional $64,929. The loan was unsecured and non-interest bearing. The stockholder's only source of repayment is through the sale of the Company's common stock, that the stockholder obtained in the Superior Merger. On May 2, 2005, the stockholder entered into a Trust Agreement, whereby:

|X| Stockholder transferred 1,800,000 shares of the Company's common stock to a trust.
|X| The purpose of the trust is to discharge an obligation of the Company to the United States Internal Revenue Service and a financial institution, for which the stockholder was also personally liable.
|X| The 1,800,000 trust shares can be sold prior to May 1, 2006, only if the sales price is greater than $4.00 per share. After May 1, 2006 the stock can be sold for any price determined acceptable by the trustee.
|X| The trust will terminate on the earlier of January 30, 2007 or when all the common stock has been sold and the funds disbursed.

Due to the fact that repayment is contingent upon the sale of unregistered securities, with a very limited trading volume, management of the Company concluded there was substantial doubt concerning the collectibilty of the $1,266,460 and consequently recognized a bad debt expense of the same amount.

In December 2005 the 1,800,000 trust shares were increased to 2,000,000 shares.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 3:  FURNITURE AND EQUIPMENT

Components of furniture and equipment, are as follows:

                                                           June 30,                            December 31,
                                               ------------------------------------       -----------------
                                                    2004                  2005                  2005
                                               -------------           ------------       -----------------

         Weapons and uniforms                 $      713,638           $    665,952       $         623,169
         Operating equipment                          98,451                103,567                 398,540
         Furniture and fixtures                       91,841                129,109                 265,016
         Leasehold improvements                            -                      -                  35,178
                                              --------------           ------------       -----------------
                                                     903,930                898,628               1,321,903
         Less accumulated depreciation              (626,047)              (724,759)               (891,026)
                                              ---------------          -------------      ------------------
                                              $      277,883           $    173,869       $         430,877
                                              ==============           ============       =================


Depreciation expense totaled $128,674, $118,225, $51,912 and $59,251 for the years ended June 30, 2004 and 2005 and the six months ended December 31, 2004 and 2005, respectively.

NOTE 4:  NOTES PAYABLE

The notes payable are as follows:

                                                                     June 30,                      December 31,
                                                          --------------------------------
                                                               2004              2005                   2005
                                                          -------------      -------------       -----------------

       6.2% Term loan from a financial                    $   2,276,156      $   1,709,685       $       1,384,819
         institution with monthly payments
         including interest of $75,000 through
         March 2006 and $100,000 through
         February 2007, with balance due
         March 2007

       6.8% Note payable to a corporation due
          March 2005                                            200,000                  -                       -
       3.9% Notes payable to a credit corporation
           due in monthly installments of $1,468,
           including interest through
           May 2008 secured by vehicles                          54,682             37,056                  30,796

       7.0% Insurance premium note due in
            monthly installments of $9,731,
            including interest due September 2005                     -             19,462                       -

       Nine notes payable with interest rates
            ranging up to 19% with monthly
            payments inclusive of interest ranging
            from $115 to $500 per month,
            secured by vehicles                                       -                  -                  96,604

                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 4:  NOTES PAYABLE (Continued)
                                                                    June 30,                        December 31,
                                                          --------------------------------                     -
                                                             2004               2005                     2005
                                                          -------------      -------------          --------------
       6 % note payable to a corporation in
            installments of $10,000 per month
            including interest                                        -                  -                 157,330

       6 % Note payable to an individual,
            unsecured due in two annual
            installments of $222,500
            plus interest                                             -                  -                 455,000

       6 % Note payable to an individual,
            unsecured due in two annual
            installments of $12,500
            plus interest                                             -                  -                  25,000
       6 % Note payable to an individual,
            unsecured due in two annual
            installments of $10,000
            plus interest                                             -                  -                  20,000
                                                          -------------      -------------       -----------------

                                                              2,530,838          1,766,203               2,169,549

                       Less Current Maturities               (1,190,915)          (926,397)             (1,568,571)
                                                          --------------     --------------      -----------------

                                                          $   1,339,923      $     839,806       $         600,978
                                                          =============      =============        ================


The following is a summary of notes payable payments for the remaining lives of the loans:

                    Years Ending June 30                      Amount
                    --------------------                -------------
                             2006                       $     926,397
                             2007                             835,687
                             2008                               4,119
                                                        -------------

                                                        $   1,766,203

On October 4, 2004, Superior, a principal stockholder and a financial institution entered into an "Agreed Final Judgment" (the "Agreement") which converted Superior's defaulted line of credit into a fixed rate term loan. The Agreement included among other provisions, a fixed interest rate of 6.25%, specified monthly payments through March 2007 and pledged collateral as follows:

|X|      all assets of Superior
|X|      all issued and outstanding common stock of Superior


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 4:  NOTES PAYABLE (Continued)

The $200,000 note payable due March 2005 was paid by certain individuals who in turn converted the debt, plus accrued interest of $10,900, into the Company's newly created preferred stock (21,090 shares) in February 2005.

NOTE 5:  ACCRUED SETTLEMENT

Superior did not remit payment for federal withholding and federal FICA taxes withheld from employees' payroll checks on a timely basis for the years ended 2001, 2002, 2003 and 2004. Superior also failed to remit the employer match on the FICA taxes on a timely basis. The total liability including accrued penalties and interest at June 30, 2005 and 2004 was $6,037,930 and $6,097,630, respectively. During October 2004, Superior entered into a revised installment agreement with the Department of the Treasury-Internal Revenue Service to repay the settlement in monthly installments of $50,000 plus interest with the remaining amounts due in a lump sum payment in May 2006.

NOTE 6:  ACCRUED EXPENSES

The accrued expenses consist of the following:

                                                                 June 30,                              December 31,
                                                 -------------------------------------------
                                                     2004                          2005                      2005
                                                 ----------------             --------------            --------------

       Gross receipts tax, including
          interest and penalties                 $        374,190              $     587,395            $     587,395
       Lawsuit settlements                                      -                    624,360                  624,360
       Fee due to governmental agency                      38,240                    139,539                  112,522
       Accrued payroll                                  2,242,043                  1,144,233                  504,659
       Accrued state payroll taxes                         12,968                    487,541                  305,462
       Accrued interest                                   201,484                     39,261                   69,261
       Sales tax payable                                        -                          -                  326,739
       Other                                               85,112                     79,775                   96,869
                                                 ----------------              -------------            -------------
                                                 $      2,954,037              $   3,102,104            $   2,627,267
                                                 ================              =============            =============


NOTE 7:  INCOME TAXES

At June 30, 2005 and 2004, the Company had net operating loss carryforwards of approximately $8,296,000 and $6,710,000, respectively, which expire in various years through 2025. A valuation allowance has been provided for the deferred tax assets as it is uncertain whether the Company will have future taxable income.








                                  ( Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005


NOTE 7:  INCOME TAXES (Continued)

A reconciliation of the benefit for income taxes with amounts determined by applying the statutory federal income tax rate to loss before income taxes is as follows:

                                                  Year Ended June 30,
                                                  2004           2005
                                             -------------     ------------

       Benefit for Income Taxes Computed
          Using the Statutory Rate of 34%    $     811,618    $  1,614,184
       Non-Deductible expenses                     (81,917)       (457,688)
       Changes in Valuation Allowance             (729,701)     (1,156,496)
                                             -------------    ------------
       Provision for Income Taxes            $           -    $          -
                                             =============    ============


Significant components of the Company's deferred tax liabilities and assets were as follows at June 30, 2004 and 2005:

                                                2004              2005
                                             -------------    --------------

     Deferred Tax Liabilities                $           -    $            -
     Deferred Tax Assets:
         Deferred Start-up Costs                    53,440            29,208
         Bad Debt Expense                                -           430,596
         Lawsuit Liabilities                             -           212,281
         Tax Operating Loss
             Carryforwards                       2,281,972         2,819,823
                                             -------------    --------------
                                                 2,335,412         3,491,908

      Valuation Allowance                       (2,335,412)       (3,491,908)
                                             -------------    --------------

                                             $           -    $            -
                                             =============    ==============

NOTE 8:  COMMITMENTS AND CONTINGENCIES

As of June 30, 2005 the Company was contingently liable for a letter of credit issued for $595,000. This letter of credit expires March 15, 2006. On August 4, 2005, the letter of credit amount was reduced to $390,000.

The Company is involved in or threatened with various legal proceedings from time to time arising in the ordinary course of business. The Company does not believe that any liabilities resulting from any such proceedings will have a material adverse effect on its operations or financial position.

The Company leases corporate office facilities under a month-to-month operating lease. Rent expense was $60,253, $46,214, $22,274 and $119,779 for the years ended June 30, 2004 and 2005 and the six months ended December 31, 2004 and 2005, respectively

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005


NOTE 9:  STOCKHOLDERS' EQUITY

Preferred Stock

On December 15, 2004 the articles of incorporation of the Company were amended and authorized the issuance of 1,000,000 shares of preferred stock. The Board of Directors was authorized, from time-to-time, to divide the preferred shares into "Series" and to fix and determine separately for each Series any or all of the relative rights and preferences.

On January 28, 2005, the Board of Directors authorized 400,000 shares of Series A Preferred Stock. The terms of the Series A Preferred Stock include the following:
|X| a cumulative dividend of $1.00 per share per year payable on a quarterly basis;
|X|  each share is convertible into ten shares of Common Stock;
|X| liquidation preference over common stock is equal to $10.00 per share. In the event of a liquidation, after holders of the common stock have received an amount equal to that distributed to holders of Series A Preferred Stock, common stock and Series A Preferred Stock receive distributions as though the Series A Preferred Stock had been converted;
|X| redemption in whole or in part for $11.00 per share plus all declared or accumulated dividends, redemption at the Company's option;
|X| vote on an as converted basis with the common stock. If the Company fails to pay a dividend, holders of the Series A Preferred Stock may elect the smallest number of directors which constitutes a majority of board of directors; and
|X| retired or converted shares of Series A Preferred Stock shall not be reissued but shall be retired and eliminated from the shares the Company was authorized to issue.

As of June 30,2005, the Company had issued 310,834 shares of Series A Preferred Stock as follows:

                                               Amount                  Shares
                                            -------------           -----------

  June 30, 2004 Advance Purchases           $     500,000                50,000
  2005 Preferred Stock Cash Sales               2,002,500               200,250
  Exchanged for Accounts Payable                   25,000                 2,500
  Shares Exchanged for Offering Costs             369,940                36,994
  Shares Exchanged for a Note Payable             210,900                21,090
                                            -------------            -----------

                                            $   3,108,340               310,834
                                            ============             ===========

Subsequent to June 30, 2005, 15,000 shares of preferred stock have been sold, with the Company realizing net proceeds of $ 150,000.




                                   (Continued0

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005


NOTE 9:  STOCKHOLDERS' EQUITY (Continued)

Preferred Stock Beneficial Conversion

On January 28, 2005, the date the Series A Preferred Stock was authorized and the issue date for all 310,834 shares of preferred stock, the preferred shares were convertible into 3,108,340 shares of the Company's common stock. The closing price of the Company's common stock on that date was $2.00, therefore, the beneficial conversion cost was $1.00 per share, which has been recognized in the accompanying statement of operations for the year ended June 30, 2005 as additional dividends on the preferred stock.

Common Stock

On December 15, 2004, the articles of incorporation of the Company were amended and authorized the issuance of 50,000,000 share of the Company's $0.001 par value common stock. At June 30, 2005, there were 7,816,000 shares of issued and outstanding common stock.

Stock Option Plan

The Company's 2004 Nonqualified Stock Option Plan (the "Plan") provides for options and other stock-based awards that may be granted to eligible employees, officers, consultants, and non-employee directors of the Company or its subsidiary. The Company has reserved 1,200,000 shares of common stock for future issuance under the Plan. As of June 30, 2005, there remains 675,000 shares which can be issued under the Plan, after giving effect to shares issued under the Plan. The purposes of the Plan generally are to retain and attract persons of training, experience and ability to serve as employees of the Company and to serve as non-employee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company.

The Plan is administered by the Board of Directors (the "Committee"). The Committee has the power to determine which eligible employees will receive awards, the timing and manner of the grant of such awards, the exercise price of stock options (which may not be less than market value on the date of grant), the number of shares, and all of the terms of the awards. The Company may, at any time, amend or terminate the Plan; however, no amendment that would impair the rights of any participant, with respect to outstanding grants, can be made without the participant's prior consent. Stockholder approval of an amendment to the Plan is necessary only when required by applicable law or stock exchange rules.







                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 9:  STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan (Continued)

The following summarizes stock option activity and related information:

                                                                       Years Ended June 30,
                                             ------------------------------------------------------------------------------
                                                          2005                                        2004
                                             ----------------------------------        ------------------------------------
                                                          Weighted Average                Weighted Average
                                             Shares          Exercise Price                Shares       Exercise Price
                                             -----------  ---------------------         -----------  ----------------------
     Outstanding, Beginning of Year                   -   $                  -                   -  $                    -
         Granted                                525,000                   1.80                   -                       -
         Exercised                                    -                      -                   -                       -
         Canceled                                     -                      -                   -                       -
                                             ----------   --------------------          ----------  ----------------------

     Outstanding, End of Year                   525,000   $               1.80                   -  $                              -
                                             ==========   ====================          ==========  ======================

     Exercisable, End of Year                         -   $                  -                   -  $                    -
                                             ==========   ====================          ==========  ======================


The following summarizes information related to stock options outstanding at June 30, 2005:

                                               Options Outstanding                     Options Exercisable
                                  ----------------------------------           -------------------------------------------
                                                 Weighted
                                                   Average          Weighted                                  Weighted
                                                 Remaining           Average                                  Average
                                                 Contractual        Exercise                                  Exercise
     Exercise Prices              Shares         Life (Years)     Price                   Shares                 Price
     ------------------           ---------      ------------ ----------------         --------------         ------------
     $1.95 to $2.00                 125,000              3.5        $      1.96                    -          $          -
     $1.87                          300,000              3.4               1.87                    -                     -
     $1.40                          100,000              3.3               1.40                    -          $          -
                                  ---------      --------------     -----------         ------------          ------------

                                    525,000              3.4               1.80                    -          $          -
                                  =========      ==============     ===========         ============          ============














                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 9:  STOCKHOLDERS' EQUITY (Continued)

Stock Option Plan (Continued)

Subsequent to June 20, 2005, the Company has issued 200,000 additional options to purchase the Company's common stock at exercise prices ranging from $1.60 to $2.20 per share.

The following summarizes stock option activity and related information for the six months ended December 31, 2005:
                                                              Weighted Average
                                               Shares            Exercise Price
     Outstanding, Beginning of Period           525,000       $       1.80
         Granted                                200,000               1.96
         Exercised                                    -                  -
         Canceled                                     -                  -
                                             -----------      -----------------

     Outstanding, End of Period                 725,000       $       1.84
                                             ==========       =================

Exercisable, End of Period                            -       $          -
                                             ==========       =================

The following summarizes information related to stock options outstanding at December 31, 2005:

                                               Options Outstanding                     Options Exercisable
                                  ----------------------------------           -------------------------------------------
                                                 Weighted
                                                   Average          Weighted                                  Weighted
                                                 Remaining           Average                                  Average
                                                 Contractual        Exercise                                  Exercise
     Exercise Prices              Shares         Life (Years)         Price                Shares                Price
     ------------------           ---------      ------------     ------------         --------------         ------------
     $1.95 to $2.00                 125,000              3.5        $      1.96                    -          $          -
     $1.87                          300,000              3.4               1.87                    -                     -
     $1.75                           75,000              3.1               1.75                    -                     -
     $1.60                           25,000              3.1               1.60                    -                     -
     $1.40                          100,000              3.3               1.40                    -                     -
     $2.20                          100,000              3.0        $      2.20                    -          $          -
                                  ---------      ==============     ===========         ------------          ============

                                    725,000              3.4        $      1.84                    -          $          -
                                  =========      ==============     ===========         ============          ============



Basic and Diluted Loss Per Common Share

The loss per common is computed using the weighted average number of shares outstanding during the year divided into the net loss available to common shareholders. The weighted average number of basic and diluted shares are the same due to the fact that the common stock equivalents are anti-dilutive.


                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 9:  STOCKHOLDERS' EQUITY (Continued)

Stock Purchase Warrants

At June 30, 2005, the Company had issued warrants to purchase 3,350,000 shares of the Company's common stock as follows:

                             Expected                                                                          Black-
                                Life                      Exercise Price                       Total          Scholes
                                            ----------------------------------------------
   Date         Issued For     (years)         $0.40      $1.25      $2.00         $3.00    Warrants         Valuation
-------------   ----------   ----------     --------    -------    -------    ----------    ----------       ---------

January         Preferred
    2005          Stock          3.5         568,750    637,500    796,875      796,875     2,800,000       $    5,409,219
November
    2004        Services         2.5               -    100,000    100,000      350,000       550,000              823,000
                                            --------    ---------  -------    ---------     ---------       --------------
                                             568,750    737,500    896,875    1,146,875     3,350,000       $    6,232,219
                                            ========    =======    =======    =========     =========       ==============


All warrants were exercisable on the date of grant. The value of the warrants issued in connection with the issuance of the preferred stock has been recognized as additional dividends on the preferred stock as of January 28, 2005, and the warrants issued for services were recognized as consulting expense as of November 18, 2004.

The fair value of the warrants was estimated using the Black-Scholes model with the following weighted average assumptions:

                                        2,800,000                   550,000
                                         Warrants                  Warrants
    Estimated fair value                 $ 1.94                     $  1.50
    Expected life (years)                  3.5                         2.5
    Risk free interest rate                4.5%                        4.5%
    Volatility                           218.9%                      218.9%
    Dividend yield                           -%                          -%

Subsequent to June 30, 2005 the Company issued the following warrants:

     |X| 1,125,000 warrants issued in connection with the acquisitions of Systems Group, Inc. and Ferguson International, Inc., with an exercise price of $2.00, expected life of 1.5 years and subject to attaining certain predetermined revenue volumes for calendar year 2006.
     |X| 950,000 warrants issued in connection with a convertible debt issuance, with an exercise price of $3.00 per share and exercise life of five (5) years, of which 400,000 were issued on September 30, 2005.
     |X| 349,384 warrants issued for services with an exercise life of five (5) years and exercise prices of:


                                   (Continued)
                                      F-26

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 9:  STOCKHOLDERS' EQUITY (Continued)

Stock Purchase Warrants (Continued)


                                                            Exercise
                                  Number of Warrants          Price
                                  ------------------   ---------------------
                                           34,000             $1.25
                                                              =====
                                           67,000             $2.00
                                                              =====
                                          248,384             $3.00
                                          -------             =====
                                          349,384
                                          =======


     The warrants issued subsequent to June 30, 2005 were valued using the Black-Scholes model with following assumptions:

                                       400,000                  349,384
                                       Warrants                 Warrants
                                     -----------              ------------
           Estimated fair value      $      1.43              $      1.16
           Expected life (years)            2.5                      2.5
           Risk free interest rate          4.0%                     4.0%
           Volatility                     118.1%                    97.8%
           Dividend Yield                     -%                       -%

The $572,000 aggregate value, of the 400,000 purchase warrants associated with the callable secured convertible notes payable, represents additional interest on the debt and has been recognized as interest expense on the date of insurance of the warrants. The $407,969 aggregate value of the 349,384 warrants was recognized as consulting expense during the six months ended December 31, 2005.

NOTE 10:  SUBSEQUENT EVENTS

In July 2005, the Company agreed to purchase Systems Group Inc. and Systems Group Government Services, Inc. (collectively "Systems Group"), a provider of security planning, engineering and design services, contract security officer services, and security officer training based in Dallas, Texas. The Systems Group acquisition closed in October 2005, and in connection with the acquisition, the Company issued 1,100,000 shares of common stock, paid $500,000 in cash, issued a note payable for $500,000 and warrants to purchase 1,000,000 shares of the Company's common stock at $2.00 per share, exercisable, if Systems Group's revenues exceed $16,000,000 for the calendar year 2006, subject to certain reductions if the revenue estimate is not achieved.







                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 10:  SUBSEQUENT EVENTS (Continued)

On August 4, 2005, the Company entered a Purchase and Sale Agreement (the "Purchase Agreement") with Ferguson International, Inc. ("Ferguson"). The Purchase Agreement included among other provisions the following, related to the purchase price:

     |X| 250,000 of the Company's $0.001 par value common stock (valued at $1.75 per share)
     |X| $50,000 cash payment due sixty (60) days after closing
     |X| 125,000 warrants to purchase the Company's common stock at $2.00 per share, exercisable if Ferguson's revenue in calendar year 2006 exceeds $2,250,000, subject to certain reductions if the revenue estimate is not achieved.
     |X| Salary and car allowance for the President of Ferguson
The Ferguson acquisition was completed as of November 1, 2005.

In August of 2005, the Company issued 100,000 shares of its common stock as consideration for an advisory service agreement. The fair value of the 100,000 shares of common stock was determined to be the common stock's trading value ($1.65 per share) on the date of issue. The $165,000 has been recognized as consulting service expense during the six months ended December 31, 2005.

In September 2005, the Company entered into an agreement with four investors whereby they agreed that they would invest an aggregate of $3,500,000 in 8% callable secured convertible notes with $1,500,000 being invested at closing, $1,000,000 upon the filing of a registration statement and $1,000,000 upon the registration statement being declared effective by the Securities and Exchange Commission. In connection with that agreement, the Company also issued warrants to purchase 950,000 shares of the Company's Common Stock. The 8% callable secured convertible notes are convertible at various rates depending on the price of the Company's stock at the time of conversion or exercise. The warrants have an exercise price of $3.00 and expire September 30, 2010.

On November 18, 2005, the Company entered into a Settlement and Release Agreement (the "Settlement Agreement") with a stockholder and his affiliates, whereby the stockholder would return to the Company 800,000 shares of the common stock originally issued in connection with the reverse merger with Superior. The return of these shares settled all claims between the Company and the stockholder and his affiliates.

NOTE 11:  CALLABLE SECURED CONVERTIBLE NOTES PAYABLE

The Company entered into a securities purchase agreement with four investors (the "note holders") on September 30, 2005, for the sale of (i) $3,500,000 in callable secured convertible notes and (ii) warrants to purchase 950,000 shares of common stock. The securities purchase agreement required the purchase of an aggregate of $3,500,000 of the callable secured convertible notes and warrants occurring in three traunches as follows:

     |X| $1,500,000 on September 30, 2005 and 400,000 warrants to purchase common stock;

     |X| $1,000,000 within two days after filing this registration statement covering the number of shares of common stock underlying the callable secured convertible notes and 275,000 warrants to purchase common stock; and

     |X| $1,000,000 within two days of the effectiveness of this registration statement and 275,000 warrants to purchase common stock.
                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 11:  CALLABLE SECURED CONVERTIBLE NOTES PAYABLE (Continued)

The callable secured convertible notes bear interest at 8% per annum from the date of issuance. Interest is computed on the basis of a 365-day year and is payable quarterly in cash. The callable secured convertible notes mature in three years from the date of issuance, and are convertible into common stock at the note holders' option, at the lower of (i) $2.00 or (ii) 65% of the average of the three lowest intraday trading prices for the common stock on the OTC Bulletin Board for the 20 trading days before but not including the conversion date. Accordingly, there is no limit to the number of shares into which the callable secured convertible notes may be converted. The callable secured convertible notes are secured by the Company's assets, including inventory, accounts receivable and intellectual property.

The note holders have agreed to restrict their ability to convert their callable secured convertible notes or exercise their warrants and receive shares of common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. However, the note holders may repeatedly sell shares of common stock in order to reduce their ownership percentage, and subsequently convert additional callable secured convertible notes.

NOTE 12:  ACQUISITION OF SUBSIDIARIES

Effective July 1, 2005, the Company acquired one-hundred percent of the ownership of Systems Group, Inc. and Systems Group Government Services, Inc. The following summarizes the acquisition:

                                                               Amount
             Assets Acquired
                  Cash                                         $   136,641
                  Other current assets                             531,242
                  Equipment                                        197,620
                  Deposits                                          21,395
                                                                ----------
             Total Assets Acquired                                 886,898













                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 12:  ACQUISITION OF SUBSIDIARIES (Continued)

             Liabilities Assumed
                  Accounts payable and accrued
                    liabilities                                  (866,485)
                  Deferred revenue                                (31,112)
                  Long-term debt                                 (109,335)
                                                                 --------
             Excess of Liabilities Assumed
                  Over Assets Acquired                            120,034

             Purchase Price
                  Notes payable                                 1,000,000

                  Issuance of 1,100,000
                    shares of common stock                      1,870,000
                                                                ---------

             Goodwill Acquired                                 $2,990,034
                                                               ==========

The $1.70 per share valuation for the 1,100,000 shares of common stock issued was an agreed upon value by the respective parties to the acquisition and approximated the trading value of the common stock on the effective date of the acquisition.

Effective November 1, 2005, the Company acquired one-hundred percent of the ownership of Ferguson International, Inc. The following summarizes the acquisition:

                                                               Amount
                  Assets Acquired
                    Receivables                                $    83,024
                    Equipment                                       15,545
                                                                ----------
                  Total Assets Acquired                             98,569
                                                                ----------

                  Liabilities Assumed
                    Cash overdraft                                      59
                    Accrued expenses                                   963
                    Note payable                                    22,013
                                                                ----------
                                                                    23,035

                  Net Assets Acquired                              (75,534)

                  Purchase Price
                    Cash                                            50,000

                    Issuance of 250,000 shares
                      of common stock                              562,500
                                                                ----------

                  Goodwill Acquired                            $   536,966
                                                                ==========



                                   (Continued)

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (INCLUDING NOTES APPLICABLE TO UNAUDITED PERIODS)

                             JUNE 30, 2004 AND 2005

NOTE 12:  ACQUISITION OF SUBSIDIARIES (Continued)

The $2.25 per share valuation for the 250,000 shares of common stock issued was an agreed upon value by the respective parties to the acquisition and approximated the trading value of the common stock on the effective date of the acquisition.

                         MONTGOMERY COSCIA GREILICH LLP
                          Certified Public Accountants
                         2400 Dallas Parkway, Suite 180
                               Plano, Texas 75093
                                 972.378.0400 p
                                 972.378.0416 f

Thomas A. Montgomery, CPA
Matthew R. Coscia, CPA
Paul E. Greilich, CPA
Jeanette A. Musacchio
James M. Lyngholm


                          INDEPENDENT AUDITOR'S REPORT


To the stockholders of
The Systems Group, Inc. and
Systems Group Government Services, Inc.
Dallas, Texas

We have audited the accompanying combined balance sheets of The Systems Group, Inc. and Systems Group Government Services, Inc. as of December 31, 2004 and 2003 and the related combined statements of operations, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of The Systems Group, Inc. and Systems Group Government Services, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As described in Note 1, The Systems Group, Inc. and Systems Group Government Services, Inc. entered into an agreement to sell 100% of the issued and outstanding shares of the Company effective June 30, 2005.


MONTGOMERY COSCIA GREILICH LLP
Plano, Texas
February 8, 2006

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                             COMBINED BALANCE SHEETS
                           DECEMBER 31, 2004 AND 2003

                                                                                        2004              2003
                                                                                    -------------  ----------------
     ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                      $           323  $          5,428
   Accounts receivable, net of allowance for doubtful accounts of
     $23,715 and $5,800, respectively                                                     179,971           177,893
   Inventory                                                                                8,521             2,880
                                                                                    -------------    --------------
     Total current assets                                                         $       188,815  $        186,201

PROPERTY AND EQUIPMENT, net                                                               171,911            91,521

SECURITY DEPOSITS                                                                          21,345            14,395



                                                                                  $       382,071  $        292,117
                                                                                    =============    ==============

     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable and accrued expenses                                          $       414,769  $        152,052
   Billings in excess of costs and profits on contracts                                    45,689           246,762
   Current portion of long-term notes payable                                              34,520             9,827
   Related party payable                                                                  911,018           339,630
                                                                                    -------------    --------------
     Total current liabilities                                                          1,405,996           748,271

LONG-TERM NOTES PAYABLE, net of current portion                                            91,064            42,539

COMMITMENTS AND CONTINGENCIES                                                                   -                 -

SHAREHOLDERS' EQUITY
   Common stock (SGI), $0.01 par value, 100,000 authorized
     100,000 shares issued and outstanding                                                  1,000             1,000
   Common stock (SGGS), $0.01 par value, 100,000 authorized
     100,000 shares issued and outstanding                                                  1,000                 -
   Additional paid-in capital                                                               8,000            (1,000)
   Accumulated deficit                                                                 (1,124,989)         (498,693)
                                                                                    -------------    --------------
                                                                                       (1,114,989)         (498,693)


                                                                                  $       382,071  $        292,117
                                                                                    =============    ==============





The accompanying notes are an integral part of this financial statement.

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                        COMBINED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                        2004              2003
                                                                                    -------------    --------------

SALES                                                                               $   1,946,771    $      611,558

COST OF GOODS SOLD                                                                      1,768,325           456,111

     Gross profit                                                                         178,446           155,447

GENERAL, SELLING AND ADMINISTRATIVE EXPENSES                                              805,289           509,950

     Loss from operations                                                                (626,843)         (354,503)

INTEREST, net                                                                                 547              (400)

LOSS BEFORE TAX PROVISION                                                                (626,296)         (354,903)

INCOME TAX PROVISION                                                                            -                 -


NET LOSS                                                                            $    (626,296)   $     (354,903)
                                                                                      ===========       ===========























The accompanying notes are an integral part of this financial statement.

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
             COMBINED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003


                                                                               Additional                            Total
                                                    Common Stock                 Paid-in        Accumulated      Shareholders'
                                          -------------------------------
                                              Shares           Amount            Capital          Deficit           Equity
                                          -------------     -------------    -------------     -------------    --------------

Balance at December 31, 2002                    100,000     $       1,000    $      (1,000)    $    (143,790)   $     (143,790)

Net loss                                              -                 -                -          (354,903)         (354,903)

Balance at December 31, 2003                    100,000             1,000           (1,000)         (498,693)         (498,693)

Issuance of common stock                        100,000             1,000            9,000                 -            10,000

Net loss                                              -                 -                -          (626,296)         (626,296)

Balance at December 31, 2004                    200,000     $       2,000    $       8,000     $  (1,124,989)   $   (1,114,989)




The accompanying notes are an integral part of this financial statement.

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                        COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003

                                                                                               2004              2003
                                                                                          --------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                                                  $     (626,296)   $    (354,903)
Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation and amortization                                                                  32,570           17,786
   Changes in the allowance for doubtful accounts receivable                                      17,915            5,800
   Changes in operating assets and liabilities:
     Accounts receivable                                                                         (19,993)        (171,368)
     Inventory                                                                                    (5,641)          (2,880)
     Security deposits                                                                            (6,950)            (450)
     Accounts payable and accrued expenses                                                       262,717          145,146
     Billings in excess of cost and profits on contracts                                        (201,073)         246,762
     Related party payable                                                                       578,038          153,579
                                                                                             -----------      -----------
       Net cash provided by operating activities                                                  31,287           39,472

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment                                                         (16,841)         (27,027)
                                                                                             -----------      -----------
       Net cash used in investing activities                                                     (16,841)         (27,027)

CASH FLOWS FROM FINANCING ACTIVITIES
     Payments on notes payable                                                                   (22,901)         (13,999)
     Borrowings on notes payable                                                                       -            3,000
     Issuance of common stock                                                                      3,350                -
                                                                                             -----------      -----------
       Net cash used in financing activities                                                     (19,551)         (10,999)

NET CHANGED IN CASH AND CASH EQUIPMENT                                                            (5,105)           1,446

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                                     5,428            3,982

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                                $          323    $       5,428
                                                                                             ===========      ===========

SUPPLEMENTAL INFORMATION:
                                                                                             -----------      -----------
Cash paid for interest                                                                    $            -    $         400
                                                                                             ===========      ===========
Cash paid for income taxes                                                                $            -    $           -
                                                                                             ===========      ===========
Non-cash investing and financing activities
     Purchase of equipment with debt                                                      $       96,119    $           -
                                                                                             ===========      ===========
     Issuance of common stock with related party payable                                  $        6,650    $           -
                                                                                             ===========      ===========




The accompanying notes are an integral part of this financial statement.

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           DECEMBER 31, 2004 AND 2003


1.  ORGANIZATION AND BASIS OF PRESENTATION

The Systems Group, Inc. ("SGI") was formed in 2002 as a Delaware corporation. Systems Group Government Services, Inc. ("SGGS") was formed in 2003 as a Delaware corporation. SGI and SGGS (collectively "the Companies") sell and install building security systems and provide security personnel on an outsourced basis. The Companies corporate headquarters are in Dallas, Texas, but serve locations throughout the United States of America.

The entities share common ownership and are economically dependent upon one another and as such are presented on a combined basis for financial statement presentation purposes. The combined financial statements include the accounts of the Companies. SGGS did not commence business operations until 2004; therefore the combined financial statements for 2003 do not have any activity for SGGS. All significant intercompany balances and transactions have been eliminated.

The stockholders of the Company entered into an agreement to sell 100% of the issued and outstanding shares of the Company effective June 30, 2005. These financial statements are based on the historical accounting basis of the Company and do not reflect the effect of the merger.

2. SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash and money market funds with original maturities of three months or less.

Accounts Receivable

The Companies extend unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by actively pursuing accounts more than 90 days past due. The Companies establish an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers, historical trends and other information. The provision for doubtful accounts is analyzed periodically and accounts that are deemed uncollectible are written off against the provision for doubtful accounts.

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


2. SIGNIFICANT ACCOUNTING POLICIES, Continued

Inventories

Inventory is valued at the lower of cost or market using the first-in, first-out
(FIFO) method. The Companies inventory balance consists of various parts and components to security systems. The balance of the Companies inventory was $8,521 and $2,880 at December 31, 2004 and 2003, respectively.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation. Depreciation on equipment is provided in amounts sufficient to relate the cost of the assets to operations over their estimated service lives ranging from three to fifteen years using the straight-line method.

Major repairs or replacements of property, plant and equipment are capitalized. Maintenance repairs and minor replacements are charged to operations as incurred. Property and equipment retirements are removed from the records at their cost and related accumulated depreciation and any resulting gain or loss is included in operations.

Income Taxes

The Company accounts for income taxes pursuant to SFAS No. 109, "Accounting for Income Taxes," which uses the asset and liability method to calculate deferred income taxes. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax basis of assets and liabilities and their reported amounts. The realization of deferred tax assets is based on historical tax positions and expectations about future taxable income. The liability method also requires the recognition of future tax benefits such as net operating loss carryforwards, to the extent that realization of such benefits is more likely than not.

Revenue and Cost Recognition

Revenue from security personnel services are recognized in the month the services are provided.

Revenues from installation contracts are recognized on the percentage-of completion method when good estimates are available, measured by the percentage of labor costs incurred to date to the labor construction costs of each contract. Where good estimates of contract completion can not be measured, the completed contract method is used.

Installation costs include all direct material and labor costs and those indirect costs related to contract performance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability, including those arising from contract penalty provisions and final contract settlements may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued

2. SIGNIFICANT ACCOUNTING POLICIES, Continued

Billings in excess of costs and profits earned represent billings presented to customers for which the income has not been earned.

Advertising Costs

Advertising costs are charged to operations when incurred.

Use of Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported sales and expenses. Actual results could vary from the estimates that were used.

3. TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable at December 31, 2004 and 2003 includes the following:

                                                                   2004               2003
                                                              -------------       -------------

                  Trade accounts receivable                   $     203,686       $     183,693
                  Allowance for doubtful accounts                   (23,715)             (5,800)
                                                                -----------         -----------

                                                              $     179,971       $     177,893
                                                                ===========         ===========


4. COST AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

                                                                   2004               2003
                                                              -------------       -------------

              Costs recognized on uncompleted contracts       $       5,872       $           -
              Deferred contract costs                                25,223             563,856
              Estimated earnings recognized                           1,654                   -
                                                                -----------         -----------

                                                                     35,749             563,856

              Less billings to date                                 (81,438)           (810,618)
                                                                -----------         -----------

                                                              $      45,689       $     246,762
                                                                ===========         ===========


Included in the accompanying combined balance sheets under the following captions:

                                                                   2004               2003
                                                              -------------       -------------

              Costs and profits on contracts in excess
                  of billings                                 $           -       $           -
              Billings in excess of costs and profits on
                  Contracts                                          45,689             246,762
                                                                -----------         -----------

                                                              $      45,689       $     246,762
                                                                ===========         ===========

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


5. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004 and 2003:

                                                                   2004               2003
                                                              -------------       -------------

              Transportation equipment                        $     153,577       $      77,575
              Office furniture and equipment                         75,443              38,485
                                                                -----------         -----------
                                                                    229,020             116,060

              Accumulated depreciation                              (57,109)            (24,539)
                                                                -----------         -----------

                                                              $     171,911       $      91,521
                                                                ===========         ===========


Depreciation expense was $32,570 and $17,786 for the years ended December 31, 2004 and 2003, respectively.

6.  NOTES PAYABLE

Notes payable at December 31, 2004 and 2003 was comprised of various notes from non-affiliates related to the acquisition of equipment bearing interest ranging from 0% to 19% with monthly payments inclusive of interest ranging from $115 to $500. Notes payable totaled $125,584 at December 31, 2005.

Future maturities of notes payable over the next four succeeding years are as follows:

Years ending December 31,
         2005                       $      34,520
         2006                              34,944
         2007                              33,344
         2008                              18,144
         2009                               4,632
                                       -----------
                                    $     125,584

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


7. FEDERAL INCOME TAXES

The components of the provision for federal income taxes for the years ended December 31, 2004 and 2003 are as follows:

                                                                   2004               2003
                                                              -------------       -------------

Current income tax (expense) benefit                          $           -       $           -
Deferred income tax (expense) benefit                                     -                   -
                                                                -----------         -----------
Total                                                         $           -       $           -
                                                                ===========         ===========


The differences between the actual income tax expense and the amount computed by applying the statutory federal tax rate to the loss before income taxes are as follows:

                                                                   2004               2003
                                                              -------------       -------------

Benefit computed at federal statutory rate                         34.00%             34.00%
Permanent differences                                              (0.38)%            (0.40)%
State income tax benefit, net of federal
   tax effect at state statutory rate                               3.11%              2.90%
Tax benefit of non-taxable entity not realized                     (3.76)%              -  %
Increase in valuation allowance                                   (32.97)%           (36.50)%
                                                                  --------           --------
Total                                                                -  %               -  %
                                                                  --------           --------


The Company's deferred tax assets and liabilities are as follows as of December 31, 2004 and 2003:

                                                                         2004                2003
                                                                     -------------      -------------

Current deferred tax assets and liabilities:
Net operating loss carry forward                                     $           -      $           -
Allowance for doubtful accounts and other reserves                          25,659             93,372
                                                                       -----------        -----------
Total deferred tax assets                                                   25,659             93,372
Deferred tax liabilities                                                         -                  -
                                                                       -----------        -----------
Net deferred tax assets                                                     25,659             93,372
Valuation allowance for net deferred tax assets                            (25,659)           (93,372)
                                                                       -----------        -----------
Deferred tax assets, net of valuation allowance                      $           -      $           -
                                                                       ===========        ===========

Non-current deferred tax assets and liabilities
Net operating loss carryforward                                      $     394,619      $     107,614
Other                                                                          323                231
                                                                       -----------        -----------
Total deferred tax assets                                                  394,942            107,845
Deferred tax liabilities                                                   (21,448)            (8,528)
                                                                       -----------        -----------
Net deferred tax assets                                                    373,494             99,317
Valuatin allowance for net deferred tax assets                            (373,494)           (99,317)
                                                                       -----------        -----------
Deferred tax assets, net of valuation allowance                      $           -      $           -
                                                                       ===========        ===========

                           THE SYSTEMS GROUP, INC. AND
                     SYSTEMS GROUP GOVERNMENT SERVICES, INC.
                NOTES TO COMBINED FINANCIAL STATEMENTS, Continued


7. FEDERAL INCOME TAXES, Continued

At December 31, 2004 and 2003, the Company has recorded a valuation allowance against its net deferred tax assets due to uncertainty of the amount and timing of future taxable income. The Company has federal net operating loss carryforwards of approximately $1,058,972 and $291,085 at December 31, 2004 and 2003 that begin to expire in 2022. The change in the reserve for tax assets for the years ended December 31, 2004 and 2003 was $206,464 and $129,599, respectively.

8. LEASES

The Company leases buildings under non-cancelable operating leases expiring at various dates through 2007. Total rental expense was approximately $114,800 and $101,600 for the years ended December 31, 2004 and 2003, respectively. The following is a schedule of future minimum lease payments at December 31, 2004.

           Years ending December 31,
           2005                                           $     104,228
           2006                                                  37,000
           2007                                                  18,500
                                                            -----------
                                                          $     159,728
                                                            ===========
9. EMPLOYEE RETIREMENT PLAN

The Company provides a 401(k) retirement plan (the "Plan") to all qualified employees covered by the Plan. The Company does not provide matching contributions.

10. CONCENTRATIONS OF CREDIT RISK AND CONTINGENCIES

From time to time, funds deposited in the Company's bank exceed, the Federal Deposit Insurance Corporation insured limits. The Company manages this risk by placing its cash with high credit quality institutions.

11. RELATED PARTY PAYABLE

The owners of the Company have provided financing from inception in the form of an unsecured, non-interest bearing loan to the Company. The related party payable has no repayment terms. Included in the statement of operations for the years ended December 31, 2004 and 2003 are expenses totaling $571,388 and $153,579 from financing provided by the owners. The related party payable at December 31, 2004 and 2003 was $911,018 and $339,630, respectively.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)
               PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION
                                   (UNAUDITED)

Safeguard Security Holdings, Inc. ("the Company") executed a definitive stock purchase agreement which became effective June 30, 2005, to acquire all of the issued and outstanding stock of The Systems Group, Inc. and Systems Group Government Services, Inc. (collectively "Systems") in exchange for a $1,000,000 note payable and the issuance of 1,100,000 shares of the Company's common stock. The acquisition of Systems will be accounted for as a purchase whereby the basis for accounting for Systems assets and liabilities will be based upon their fair market value at the date of acquisition.

The unaudited Pro Forma Combined Statements of Operations (Pro Forma Statements of Operations) for the year ended June 30, 2005, gives pro forma effect to the acquisition of Systems as if they had occurred on July 1, 2004. The Pro Forma Statements of Operations are based on the historical results of operations of the Company and Systems for the year ended June 30, 2005, without giving effect to any cost savings which the Company may have been able to realize for the period presented.

The unaudited Pro Forma Combined Balance Sheet as of June 30, 2005 (Pro Forma Balance Sheet) gives pro forma effect to the acquisition of Systems as if they had occurred on June 30, 2005. The Pro Forma Statements of Operations and the Pro Forma Balance Sheet and the accompanying notes (Pro Forma Financial Information) should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto included elsewhere herein, and the historical financial statements of Systems and notes thereto appearing elsewhere herein.

The Pro Forma Information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the Company after the acquisition of Systems, or the financial position or results of operations of the Company that would have actually occurred had the acquisition of Systems been effected as of the date or for the periods presented.

                        SAFEGUARD SECURITY HOLDINGS, INC.
                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                                   SAFEGUARD              THE
                                                   SECURITY             SYSTEMS                                   PRO
                                                   HOLDINGS,             GROUP                                   FORMA
                                                     INC.                INC.                 PRO              COMBINED
                                                     YEAR                YEAR                FORMA               YEAR
                                                     ENDED               ENDED             PURCHASE              ENDED
                                                 JUNE 30, 2005       JUNE 30, 2005        ADJUSTMENTS        JUNE 30, 2005
                                                 -------------       -------------        -----------        -------------

REVENUES                                         $  23,491,213       $   3,768,763        $         -     $    27,259,976

COST OF REVENUES
     SALARIES, WAGES AND
       EMPLOYEE COSTS                               19,720,314           3,245,440                  -          22,965,754
     OTHER COST OF REVENUES                          2,558,769                   -                  -           2,558,769
                                                   -----------         -----------        -----------       -------------

         TOTAL COST OF REVENUES                     22,279,083           3,245,440                  -          25,524,523
                                                   -----------         -----------        -----------       -------------

         GROSS PROFIT                                1,212,130             523,323                  -           1,735,453
                                                   -----------         -----------        -----------       -------------

SELLING, GENERAL
   AND ADMINISTRATIVE EXPENSES
     SALARIES, WAGES AND EMPLOYEE
       RELATED COSTS                                   897,408                   -                  -             897,408
     OTHER OPERATING COSTS                           3,013,999           1,097,314                  -           4,111,313
     DEPRECIATION AND AMORTIZATION                     118,225                   -                  -             118,225
     BAD DEBT EXPENSE                                1,276,372                   -                  -           1,276,372
                                                   -----------         -----------        -----------       -------------

         TOTAL SELLING, GENERAL AND
           ADMINISTRATIVE EXPENSES                   5,306,004           1,097,314                  -           6,403,318
                                                   -----------         -----------        -----------       -------------

OTHER INCOME (EXPENSE)
     INTEREST INCOME                                    10,849                 711                  -              11,560
       OTHER INCOME                                      8,690                   -                  -               8,690
       INTEREST EXPENSE                               (673,265)             (7,452)           (80,000) (3)       (760,717)
                                                   -----------         -----------        -----------       -------------

         TOTAL OTHER INCOME
           (EXPENSE)                                  (653,726)             (6,741)           (80,000)           (740,467)
                                                   -----------         -----------        -----------       -------------

         LOSS BEFORE INCOME TAXES                   (4,747,600)           (580,732)           (80,000)         (5,408,332)

PROVISION FOR INCOME TAXES
   AND OTHER                                                 -                   -                  -                   -
                                                   -----------         -----------        -----------       -------------

         NET LOSS                                   (4,747,600)           (580,732)           (80,000)         (5,408,332)

PREFERRED STOCK DIVIDENDS                           (8,694,395)                  -                  -          (8,694,395)
                                                   -----------         -----------        -----------       --------------

         NET LOSS AVALIABLE TO
           COMMON SHAREHOLDERS                   $ (13,441,995)      $    (580,732)       $    80,000     $   (14,102,727)
                                                   ===========         ===========        ===========       =============

BASIC AND DILUTED LOSS
   PER COMMON SHARE                                                                                                (1.58)
                                                                                                            =============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING
   BASIC AND DILUTED                                                                                            8,916,000
                                                                                                            =============

                        SAFEGUARD SECURITY HOLDINGS, INC.
                        PRO FORMA COMBINED BALANCE SHEETS

                                                   SAFEGUARD              THE                                  PRO FORMA
                                                   SECURITY             SYSTEMS                                COMBINED
                                                   HOLDINGS,             GROUP             ENTRY TO             BALANCE
                                                     INC.                INC.               RECORD               SHEET
                                                 JUNE 30, 2005       JUNE 30, 2005        ACQUISITION        JUNE 30, 2005
                                                 -------------       -------------        -----------        -------------

                          ASSETS
CURRENT ASSETS
     CASH                                        $     102,849       $     136,641      $           -       $     239,490
     RESTRICTED CASH                                   195,000                   -                  -             195,000
     ACCOUNTS RECEIVABLE
       TRADE                                         2,783,496             456,256                  -           3,239,752
       EMPLOYEES                                        14,849                   -                  -              14,849
     INVENTORIES                                             -               8,727                  -               8,727
     COSTS AND PROFITS ON CONTRACTS
       IN EXCESS OF BILLINGS                                 -              47,488                  -              47,488
     PREPAID EXPENSES                                   52,799              18,771                  -              71,570
                                                   -----------         -----------        -----------        -------------

       TOTAL CURRENT ASSETS                          3,148,993             667,883                  -           3,816,876

FURNITURE AND EQUIPMENT, NET                           173,869             197,620                  -             371,489
GOODWILL                                                                                    2,990,034(2)        2,990,034
OTHER ASSETS                                             2,515              21,395                  -              23,910

         TOTAL ASSETS                            $   3,325,377       $     886,898      $   2,990,034       $   7,202,309
                                                   ===========         ===========        ===========         ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
     CURRENT MATURITIES OF
       LONG TERM DEBT                            $     926,397       $      37,936      $   1,000,000   (2) $   1,964,333
     ACCOUNTS PAYABLE                                  813,409             867,790             (1,305)  (1)     1,679,894
     ACCRUED EXPENSES                                3,102,104                   -                  -           3,102,104
     BILLINGS IN EXCESS OF COSTS AND
       PROFITS ON CONTRACTS                                  -              31,112                  -              31,112
     ACCRUED SETTLEMENT                              6,037,930                   -                  -           6,037,930
     RELATED PARTY PAYABLE                                   -             922,123           (922,123)  (1)             -
     PREFERED STOCK DIVIDEND PAYABLE                   176,836                   -                  -             176,836
                                                   -----------         -----------        -----------         -----------

         TOTAL CURRENT LIABILITIES                  11,056,676           1,858,961                  -          12,992,209

LONG TERM DEBT, NET OF
     CURRENT MATURITIES                                839,806              71,399                  -             911,205
                                                   -----------         -----------        -----------         -----------

         TOTAL LIABILITIES                          11,896,482           1,930,360                  -          13,903,414

SERIES A PREFERRED STOCK                             2,713,399                   -                  -           2,713,399
COMMON STOCK                                             7,816               2,000             (2,000)  (2)
                                                                                                1,100   (2)         8,916
PAID-IN-CAPITAL                                      9,846,481               8,000             (8,000)  (2)     9,846,481
                                                                                            1,868,900   (2)     1,868,900
ACCUMULATED DEFICIT                                (21,138,801)         (1,053,462)           130,034   (2)
                                                                                              923,428   (1)   (21,138,801)
                                                                                          -----------         -----------

         TOTAL STOCKHOLDERS' DEFICIT                (8,571,105)         (1,043,462)                 -          (6,701,105)
                                                   ----------          -----------        -----------         -----------

         TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT                            $   3,325,377       $     886,898      $   2,990,034       $   7,202,309
                                                   ===========         ===========        ===========         ===========

                        SAFEGUARD SECURITY HOLDINGS, INC.
                  (FORMERLY IQUE INTELLECTUAL PROPERTIES, INC.)
                    NOTES TO THE PRO FORMA COMBINED CONDENSED
                              FINANCIAL INFORMATION
                                   (UNAUDITED)
                                  June 30, 2005

(1) Reflects the elimination of related party liabilities in the amount of $923,428 payable by Systems which were not assumed by the Company, and reduces Systems deficit by $923,428.

(2) Reflects the elimination of Systems capital section, records the issuance of 1,100,000 shares the Company's common stock, records the issuance of a $1,000,000 note payable and records goodwill in the amount of $2,990,034.

         A summary of the acquisition is as follows:


                  Total assets acquired (which approximates fair
                       market value as of June 30, 2005                         $  886,898
                  Liabilities assumed
                           Accounts payable and accrued liabilities               (866,485)
                           Deferred revenue                                        (31,112)
                           Long-term debt                                         (109,335)
                                                                                  --------
                  Excess of liabilities assumed over
                       assets acquired                                             120,034

                  Purchase price
                           Note payable                                          1,000,000
                           Issuance of 1,100,000 shares of
                               common stock                                      1,870,000
                                                                                 ---------

                  Goodwill acquired                                             $2,990,034
                                                                                ==========


         The $1.70 per share valuation for the 1,100,000 shares of common stock issued was an agreed upon value by the respective parties to the acquisition and approximated the trading value of the common stock on June 30, 2005.

(3) Reflects estimated interest expense of $80,000 on the $1,000,000 note payable issued in connection with the acquisition of Systems at an estimated interest rate of eight percent (8%).

(4) The following summarizes the combined statement of operations for the periods required to properly state operations for the fiscal year ended June 30, 2005, since the Company and Systems had different fiscal year ends:






                                   (Continued)

(4) Continued


                                           THE               THE               THE              THE
                                         SYSTEMS           SYSTEMS           SYSTEMS          SYSTEMS             THE
                                          GROUP             GROUP             GROUP            GROUP            SYSTEMS
                                          INC.              INC.              INC.             INC.              GROUP
                                          YEAR           SIX MONTHS        SIX MONTHS       SIX MONTHS           INC.
                                          ENDED             ENDED             ENDED            ENDED             YEAR
                                        DECEMBER            JUNE            DECEMBER           JUNE              ENDED
                                        31, 2004          30, 2004          31, 2004         30, 2005        JUNE 30, 2005
                                      -------------    --------------    -------------    --------------     -------------

REVENUES                              $   1,946,771    $    1,393,576    $     553,195    $    3,215,568    $   3,768,763

COST OF REVENUES
     SALARIES, WAGES AND
       EMPLOYEE COSTS                     1,768,325         1,075,620          692,705         2,552,735        3,245,440
     OTHER COST OF REVENUES                       -                 -                -                 -                -
                                        -----------       -----------      -----------       -----------      -----------

         TOTAL COST OF
           REVENUES                       1,768,325         1,075,620          692,705         2,552,735        3,245,440
                                        -----------       -----------      -----------       -----------      -----------

         GROSS PROFIT                       178,446           317,956         (139,510)          662,833          523,323
                                        -----------       -----------      -----------       -----------      -----------

SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES
     OTHER OPERATING COSTS                  805,289           336,563          513,296           584,018        1,097,314
                                        -----------       -----------      -----------       -----------      -----------

       TOTAL SELLING, GENERAL
AND ADMINISTRATIVE EXPENSES                 805,289           336,563          513,296           584,018        1,097,314
                                        -----------       -----------      -----------       -----------      -----------

OTHER INCOME (EXPENSE)
     INTEREST INCOME                            547                 -              547               164              711
     INTEREST EXPENSE                             -              (121)               -            (7,452)          (7,452)
                                        -----------       -----------      -----------       -----------      -----------

       TOTAL OTHER INCOME
         (EXPENSE)                              547              (121)             547            (7,288)          (6,741)
                                        -----------       -----------      -----------       -----------      -----------

       LOSS BEFORE INCOME
         TAXES                             (626,296)          (18,728)        (652,259)           71,527         (580,732)

PROVISION FOR INCOME TAXES                        -                 -                -                 -                -
                                        -----------       -----------      -----------       -----------      -----------

       NET LOSS                            (626,296)          (18,728)        (652,259)           71,527         (580,732)

PREFERRED STOCK DIVIDENDS                         -                 -                -                 -                -
                                        -----------       -----------      -----------       -----------      -----------

       NET LOSS AVALIABLE
         TO COMMON
         SHAREHOLDERS                 $    (626,296)   $      (18,728)   $    (652,259)   $       71,527    $    (580,732)
                                        ===========       ===========      ===========       ===========      ===========

              Part II - Information not required in the Prospectus

Item 24. Indemnification of Directors and Officers.

Article Twelve of our Articles of Incorporation provide as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

Article Eight of our Bylaws provides as follows:

                                  ARTICLE VIII

                         INDEMNIFICATION, INSURANCE, AND
                         OFFICER AND DIRECTOR CONTRACTS

Section 8.01 Indemnification: Third Party Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceedings, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or on a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 8.02 Indemnification: Corporate Actions. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be or not opposed to the best interests of the corporation. Indemnification shall not be made for any claim, issue, or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines on application that in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 8.03 Determination. To the extent that a director, officer, employee, or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections 8.01 and 8.02 hereof, or in defense of any claim, issue, or matter therein, he must be indemnified against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under sections 8.01 and 8.02, unless ordered by a court or advanced pursuant to section 8.04, must be made by the corporation only as authorized in the specific case on a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination must be made: (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the act, suit, or proceeding; (ii) if a majority vote of a quorum consisting of directors who are not parties to the act, suit, or proceeding so orders, by independent legal counsel in a written opinion; (iii) if a quorum consisting of directors who are not parties to the act, suit, or proceeding cannot be obtained, by independent legal counsel in a written opinion; or (iv) by the stockholders by a majority vote of a quorum of stockholders at any meeting duly called for such purpose.

Section 8.04 Advances. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding on receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Section 8.05 Scope of Indemnification. The indemnification and advancement of expenses authorized in or ordered by the corporation pursuant to sections 8.01, 8.02, 8.04:

              (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses, including corporate personnel other than directors or officers, may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 8.02 or for the advancement of expenses made pursuant to section 8.04, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud, or a knowing violation of law and was material to the case of action; and

              (b) continues for a person who has ceased to be a director, officer, employee, or agent and inures to the benefit of the heirs, executors, and administrators of such a person.

Section 8.06 Insurance. The corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against any such liability and expenses. The other financial arrangements made by the corporation pursuant to this section 8.06 may include the creation of a trust fund, the establishment of a program of self-insurance, the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation, the establishment of a letter of credit, guarantee, or surety, all as may be determined by resolution of the board of directors; provided, that no financial arrangement made pursuant to this section
8.06 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud, or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

              (a) Any insurance or other financial arrangement made on behalf of a person pursuant to this section 8.06 may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

              (b) In the absence of fraud, the decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section 8.06 and the choice of the person to provide the insurance or other financial arrangement is conclusive, and the insurance or other financial arrangement is not void or voidable and does not subject any director approving it to personal liability for his action even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

Section 8.07 Officer and Director Contracts. No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, firm, or association in which one or more of the corporation's directors or officers are directors or officers or are financially interested, is either void or voidable solely on the basis of such relationship or solely because any such director or officer is present at the meeting of the board of directors or a committee thereof which authorized or approved the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, if:

              (a) the fact the common directorship or financial interest is disclosed or known to the board of directors or committee and noted in the minutes and the board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors;

              (b) the fact that the common directorship or financial interest is disclosed or known to the stockholders and they approve or ratify the contract or transaction in good faith by a majority vote of the shares voted at a meeting of stockholders called for such purpose or written consent of stockholders holding a majority of the shares entitled to vote (the votes of the common or interested directors or officers shall be counted in any such vote of stockholders); or

              (c) the contract or transaction is fair as to the corporation at the time it is authorized or approved.

Subsection 1 of Section 78.7502 of Chapter 78 of the Nevada General Corporation Law ("NGCL") provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except in an action brought by or on behalf of the corporation) if that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding, if that person acted in good faith and in a manner which that person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, alone, does not create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and that, with respect to any criminal action or proceeding, the person had reasonable cause to believe his action was unlawful.

Subsection 2 of Section 78.7502 of the NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or on behalf of the corporation to procure a judgment in its favor because the person acted in any of the capacities set forth above, against expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by that person in connection with the defense or settlement of such action or suit, if the person acted in accordance with the standard set forth above, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Subsection 3 of Section 78.7502 of the NGCL further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections 1 and 2 thereof, or in the defense of any claim, issue or matter therein, that person shall be indemnified by the corporation against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith.

Section 78.751 of the NGCL provides that unless indemnification is ordered by a court, the determination to provide indemnification must be made by the stockholders, by a majority vote of a quorum of the board of directors who were not parties to the action, suit or proceeding, or in specified circumstances by independent legal counsel in a written opinion. In addition, the articles of incorporation, bylaws or an agreement made by the corporation may provide for the payment of the expenses of a director or officer of the expenses of defending an action as incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 78.751 of the NGCL further provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and that the scope of indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators.

Finally, Section 78.752 of the NGCL provides that a corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the authority to indemnify him against such liabilities and expenses.

Item 25. Other Expenses.

The following table sets forth an estimate of the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the issuance and distribution of the common stock being registered

     SEC registration fee                   $        1,600
     Legal fees and expenses                        80,000
     Accountants' fees and expenses                 85,000
     Printing expenses                               1,500
                                            --------------

         Total                              $      168,100

All amounts except the SEC registration fee are estimated. All of the expenses set forth above are being paid by us.

Item 26. Recent Sales of Unregistered Securities.

On November 7, 2002, we issued an aggregate of 2,260,542 shares of our common stock to two individuals for $100,000 and services. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On December 20, 2002, we issued 113,000 to four individuals for services rendered to us. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On January 15, 2003, we issued 52,034 shares of our common stock to an individual for services. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On May 6, 2003, we issued 43,875 shares of our common stock to an individual for services. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On June 19, 2003, we issued 100,000 shares of our common stock to an individual for $100,000 cash. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On August 22, 2003, we issued an aggregate of 6,500,000 shares of our common stock to two individuals for the purpose of acquiring IQUE Intellectual Properties, Inc. This transaction was subsequently abandoned and one of the individuals returned 3,250,000 shares for cancellation. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On November 19, 2003, we issued 2,000,000 shares of our common stock to two individuals for $20,000. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On December 1, 2003, we issued 141,249 shares to twelve individuals for $0.50 per share. We issued 43,875 shares of our common stock to an individual for services. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Between May 2004 and February 2005 we sold an aggregate of 72,500 shares of our preferred stock to eleven individuals for $10.00 per share, and during the same time frame for the same price per share, we sold an aggregate of 177,500 preferred shares to a private equity fund. In February 2005 we also sold 21,090 shares at a valuation of $10.00 per share to previous purchasers of preferred stock in exchange for our debt owed or acquired by them as well as 36,994 shares, similarly priced, in exchange for services. In September 2005 we sold an additional 15,000 shares of Series Preferred Stock for $10.00 per share to two previous purchasers of our Series A Preferred Stock. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Between December 2004 and November 2005 we issued options to nine individuals pursuant to our 2004 Nonqualified Stock Option Plan for options to acquire an aggregate of 725,000 shares of our common stock. These transactions were exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

In March 2005 we issued 6,570,843 shares of our common stock to a total of nine individuals, entities and trusts to acquire Superior and compensate its advisors. Two individuals or their affiliates received warrants to purchase 200,000 shares of common stock. In addition, in connection with the same transaction, we issued warrants to purchase 3,284,000 shares of our Common Stock to fifteen individuals or entities. The warrants have exercise prices raging from $0.40 to $3.00 per share. The issuance of these shares was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On September 6, 2005, we issued 100,000 shares of our common stock to an entity providing serves to us about financing, mergers, and acquisitions. This transaction was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder as transactions not involving a public offering.

On September 30, 2005, we entered into an agreement to issue $3,500,000 in principal amount of secured convertible redeemable notes and 950,000 warrants to purchase 950,000 shares of our common stock for $3.00 per share, subject to adjustment. This transaction was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On October 12, 2005, we issued 1,100,000 shares of our common stock to four individuals to acquire all of the issued and outstanding shares of SYSTEMSgroup, Inc. Included in this transaction was the issuance of a warrant to purchase up to 1,000,000 shares of our common stock based upon the performance of SYSTEMSgroup, Inc. in calendar year 2006. The issuance of these shares and the warrants was exempt from registration under the Securities Act pursuant to
Section 4(2) thereunder as transactions not involving a public offering.

On November 8, 2005, we agreed to issue 250,000 shares of our common stock to one individual to acquire Ferguson International, Inc. In addition, we issued a warrant to purchase up to 125,000 shares of our common stock based upon the revenues of Ferguson International, Inc. in calendar year 2006. The issuance of these shares and the warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

On February 15, 2006, we agreed to issue 200,000 shares of our common stock to a limited partnership to acquire several contracts. The issuance of these shares and the warrant was exempt from registration under the Securities Act pursuant to Section 4(2) thereunder as transactions not involving a public offering.

Item 27 Exhibits.

Exhibit No.                                   Item

Exhibit 2.1                 Letter Agreement re the Acquisition of Superior
                                Protection, Inc.(3)

Exhibit 3.1                 Restated Articles of Incorporation(3)
Exhibit 3.1(a)              Certificate of Amendment 1-17-02(3)
Exhibit 3.1(b)              Certificate of Amendment 1-23-02(3)
Exhibit 3.1(c)              Certificate of Amendment 12-2-02(3)
Exhibit 3.1(d)              Certificate of Amendment 12-15-04, as corrected(3)
Exhibit 3.1(e) Designation of Rights and Preferences of Convertible Preferred Stock(3)
Exhibit 3.2                 Amended and Restated Bylaws(3)
Exhibit 5.1                 Opinion of Robert A. Forrester, Esq.(1)
Exhibit 10.1 Securities Purchase Agreement between Safeguard Security Holdings, Inc. and AJW Partners, LLC; AJW Offshore, Ltd.; AJW Qualified Partners, LLC; and
                            New Millenium Capital Partners II, LLC(3)
Exhibit 10.2                Form of Secured Convertible Note(3)
Exhibit 10.3                Form of Stock Purchase Warrant(3)
Exhibit 10.4                Security Agreement with the Purchasers(3)
Exhibit 10.5                Registration Rights Agreement with the Purchasers(3)
Exhibit 10.6 Stock Purchase Agreement between the Company and equity owners of SYSTEMSgroup, Inc. (3)
Exhibit 10.7                Employment Agreement with Michael Lagow(3)
Exhibit 10.8                Stock Option Agreement with Michael Lagow(3)
Exhibit 10.9 Stock Purchase Agreement between the Company and equity owners of Ferguson International, Inc. (2)
Exhibit 10.10               Employment Agreement with Larry Ferguson(2)
Exhibit 10.11               Stock Option Agreement with Larry Ferguson(2)
Exhibit 10.12               Employment Agreement with Robert A. Doguim(2)
Exhibit 10.13               Employment Agreement with Richard P. McLaughlin(2)
Exhibit 10.14               Employment Agreement with Gary T. Siegel(2)
Exhibit 10.15               Form of Stock Purchase Warrant(2)
Exhibit 23.1                Consent of Killman, Murrell & Company, PC(1)
Exhibit 23.2                Consent of Lopez, Blevins, Bork & Associates, LLP
Exhibit 23.3 Consent of Robert A. Forrester is contained in his opinion filed as Exhibit 5.1 to this registration statement. (1)
Exhibit 23.4                Consent of Montgomery Coscia Greilich LLP (1)

(1)      Filed Herewith
(2)      To be Filed
(3)      Previously Filed

Item 28. Undertakings

The undersigned registrant hereby undertakes as follows:

     (a) To File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

              (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

              (ii) Reflect in the prospectus any facts or events which,
                   individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the for prospectus field with the Commission pursuant to Rule 424(b) if, in the aggregate the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) Include any additional or changed material information on the plan of distribution.

         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas on March 17, 2006.



Safeguard Security Holdings, Inc.



By:    /s/ W. Brown Glenn
       ----------------------------------------------
       W. Brown Glenn, Chief Executive Officer



By:    /s/ Richard P McLaughlin
       ----------------------------------------------
       Richard P. McLaughlin, Chief Accounting and Financial Officer

                                POWER OF ATTORNEY

KNOW ALL. MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints W. Brown Glenn, Jr. and Richard P. McLaughlin, and each for them, his true and lawful attorney's-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all further amendments to this Registration Statement (including post-effective amendments or registration statements filed pursuant to Rule 462(b) relating to this Registration Statement), and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.

                Name                                 Date
                ----



/s/ W. Brown Glenn.                                  March 17, 2006
    --------------------------------
W. Brown Glenn, Director



/s/ Dennis Orsi                                      March 17, 2006
    --------------------------------
Dennis Orsi, Director



/s/ Joel D. Sipes                                    March 17, 2006
------------------------------------
Joel D. Sipes, Director



/s/ Victor Perez                                     March 17, 2006
------------------------------------
Victor Perez, Director



/s/ R. Michael Lagow                                 March 17, 2006
------------------------------------
R. Michael Lagow, Director



/s/                                                  March 17, 2006
   ---------------------------------
Robert A. Doguim, Director